Exhibit 2.1
DATED 28 APRIL 2011
(1) ANDREW BIRNIE AND OTHERS
(2) TOTAL CAPITAL FINANCE LIMITED
(3) R&D SYSTEMS EUROPE LIMITED AND RESEARCH AND DIAGNOSTIC SYSTEMS, INC

SHARE PURCHASE AGREEMENT
relating to
the acquisition of the entire issued share
capital of Tocris Holdings Limited

Cobbetts LLP
No. 1 Whitehall Riverside
Leeds
LS1 4BN
DX: 14085 Leeds Park Square
Tel: 0845 404 2404
Fax: 0845 404 2424
NXB/TE274.1

Documents in the agreed form

1	The Minutes.
2	The Releases
3	Voting power of attorney.
4	Resignation letters of Resigning Executives.
5	The Service Agreements.
6	The Compromise Agreements.
7	Holdback Letter.
8	Indemnities for lost share certificates
Annexures

1	The Accounts
2	The Management Accounts
3	Worked examples of the calculation of each of the Cash, Debt and Working Capital

THIS AGREEMENT is made on	28 APRIL 2011
BETWEEN:
(1)	THE SEVERAL PERSONS (other than TCF) whose names and addresses are set out in Column (1) of Part 1 of Schedule 1, together with Graham Miller of Fosseway Lodge, Fosse Lane, Bath BA1 7JS (together the “Sellers”); and

(2)	TOTAL CAPITAL FINANCE LIMITED whose registered office is set out in Column (1) of Part 1 of Schedule 1 (“TCF”); and

(3)	THE SEVERAL PERSONS whose names and addresses are set out in Column (1) of Part 2 of Schedule 1 (the “Buyers”).
BACKGROUND
1	The Sellers and TCF have agreed to sell and the Buyers have agreed to buy the Sale Shares on and subject to the terms and conditions of this agreement.

2	Joanne Clarke (one of the Sellers) holds the legal interest in the number of Sale Shares set opposite her name in Column (2) of Schedule 1 as nominee for and on behalf of Graham Miller who is entitled to the sole beneficial interest in the same.
AGREED TERMS
1	DEFINITIONS AND INTERPRETATION
1.1	The definitions set out in this Clause 1.1 apply in this agreement.

“Accounts” the audited consolidated accounts and financial statements (and the reports thereon) of the Company and the Target Group as at and for the period ended on the Accounts Date and the audited accounts and financial statements (and the reports thereon) of each Target Group Company as at the Accounts Date (copies of all of which comprise Annexure 1).

“Accounts Date” 31 December 2010.

“Business” the business of the development, manufacture, marketing, sale and supply of chemical reagents carried on by the Target Group.

“Business Day” a day (other than a Saturday or Sunday or public holiday) when banks in London are open for general banking business.

“Buyers’ Representative” Thomas E Oland c/o Techne Corporation, 614 McKinley Place NE, Minneapolis MN 55413.

“Buyers’ Solicitors” Cobbetts LLP of Cobbetts LLP, No. 1 Whitehall Riverside, Leeds, LS1 4BN.

“Cash” the consolidated cash book balance of the Target Group Companies as at the close of business on the Completion Date when expressed in sterling based on the exchange rates published on OANDA.COM on the Completion Date as shown in the Completion Accounts and comprising the following:
(a)	all deposits repayable on demand with any bank or other financial institution as at the Completion Date; plus

(b)	cleared cash balances shown on the bank statements of each Target Group Company as at the Completion Date (to the extent not already included in the cash book balance); plus

(c)	cash in transit and cheques received and paid into a Target Group Company bank account on or before the Completion Date and which clear on first presentation after the Completion Date; plus

(d)	petty cash/cash in hand of the Target Group counted on the Completion Date to the extent not already included in the cash book balance; plus

(e)	the amount payable to the Company by the Buyers pursuant to Clause 4.3.4, being the amount which is equal to the aggregate of the exercise price payable by those of the Sellers who acquired their Sale Shares upon the exercises of the Options granted to them as a result of the cashless exercise mechanism provided for in the terms upon which such Options were granted, and, for the avoidance of doubt, “Cash” shall exclude: (i) any amounts included in the amounts of Completion Working Capital, Debt, External Debt and Retained Cash; and (ii) any amount which is not freely available to be used by the Target Group as at the Completion Date including, for example, any amount held by or on behalf of any Target Group Company to support trading or financial guarantees.

“Cash and Debt Statement” the statement of the amounts of Cash, Debt and the Net Debt Amount prepared in accordance with the principles in Schedule 7 which comprises part of the Completion Accounts.

“Code” the United States Internal Revenue Code of 1986, as amended, or any successor law, and any regulations promulgated by the United States Internal Revenue Service pursuant to that Code or any successor law.

“Companies Act” the Companies Act 2006.

“Company” Tocris Holdings Limited, a private company limited by shares, further details of which are set out in Part 1 of Schedule 2 (The Target Group).

“Company Account” the bank account of the Company with National Westminster Bank plc (sort code 60-01-29, account number 50013467).

“Competition Law” the national and/or directly effective and directly applicable legislation of any jurisdiction, which governs the conduct of persons in relation to: (i) restrictive or other anti-competitive agreements or practices (including cartels, pricing, resale pricing, market sharing, bid rigging, terms of trading, purchase or supply and joint ventures); (ii) dominant or monopoly market positions (whether held individually or collectively); (iii) the control of acquisitions or mergers; (iv) state aid; (v) public procurement; and/or (vi) anti-dumping.

“Completion” completion of the sale and purchase of the Sale Shares in accordance with this agreement.

“Completion Accounts” the Completion Balance Sheet and the Cash and Debt Statement.

“Completion Balance Sheet” the balance sheet substantially in the form set out in Part 5 of Schedule 7 which is prepared in accordance with the principles in Schedule 7 and comprising the unaudited consolidated balance sheet of the Target Group as at the Completion Date and including a statement of the Completion Working Capital.

“Completion Cash” the consolidated cash book balance of the Target Group as at Completion expressed in sterling based on the exchange rates published on OANDA.COM on the close of business on the Completion Date, and taking into account all cash balances of the Target Group including any foreign currency amounts and including the Retained Cash.

“Completion Date” the date of this agreement.

“Completion Working Capital” the amount of the current assets less the current liabilities of the Target Group as at the Completion Date excluding Cash, Debt, External Debt and Retained Cash and as shown in and comprising those items set out in the Completion Balance Sheet, as finally agreed, deemed agreed or determined (as the case may be) in accordance with Schedule 7.

“Compromise Agreements” the agreements in the agreed form to be entered into between the Company and each of (i) Jennifer Birnie and (ii) Hazel Ede on Completion.

“Confidential Information” all information (including know how and trade secrets) not in the public domain relating to:

(a)	any Target Group Company and/or the Business; or

(b)	any member of the Buyers’ Group and which any of the Sellers or TCF has received or obtained at any time.
“Connected” in relation to a person, has the meaning contained in section 1122 of the Corporation Tax Act 2010.

“Connected Debt” all borrowings and indebtedness of and other money owed (in each case, whether actually or contingently) together with all interest (if any) accrued and payable thereon as at the Completion Date by each Target Group Company to any of:
(a)	the Sellers (other than regular salary and emoluments payable in accordance with their terms and conditions of employment and any expenses payable in the normal course of their duties);

(b)	any current or former officer, director or employee of any shareholder or investor in any of the Sellers (as applicable);

(c)	any Executive or former Executive (other than regular salary, emoluments payable in accordance with their terms and conditions of employment and any expenses payable in the normal course of their duties); and

(d)	any person Connected with any of the persons referred to in the foregoing paragraphs (a) to (c) (inclusive).
“Consolidated Cash Balance” the consolidated cash book balance of the Target Group as at the close of business on each Business Day when expressed in pounds sterling based on the exchange rates published on OANDA.COM for the relevant Business Day, and taking into account all cash balances of the Target Group including any foreign currency amounts.

“Consultant” a person who is not an Employee but is engaged by and/or providing services to any Target Group Company under an agreement which is not a contract of employment with that Target Group Company , including where the individual:
(a)	acts as a Director or consultant;

(b)	is on secondment from an employer which is not a Target Group Company; or

(c)	is supplied to a Target Group Company by an agency or other similar organisation.
“Control” in relation to a body corporate, means the power of a person to secure that the affairs of the body corporate are conducted in accordance with the wishes of that person:
(a)	by means of the holding of shares, or the possession of voting power, in or in relation to that or any other body corporate; or

(b)	by virtue of any powers conferred by the constitutional or corporate documents, or any other document, regulating that or any other body corporate;
and a “Change of Control” occurs if a person who Controls any body corporate ceases to do so or if another person acquires Control of it.

“Costs” all claims, obligations, liabilities, losses, damages, costs (including legal costs) and expenses (including Taxation) in each case of any nature whatsoever, whensoever and howsoever arising.

“Covenants” the covenants and undertakings contained in Clause 8.

“Customer” a person who is at the Completion Date, or who has been at any time during the period of 12 months immediately preceding the Completion Date, a client or customer of any Target Group Company.

“Data Protection Acts” the Data Protection Act 1998 (as amended from time to time) and any other applicable statutory obligations or guidelines relating to the processing of Personal Data (as such term is defined in the Data Protection Act 1998) together with all similar and applicable obligations imposed by any U.S. federal, state or local law or regulation.

“Debt” all obligations and liabilities of the Target Group Companies (or any of them) as at the Completion Date and as shown in the Completion Accounts, in respect of:
(a)	bank debt, discounting or similar facilities, loan stocks, bonds, debentures, notes, debt or inventory financing or sale and leaseback arrangements, acceptance credits, letters of credit, discounting or similar facilities, overdrafts, derivatives and hedging contracts, hire purchase arrangements, capital leases and finance leases, factoring arrangements, guarantees, any off balance sheet liabilities and any other arrangements the purpose of which is to raise money; and

(b)	all advance payments of any kind paid to any Target Group Company for which a service or product to which they relate has not been provided in full as at the Completion Date; and

(c)	all dividends declared but not paid in full as at the Completion Date; and

(d)	any deferred consideration that may be payable relating to any goods or services (other than trade payables or accruals incurred in the ordinary course of business) or that may be payable relating to any acquisitions that any Target Group Company has made prior to the Completion Date; and

(e)	all payments due and payable as at the Completion Date or which are otherwise referable to any period prior to the Completion Date or to the Transaction and to which any officer or employee of any Target Group Company is entitled (including, by way of bonus, but excluding those bonuses the Company has confirmed it will pay to Employees for the current financial year amounting to £73,811.50 in aggregate) and which have not been paid in full prior to the Completion Date;

(f)	all Connected Debt; and

(g)	any amounts paid or due and payable or which becomes due and payable consequent upon the Transaction to any Employee resident in the US by any Target Group Company pursuant to any employee incentive scheme or arrangement including but not limited to the US EMI Scheme Alternative.
including any termination or break and other fees (including any fees arising as a consequence of the Transaction), costs, charges, interest, expenses and Taxation associated with any of the foregoing but excluding, for the avoidance of doubt, any debt owed to any other Target Group Company, the External Debt, all Cash and Retained Cash and all items treated as creditors (whether trade or otherwise), accruals, corporation tax and other Tax and which is included in the Completion Working Capital.

“Determination Date” has the meaning defined in Paragraph 2.1 of Part 4 of Schedule 7.

“Director” a director or shadow director of any Target Group Company.

“Disclosed” fairly disclosed in the Disclosure Letter in such manner and in such detail so as to enable the Buyers to identify and understand the nature and scope of the matter disclosed and to make a reasonably informed and a materially accurate assessment of the matter so disclosed.

“Disclosure Bundle” the documents which are listed in the index which comprises the Schedule to the Disclosure Letter.

“Disclosure Letter” the letter from the Warrantors to the Buyers with the same date as this agreement making certain disclosures against the Warranties.

“Employee” a person who is employed by any Target Group Company.

“Encumbrance” any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement, or any agreement to create any of the above.

“Excess” has the meaning defined in Paragraph 2.1 of Part 4 of Schedule 7.

“Executive” an Employee, Director or officer of any Target Group Company.

“External Debt” all monies and liabilities due, owing or incurred as at the Completion Date (including any sum payable by virtue of the termination of any banking or financial facility) by any Target Group Company to National Westminster Bank plc, TCF and any member of its or their Group; and in each case, on any account and whether actual or contingent including, without limitation, any dividends or other distributions, all interest, costs, fees (including termination fees) and expenses or other payments arising under or in connection with (or the termination of) any such facilities or arrangements or any other arrangements provided by Royal Bank of Scotland plc and/or any member of its Group to any Target Group Company.

“General Claim Notification Date” has the meaning defined in Paragraph 3 of Schedule 5.

“Group” in relation to a company:
(a)	that company;

(b)	any company which is from time to time a subsidiary of that company; and

(c)	any company of which that company is a subsidiary from time to time (its holding company) and any other subsidiaries of any such holding company from time to time.
“Holdback Account” the designated interest-bearing deposit account to be opened by the Buyers’ Solicitors at or prior to Completion in the joint names of the Buyers’ Solicitors and the Sellers’ Solicitors for the purpose of holding the Holdback Amount.

“Holdback Amount” the Warranty Holdback Amount and the Purchase Price Holdback Amount.

“Holdback Letter” the letter in the agreed form from the Sellers, TCF and the Buyers to the Buyers’ Solicitors and the Sellers’ Solicitors in relation to the operation of the Holdback Account.

“Holdback Top-Up” has the meaning defined in Clause 5.2.1.

“HMRC” HM Revenue & Customs.

“Insurance Policies” all insurance policies maintained by or on behalf of the Target Group or any Target Group Company.

“IPR” patents, utility models, rights to inventions, copyright and related rights, moral rights, trade marks, service marks, trade names, business names, domain names, rights in trade dress or get-up, rights to goodwill or to sue for passing off or for unfair competition, rights in designs, rights in computer software, database rights, topography rights, rights in confidential information (including know-how and trade secrets) and any other intellectual property rights, in each case whether registered or unregistered and including all applications (or rights to apply) for and renewals or extensions of such rights, and all similar or equivalent rights or forms of protection in any part of the world.

“IPR Licences” all licences and agreements under which the Target Group or any Target Group Company:
(a)	uses or exploits IPR owned by any third party; or

(b)	has licensed or agreed to license Target Group IPR to, or otherwise permitted the use of any Target Group IPR by, any third party.

“IT Contracts” all arrangements and agreements under which any third party (including source code deposit agents) provides any element of, or services relating to, the IT System, including leasing, hire purchase, licensing, maintenance and services agreements.

“IT System” all computer hardware (including network and telecommunications equipment) and software (including associated preparatory materials, user manuals and other related documentation) owned, used, leased or licensed by or to the Target Group or any Target Group Company but excluding any part of the IT System forming part of a public communications network.

“Licences” all licences, consents, permits and authorities granted to or held or maintained by or on behalf of the Target Group or any Target Group Company other than the IPR Licences.

“Management Accounts” the unaudited management accounts of the Target Group prepared on a consolidated basis for the 2 month period to 28 February 2011, a true and complete copy of which comprises Annexure 2.

“Material Contract” all distributor or agency agreements or arrangements and all agreements or arrangements with Material Suppliers, together with any other agreements or arrangements to which any Target Group Company is a party or is bound and which is of material importance to the business, profits or assets of any Target Group Company.

“Maximum Retained Cash Shortfall” shall have the meaning as set out in Clause 4.6.

“Minutes” the minutes, in the agreed form, of each Target Group Company.

“Net Debt Amount” the amount of the Debt minus the amount of the Cash (such that the amount of the “Debt” and the amount of the “Cash” shall each be expressed as positive numbers and so that “Net Debt Amount” may be either a positive number or a negative number).

“Normal Working Capital” £4,200,000 (four million two hundred thousand pounds sterling).

“Options” the options to acquire shares in the capital of the Company, being options to subscribe for 416,440 new ordinary shares of £0.10 each pursuant to the share option plan established and adopted by the Company on 29 June 2007.

“Ordinary Shares” the ordinary shares of £0.10 each in the capital of the Company.

“Other Land” any land and/or buildings that have, at any time before the Completion Date, been owned (under whatever tenure) and/or occupied and/or used by any Target Group Company but which are either no longer owned, occupied or used by a Target Group Company or are owned, occupied or used by a Target Group Company but are not the Properties.

“Outstanding Claim” has the meaning defined in Clause 5.4.

“Owing Holdback Amount” has the meaning defined in Clause 5.2.1.

“Parties” the parties to this agreement, each being a “Party”.

“Pensionable Employee” any current or former officer or employee of any Target Group Company.

“Pension Schemes” has the meaning given in Part 3 of Schedule 4.

“Potential Customer” a person who is at the Completion Date, or who has been at any time during the period of 12 months immediately preceding the Completion Date, negotiating with any Target Group Company for the supply by any Target Group Company of goods or services.

“Preference Shares” the 2,720,549 preferred ordinary shares of £0.001 each in the capital of the Company registered in the name of TCF.

“Prohibited Area”:
(a)	the United Kingdom and the Republic of Ireland;

(b)	the United States of America; and

(c)	the other countries in which Target Group Companies carry on business as at today’s date, being Germany, France, Italy, Switzerland, Spain, Sweden, Netherlands, Belgium, Hungary, Poland, Finland, Norway, Denmark, Portugal, Czech Republic, Austria, Iran, Japan, Korea, China, Taiwan, Australia, India, Singapore, Canada, New Zealand.
“Properties” the leasehold properties short particulars of which are set out in Part 3 of Schedule 2 and “Property” means each and every one of them and any part or parts of them.

“Purchase Price” the purchase price for the Sale Shares, being the amount set out in Clause 3.1.

“Purchase Price Holdback Amount” £1,000,000 (one million pounds sterling).

“Purchase Price Holdback Release Date” the Determination Date.

“RDSEL” R&D Systems Europe Limited, being one of the Buyers.

“RDSI” Research and Diagnostic Systems Inc, being one of the Buyers.

“REACH” means Regulation (EC) No 1907/2006 of the European Parliament and the Council of 18 December 2006 concerning the Registration, Evaluation, Authorisation and Restriction of Chemicals, implemented in the United Kingdom through the Registration, Evaluation, Authorisation and Restriction of Chemical (REACH) Regulations 2006 and the the REACH Enforcement Regulations 2008.

“Recognised Investment Exchange” has the meaning given in the Financial Services and Markets Act 2000.

“Releases” the deeds of release in the agreed form of all security interests and Encumbrances over and in any way affecting the Target Group Companies and/or any of their assets and/or the Sale Shares, whether granted in connection with the External Debt or otherwise.

“Relevant Benefits” benefits on retirement, death, disability, ill-health or termination of employment.

“Relevant Claim” any claim under or pursuant to or as a result of any breach of any of the Warranties, any of the warranties in Clause 10, any of the indemnities contained in Clause 11 (Indemnities) and/or the Tax Covenant.

“Remaining Warranty Holdback Amount” has the meaning defined in Clause 5.4.1.

“Resigning Executive” Anthony Kenny in respect of all Target Group Companies (save for Tocris U.S.) and Hazel Ede and Jennifer Birnie in respect of Tocris Investments Limited only.

“Restricted Executive” a person who is at the Completion Date, or who has been at any time during the period of 6 months immediately preceding the Completion Date, an Executive holding an executive or managerial position with any Target Group Company.

“Restricted Items” products and/or services which are competitive with those supplied by any Target Group Company at the Completion Date.

“Restricted Period” the period of 3 years from the Completion Date.

“Retained Cash” the sum of £150,000 (one hundred and fifty thousand pounds sterling) in cash.

“Retained Cash Period” the period commencing on the Completion Date and ending on the date which is 45 days after the Completion Date.

“Retained Cash Shortfall” the amount at the close of business on any Business Day during the Restricted Cash Period by which the Consolidated Cash Balance is less than Completion Cash.

“Sale Shares” the 15,416,445 Ordinary Shares and the Preference Shares.

“Sellers’ Nominated Account” the Sellers’ Solicitor’s client account at Nat West Bank; account name Osborne Clarke Client Account; account number 00708542 (ref: 0965395/RGC); sort code 56-00-05.

“Sellers’ Representative” Laurence Ede, being one of the Sellers, or such other person as may be appointed from time to time pursuant to and in accordance with Clause 17.4.

“Sellers’ Solicitors” Osborne Clarke of 2 Temple Back East, Temple Quay, Bristol, BS1 6EG.

“Settled” has the meaning set out in Clause 5.6.

“Service Agreements” the agreements in the agreed form to be entered into with each of Laurence Ede, Andrew Birnie, Duncan Crawford, David Peters and Karl Swift relating to their employment with the Target Group following Completion.

“Shortfall” has the meaning defined in Paragraph 2 of Part 4 of Schedule 7.

“Target Assurances” all guarantees, security, indemnities, counter-indemnities, bonds, letters of comfort and other similar obligations and assurances of any nature whatsoever given or incurred by any Target Group Company which relate or relates in whole or in part to debts or other liabilities or obligations (whether actual or contingent) of any other person.

“Target Group” the companies, particulars of which are set out in Part 1 and Part 2 of Schedule 2 (Details of the Target Group) and the expression “member of the Target Group” shall be construed accordingly.

“Target Group Company” any member of the Target Group.

“Target Group IPR” all registered IPR (including applications for such rights) and material unregistered IPR owned by any Target Group Company.

“Tax” or “Taxation” has the meaning given in Part 1 of Schedule 6.

“Tax Covenant” the tax covenant as set out in Part 3 of Schedule 6.

“Tax Warranties” the warranties in Part 2 of Schedule 6.

“TCF Nominated Account” TCF’s account; account name Total Capital Finance Limited; account number 31268933; sort code 16-04-00.

“Tocris US” Tocris Cookson Inc, further details of which are set out in Part 2 of Schedule 2 (The Target Group).

“Transaction” the transaction contemplated by this agreement or any part of such transaction.

“Transaction Documents” this agreement, the Disclosure Letter and any other documents referred to in this agreement as being in the agreed form or otherwise entered into pursuant to this agreement.

“US EMI Scheme Alternative” the EMI Scheme Alternative of Tocris US (also known as the “Phantom EMI Scheme” or “Phantom Option Scheme”.

“United Kingdom” or “UK” the United Kingdom of Great Britain and Northern Ireland.

“Warranties” the warranties in Clause 6, Schedule 4 (Warranties), and the Tax Warranties.

“Warrantors” Andrew Birnie, Jennifer Birnie, Laurence Ede, Hazel Ede, Anthony Kenny, Robert Crews, Graham Miller, David Peters, Catherine Peters, Esmond Jones, Duncan Crawford, Elsa Crawford, Karl Swift, Kim Swift and Sarah Edwards.

“Warranty Holdback Amount” £7,700,000 (seven million seven hundred thousand pounds sterling).

“Warranty Holdback Release Date” the date which is 18 months from but not including the Completion Date.

1.2	The rules of interpretation set out in Clauses 1.3 to 1.19 (inclusive) apply in this agreement.

1.3	The Schedules to this agreement form part of (and are incorporated into) this agreement.

1.4	Clause and Schedule headings do not affect the interpretation of this agreement.

1.5	A “person” shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association, partnership, works council or employee representative body (whether or not having separate legal personality).

1.6	Words in the singular include the plural and in the plural include the singular.

1.7	A reference to one gender includes a reference to any other gender.

1.8	A reference to a statute, statutory provision, subordinate legislation, EC Directive or other enactment:
1.8.1	is a reference to it as it is in force for the time being taking account of any amendment, extension, or re-enactment; and

1.8.2	includes any statute, statutory provision, subordinate legislation, EC Directive or other enactment which it amends or re-enacts;
except to the extent that any such amendment, extension or re-enactment made after the Completion Date would increase the liability of any Party.

1.9	Any reference to a statute or statutory provision includes any subordinate legislation made under it.

1.10	A reference to a “company” shall include any company, corporation or other body corporate, wherever and however incorporated or established.

1.11	Save as otherwise provided in this agreement and save where the context does not otherwise admit, words and expressions defined in the Companies Act have the same meaning in this agreement as the meaning defined in the Companies Act.

1.12	A document expressed to be an “Annexure” means a document a copy of which has been identified as such and initialled by or on behalf of the Sellers, TCF and the Buyers.

1.13	Documents in “agreed form” are documents in the form agreed by the Parties or on their behalf and initialled by them or on their behalf for identification.

1.14	Any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.15	Unless otherwise expressly provided, the obligations and liabilities of the Sellers under this agreement are joint and several.

1.16	All obligations and liabilities of TCF in this agreement shall be several and not joint with any Sellers.

1.17	References to Clauses and Schedules are to Clauses and Schedules of this agreement; references to Paragraphs are to Paragraphs of the relevant Schedule or the relevant Part of the relevant Schedule (as the case may be).

1.18	Any reference in this agreement to an English:
1.18.1	statute, statutory provision or subordinate legislation (“English Legislation”); or

1.18.2	legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing (“English Legal Term”);
shall, in respect of any person incorporated or established in a jurisdiction other than England and Wales, be deemed to include a reference to that which most nearly approximates to that English Legislation or English Legal Term in that jurisdiction.

1.19	A reference to a “Document” is a reference to the document contained in the Disclosure Bundle with the corresponding number.
2	SALE AND PURCHASE AND WAIVER OF PRE-EMPTION RIGHTS
2.1	Each of the Sellers and TCF shall sell with full title guarantee the number of Sale Shares set opposite its name in Column (2) of Part 1 of Schedule 1 and each of the Buyers shall buy the number of Sale Shares set opposite its name in Column (2) of Part 2 of Schedule 1 from the Sellers and TCF as set out in Column (3) of Part 1 of Schedule 1 and on the terms and conditions of this agreement.

2.2	Each of the Sellers and TCF shall severally procure that the relevant Buyer acquires good title to those of the Sale Shares set opposite its name in Column (2) of Part 1 Schedule 1 free from all Encumbrances and together with all rights that attach (or may in the future attach) to such Sale Shares including, in particular, the right to receive all dividends and distributions declared, made or paid on or after Completion.

2.3	The Sellers and TCF hereby waive any right of pre-emption or other restriction on transfer in respect of the Sale Shares under the articles of association of the Company or otherwise and the Sellers shall, before Completion, procure the irrevocable waiver of any such right or restriction conferred on any other person who is not a Party.

2.4	The Buyers shall not be obliged to complete the purchase of any of the Sale Shares unless the sale and purchase of all the Sale Shares is completed simultaneously.
3	PURCHASE PRICE
3.1	Subject to adjustment in accordance with the provisions of Schedules 6 and 7[1], the Purchase Price shall be an amount equal to £75,000,000 (seventy-five million pounds sterling) less the amount of the External Debt.

3.2	The Purchase Price received by the Sellers and TCF shall be apportioned between them in the proportions set opposite their respective names in Column (4) of Part 1 of Schedule 1. The Purchase Price payable by the Buyers shall be apportioned between them in the proportions set opposite their respective names in Column (3) of Part 2 of Schedule 1.

3.3	The Purchase Price in respect of the Sellers shall be deemed to be reduced on a pro rata basis by the amount of any payment made to the Buyers by any Sellers for a breach of any Warranty or any other warranty or indemnity in this agreement or under the Tax Covenant.

3.4	The Purchase Price in respect of TCF shall be deemed to be reduced by the amount of any payment made to the Buyers by TCF for breach pursuant to Clause 11.1.
4	COMPLETION

Completion
4.1	Completion shall take place at 17:01 (Minnesota time) on the Completion Date at the offices of the Buyers’ Solicitors or at such later time or such other location(s) as the parties may agree.

4.2	On Completion:

4.2.1	the Warrantors shall:
4.2.1.1	deliver or procure the delivery to the Buyers the documents and evidence set out in Part 1 of Schedule 3;

4.2.1.2	procure that a board meeting of each Target Group Company is held in accordance with the relevant Minutes;

4.2.1.3	procure that all indebtedness owed by any Target Group Company to any person whatsoever (including any Connected Debt) has been repaid (other than indebtedness incurred in the ordinary and usual course of trading which is to be repaid in accordance with existing trading terms and the External Debt which shall be repaid by the Company in accordance with Clause 4.3.5Error! Reference source not found. below) whether or not such indebtedness is due for repayment;

4.2.1.4	procure that all indebtedness owing to any Target Group Company by any Seller or any person Connected with any Seller or by any current or former Executive has been repaid whether or not such indebtedness is due for repayment; and

4.2.1.5	procure that an amount of cash equal to at least the Retained Cash shall be retained in the Company Account and that such amount shall be unencumbered and freely available for use by the Company and the Sellers shall deliver to the Buyers a bank statement for the Company Account showing the cash balance of the Company Account as at the close of business the day prior to the Completion Date and
4.2.2	TCF shall deliver to the Buyers the documents set out in Part 2 of Schedule 3.
4.3	Subject to the satisfaction by the Warrantors and TCF of their respective obligations under Clause 4.2, on Completion:
4.3.1	the Buyers shall deliver to the Sellers’ Representative the documents set out in Part 3 of Schedule 3;

4.3.2	the Buyers shall arrange for the telegraphic transfer by CHAPS of:
4.3.2.1	£49,333,700.80 (Forty-nine million three hundred and thirty-three thousand seven hundred pounds sterling and eighty pence), (being 85% of the amount of the Purchase Price (subject to any subsequent adjustment in accordance with Schedule 7) less the Warranty Holdback Amount, less 85% of the Purchase Price Holdback Amount and less the amount to be paid to the Company in accordance with Clause 4.3.4) to the Seller’s Nominated Account (plus TCF’s portion of the costs payable by the Sellers and TCF); and

4.3.2.2	£9,758,079.20 (Nine million seven hundred and fifty-eight thousand and seventy-nine pounds sterling and twenty pence), (being 15% of the amount of the Purchase Price (subject to any subsequent adjustment in accordance with Schedule 7) less 15% of the Purchase Price Holdback Amount and less TCF’s portion of the costs payable by the Sellers and TCF, to the TCF Nominated Account;

4.3.3	the Buyers shall arrange for the telegraphic transfer by CHAPS of £8,700,000 (eight million seven hundred thousand pounds sterling), being the Holdback Amount, to the Holdback Account;

4.3.4	the Buyers shall pay to the Company the amount of £208,220 (two hundred and eight thousand two hundred and twenty pounds sterling), being the amount which is equal to the aggregate of the exercise price payable by those of the Sellers who acquired their Sale Shares following the exercise prior to today’s date of Options granted to them on the basis of the cashless exercise mechanism provided for in the terms on which such Options were granted; and
4.3.5	the Buyers shall pay to the Company such amount up to £7,000,000 (Seven million pounds sterling) in respect of the amount of the External Debt, which amount the Company shall then pay (and the Buyers and the Sellers shall procure that the Company shall so pay):
4.3.5.1	£578,213.68 to the TCF Nominated Account in respect of accrued dividends to TCF in part satisfaction of the External Debt;

4.3.5.2	€5,083,690.82 into the account with correspondent Swift address NWBKGB2L, correspondent name National Westminster Bank plc, London, and IBAN GB73NWBK60720013022237in part satisfaction of the External Debt; and

4.3.5.3	$2,160,612.30 into the account with correspondent Swift address CHASUS33 correspondent name JP Morgan Chase Bank New York and account number 001-1-945540 in satisfaction of the remainder of the External Debt,
Provided that:
4.3.5.4	to the extent that such payments, following the exchange of sterling into US Dollars and Euros on the date of such payments, are less than £7,000,000 (Seven million pounds sterling) (the amount by which the payments are less than £7,000,000 being the “Overpayment Amount”) then an amount equal to 85% of the Overpayment Amount shall be added to the payment to be made under Clause 4.3.2.1 and an amount equal to 15% of such Overpayment Amount shall be added to the payment to be made under Clause 4.3.2.2; and

4.3.5.5	to the extent that such payments, following the exchange of sterling into US Dollars and Euros on the date of such payments, are more than £7,000,000 (Seven million pounds sterling) (the amount by which the payments are more than £7,000,000 being the “Underpayment Amount”) then an amount equal to 85% of the Underpayment Amount shall be deducted from the payment to be made under Clause 4.3.2.1 and an amount equal to 15% of such Underpayment Amount shall be deducted from the payment to be made under Clause 4.3.2.2.
and the Buyers shall not be concerned with the application of the monies transferred pursuant to Clause 4.3.2 as between the Sellers and TCF and the satisfaction by the Buyers of its obligations under Clause 4.3.2 shall constitute a complete and valid discharge: (i) of the Buyers from its obligations in relation to the amount to be paid on Completion in respect of the Purchase Price to the Sellers and TCF; and (ii) of each Target Group Company from its obligations to repay the External Debt.
Holdback Amount
4.4	At Completion, the Sellers‘ Representative, on behalf of all of the Sellers and TCF (in respect of the Purchase Price Holdback Amount), and the Buyers shall sign the Holdback Letter and deliver it to the Buyers’ Solicitors and the Sellers’ Solicitors.

4.5	The Holdback Amount shall be dealt with in accordance with the provisions of Clause 5.
Post-Completion
4.6	During the Retained Cash Period, the Buyers shall obtain a statement of the Consolidated Cash Balance as at the close of business on each Business Day. To the extent that there is a Retained Cash Shortfall on one or more Business Days during the Retained Cash Period, then the greatest amount by which the Consolidated Cash Balance is less than the Completion Cash shall be the “Maximum Retained Cash Shortfall”.

4.7	Within 5 Business Days of the end of the Retained Cash Period, the Buyers shall:
4.7.1	deliver to the Sellers’ Representative copies of the Consolidated Cash Balance for each Business Day during the Retained Cash Period; and

4.7.2	(if applicable), pay to the Sellers and TCF by telegraphic transfer for same day value to the Sellers’ Nominated Account (as to 85% of such amount) and the TCF Nominated Account (as to 15% of such amount), an amount that is equal to “A” where:

A = £150,000 – B; and

B = an amount equal to either the Retained Cash Shortfall or (if there is a Retained Cash Shortfall on more than one Business Day during the Retained Cash Period) the Maximum Retained Cash Shortfall;
provided that:
4.7.3	for the avoidance of doubt, if the amount of the Maximum Retained Cash Shortfall is greater than or equal to £150,000, the Buyers shall not be required to make any payment to the Sellers or TCF pursuant to this Clause 4.7; and

4.7.4	the Buyers shall have no concern in the allocation of any amount paid under this Clause 4.7 between, and its distribution to, the Sellers and TCF and, to the extent that a payment is required to be made by the Buyers pursuant to this Clause 4.7, the payment by the Buyers of the same in accordance with this Clause 4.7 shall constitute a complete and valid discharge of the Buyers’ obligations under this Clause 4.7.

4.8	The Buyers undertake to the Sellers that during the Retained Cash Period it shall exercise its powers in relation to the Target Group and its rights as the beneficial owner of the whole of the issued share capital of the Company to ensure and/or procure that to the extent it is able and reasonably practicable the businesses of the Target Group shall be carried on in the ordinary and usual course, in particular, in relation to cash management and payment of creditors and substantially in the same manner that such businesses have been carried on prior to Completion.

4.9	The Buyers undertake with the Sellers that until the end of the Retained Cash Period it will not divert or seek to divert business which would ordinarily be done by the Target Group with existing customers of the Target Group at Completion away from the Target Group.

4.10	During the Retained Cash Period the Buyers shall procure that the Target Group conducts its affairs in a manner which does not have any material adverse affect on its ability to collect debts and/or receive cash which it is fairly and reasonably capable of doing in the ordinary course without unreasonably prejudicing its long term future and shall refrain from any act or omission which would result in it not allowing the Target Group to collect such debts and/or receive such cash during that period.
5	HOLDBACK
5.1	The Holdback Account shall be operated, and the Holdback Amount and interest accruing on it shall be applied, in accordance with the following provisions of this Clause 5.
Purchase Price Holdback Amount
5.2	On the Purchase Price Holdback Release Date:
5.2.1	if there is a Shortfall and the Sellers and TCF are required to make a payment to the Buyers in accordance with Paragraph 2 of Part 4 of Schedule 7 of an aggregate amount which is equal to or exceeds the amount of the Purchase Price Holdback Amount:
5.2.1.1	the full amount of the Purchase Price Holdback Amount shall be released to the Buyers’ Solicitors; and

5.2.1.2	in addition, a cash amount equal to 85% of the amount by which the amount required to be paid by the Sellers and TCF in accordance with Paragraph 2 of Part 4 of Schedule 7 exceeds the Purchase Price Holdback Amount (the “Owing Holdback Amount”) shall be released from the Warranty Holdback Amount to the Buyers’ Solicitors; and

5.2.1.3	TCF shall forthwith on demand pay a cash amount equal to 15% of the amount by which the amount required to be paid by the Sellers and TCF in accordance with Paragraph 2 of Part 4 of Schedule 7 exceeds, the Purchase Price Holdback Amount, to the Buyers’ to such account as the Buyers’ Representative shall notify TCF;

5.2.1.4	in addition, a payment in cash of an amount equal to the Owing Holdback Amount shall be made by the Sellers into the Holdback Account (such payment of the Owing

Holdback Amount being a “Holdback Top-Up”), being made on the basis that each Seller shall only be liable to make a payment to the Holdback Account in respect of the Holdback Top-Up of an amount equal to that percentage of the Owing Holdback Amount that is equal to the percentage of the Purchase Price which that Seller is entitled to receive as set out opposite its/his name in column 4 of Schedule 1;
and the release of such amounts to the Buyers’ Solicitors and the payment, if necessary, of such amounts by the Sellers into the Holdback Account shall be an absolute discharge of the Sellers in respect of their obligations to pay the Holdback Top-Up into the Holdback Account under Paragraph 2 of Part 4 of Schedule 7;

5.2.2	if there is a Shortfall and the Sellers and TCF are required to make a payment to the Buyers in accordance with Paragraph 2 of Part 4 of Schedule 7 of an aggregate amount which is less than the amount of the Purchase Price Holdback Amount, such proportion of the Purchase Price Holdback Amount as is equal to the amount required to be paid by the Sellers and TCF in accordance with Paragraph 2 of Part 4 of Schedule 7 shall be released to the Buyers’ Solicitors, and the balance of the Purchase Price Holdback Amount shall be released as to 85% of such amount to the Sellers’ Solicitors and 15% of such amount to TCF’s Solicitors and the release of the relevant amount of the Purchase Price Holdback Amount to the Buyers’ Solicitors shall be an absolute discharge of the Sellers and TCF in respect of their obligations under Paragraph 2 of Part 4 of Schedule 7 and the release of the balance of the Purchase Price Holdback Amount as to 85% of such amount to the Sellers’ Solicitors and 15% of such amount to TCF’s Solicitors shall be an absolute discharge of the Buyers of their obligation to pay that part of the Purchase Price as is equal to the amount so released;

5.2.3	if there is an Excess and the Buyers are required to make a payment to the Sellers and TCF in accordance with Paragraph 2 of Part 4 of Schedule 7, the Purchase Price Holdback Amount shall be released to the Sellers’ Solicitors (as to 85% of such amount) and TCF’s Solicitors (as to 15% of such amount) and the Buyers shall, in addition, pay to the Sellers Nominated Account (as to 85% of such Excess amount) and TCF’s Solicitors client account (as to 15% of such Excess amount) a cash amount equal to the amount of the Excess, and such release of the Purchase Price Holdback Amount to the Sellers’ Solicitors and the TCF Nominated Account together with the receipt by the Sellers’ Solicitors and TCF’s Solicitors of such additional payments by the Buyers shall be an absolute discharge of the Buyers of their obligation to pay that part of the Purchase Price as is equal to the Purchase Price Holdback Amount and of their obligations under Paragraph 2 of Part 4 of Schedule 7; or

5.2.4	if there is neither an Excess nor a Shortfall, the Purchase Price Holdback Amount shall be released to the Sellers’ Solicitors (as to 85% of such amount) and TCF’s Solicitors (as to 15% of such amount) and such release of the Purchase Price Holdback Amount to the Sellers’ Nominated Account and the TCF Nominated Account shall be an absolute discharge of the Buyers of their obligations to pay that part of the Purchase Price as is equal to the Purchase Price Holdback Amount;
and, for the avoidance of doubt, the Parties acknowledge and agree that the total aggregate Holdback Top-Up that can be required to be paid by the Sellers shall not exceed £7,700,000 (seven million seven hundred thousand pounds sterling).
Warranty Holdback Amount

Claims settled prior to Warranty Holdback Release Date

5.3	If, at any time prior to the Warranty Holdback Release Date, notice of any Relevant Claim is given by the Buyers and such Relevant Claim is Settled prior to the Warranty Holdback Release Date, then the amount which is the lesser of:
5.3.1	the amount (if any) determined or agreed to be paid to the Buyers on Settlement of the claim; and

5.3.2	the amount standing to the credit of the Holdback Account;
shall be released to the Buyers’ Solicitors within five (5) Business Days of the date on which the Relevant Claim is Settled.
Claims which are not Settled as at the Warranty Holdback Release Date
5.4	If, on or before the Warranty Holdback Release Date, notice of any Relevant Claim has been given by the Buyers and such Relevant Claim has not been Settled as at the Warranty Holdback Release Date (such Relevant Claim being, an “Outstanding Claim”), and:
5.4.1	if the aggregate amount of all Outstanding Claims is greater than or equal to the amount of the Warranty Holdback Amount less the amount (if any) that has already been released pursuant to Clause 5.3 (the “Remaining Warranty Holdback Amount”), then the Remaining Warranty Holdback Amount shall be retained in the Holdback Account after the Warranty Holdback Release Date and:
5.4.1.1	upon each Outstanding Claim being Settled, the amount retained in the Holdback Account in respect of such Outstanding Claim shall be released so that the amount (if any) determined or agreed to be paid to the Buyers on the settlement of such Outstanding Claim shall be released to the Buyers’ Solicitors and the balance of the amount (if any) retained in the Holdback Account in respect of such Settled Outstanding Claim shall be released to the Sellers’ Solicitors, in each case, within five (5) Business Days of the date on which such Outstanding Claim is Settled; and

5.4.1.2	for the avoidance of doubt, once all Outstanding Claims have been Settled, if there is any amount of the Holdback Account which has not been released and remains in the Holdback Account, such amount shall be released to the Sellers’ Solicitors within five (5) Business Days of the date on which the last Outstanding Claim has been Settled;
and, in each case, the release of any sum to the Sellers’ Solicitors shall be an absolute discharge of the Buyers of their obligation to pay that amount of the Purchase Price as is equal to the amount released provided always that if any Outstanding Claim has not been Settled within 24 months of the Warranty Holdback Release Date, then the amount of the Remaining Warranty Holdback Amount which has not been released to the Sellers and which is attributable to that particular Outstanding Claim shall be released to the Sellers’ Solicitors.

5.4.2	if the aggregate amount of all Outstanding Claims is less than the amount of the Remaining Warranty Holdback Amount, then:
5.4.2.1	an amount equal to the Remaining Warranty Holdback Amount less the aggregate amount of all Outstanding Claims shall be released to the Sellers’ Solicitors within five (5) Business Days of the Warranty Holdback Release Date and the release of such amount shall be an absolute discharge of the Buyers of their obligation to pay that amount of the Purchase Price as is equal to the amount released; and
5.4.2.2	an amount equal to the aggregate amount of all Outstanding Claims shall be retained in the Holdback Account after the Warranty Holdback Release Date and:
(a)	upon the Settlement of each Outstanding Claim, the amount retained in the Holdback Account in respect of such Outstanding Claim shall be released so that the amount (if any) determined or agreed to be paid to the Buyers on Settlement of such Outstanding Claim shall be released to the Buyers’ Solicitors and the balance of the amount (if any) retained in the Holdback Account in respect of such Settled Outstanding Claim shall be released to the Sellers’ Solicitors, in each case, within five (5) Business Days of the date on which such Outstanding Claim is Settled; and

(b)	for the avoidance of doubt, once all Outstanding Claims have been Settled, if there is any amount of the Warranty Holdback Amount which has not been released and remains in the Holdback Account, such amount shall be released to the Sellers’ Solicitors within five (5) Business Days of the date on which the last Outstanding Claim has been Settled;
and, in each case, the release of any sum to the Sellers’ Solicitors shall be an absolute discharge of the Buyers of their obligation to pay that amount of the Purchase Price as is equal to the amount released provided always that if any Outstanding Claim has not been Settled within 24 months of the Warranty Holdback Release Date, then the amount of the Remaining Warranty Holdback Amount which has not been released to the Sellers and which is attributable to that particular Outstanding Claim shall be released to the Sellers’ Solicitors.
5.5	If, on the Warranty Holdback Release Date, there are no Relevant Claims of which notice has been given and which have not been Settled then, the Remaining Warranty Holdback Amount shall be released to the Sellers’ Solicitors within five (5) Business Days of the Warranty Holdback Release Date and the release of such amount shall be an absolute discharge of the Buyers of their obligation to pay that amount of the Purchase Price as is equal to the amount released.

5.6	For the purposes of this Clause 5, a Relevant Claim shall be regarded as “Settled” if:
5.6.1	the Sellers (acting by the Sellers’ Representative) and the Buyers so agree in writing; or

5.6.2	the claim is determined by a court of law or competent tribunal (including any Tax Authority) and that determination is final and is either non-appealable or the Sellers’ Representative and the Buyers’ Representative agree in writing that no appeal will be made or, if applicable, no appeal is made by the party entitled to make such appeal within the time during which the relevant appeal can be lodged; or

5.6.3	legal proceedings in respect thereof have not been commenced by having been issued and served on the Sellers’ Representative:

5.6.3.1	in respect of any claim for breach of the Tax Warranties or Tax Covenant, within 24 months; and

5.6.3.2	in respect of all other Relevant Claims, within 18 months,
in each case, of the Warranty Holdback Release Date and the expression “Settlement” shall be construed accordingly.
Holdback Account — General
5.7	Any interest that may accrue on the credit balance of the Holdback Account shall be credited to the Holdback Account and any payment of principal out of the Holdback Account shall include a payment of the interest earned on such principal sum by the Holdback Account, that is, so that interest accrued shall follow the principal.

5.8	Each of the Parties which, in the case of the Sellers and TCF, shall be the Sellers’ Representative, shall promptly take all such action and give the Buyers’ Solicitors and the Sellers’ Solicitors all such written instructions as shall be necessary to give effect to the provisions of this Clause 5.

5.9	The Buyers may deduct from or set-off against the amount due to any Seller on the release of funds from the Holdback Account in accordance with this Clause 5 an amount equal to any amount which that Seller is required to pay into the Holdback Account in respect of a Holdback Top-Up but which that Seller has failed to pay until such time as the Seller shall make in full the payment which it is required to make in respect of the Holdback Top-Up whereupon the amount owing to that Seller which has been withheld shall be released and paid to that Seller.

5.10	For the avoidance of doubt, any deductions made from the Warranty Holdback Amount shall not be applied to any sums due to TCF on or immediately following Completion.

5.11	For the avoidance of doubt the Sellers shall be responsible for the payment of any break fees which become payable as a result of any payment from the Holdback Account and which shall be paid from the Holdback Account up to an amount equal to £200,000.
6	WARRANTIES
6.1	The Warrantors, upon the execution of this agreement, warrant to each of the Buyers in the terms of the Warranties. The Warrantors acknowledge that the Buyers have relied on the Warranties in entering into this agreement.

6.2	Each Warranty is given subject to any matter which is Disclosed.

6.3	The Warranties shall continue in full force and effect notwithstanding Completion.

6.4	Where a statement in the Warranties is qualified by the expression “so far as the Warrantors are aware” or “to the best of the knowledge, information and belief of the Warrantors” or any similar expression, each of the Warrantors shall be deemed to have knowledge of:

6.4.1	anything of which each Warrantor has knowledge;

6.4.2	in respect of Tocris US only, anything of which Lisa McHenry has knowledge; and

6.4.3	anything of which each of the Warrantors would have had knowledge had he or she made all reasonable enquiries immediately before the Warranties were given provided for the avoidance of doubt that such reasonable enquiries do not include making enquiry of customers of a Target Group Company.
6.5	Each of the Warranties is separate and independent and, unless otherwise expressly provided, is not limited by reference to any other Warranty or anything in this agreement.

6.6	With the exception of the matters Disclosed, and any matter the scope and nature of which is within the actual knowledge of Gregory Melsen, Frank Mortari, Ruth Bright or Kathy Backes, no information of which the Buyers and/or their respective agents and/or advisers have knowledge (actual, constructive or imputed) or which could have been discovered (whether by investigation made by the Buyers or made on their behalf) shall prejudice, prevent or reduce any amount recoverable under any claim by the Buyers under the Warranties or otherwise pursuant to this agreement.

6.7	Each of the Sellers and TCF agrees that save in the event of fraud or dishonesty any information supplied by any Target Group Company or by any officer, employee, agent or adviser of any Target Group Company (past or present) to the Target Group or the Sellers or any of them or any of their respective officers, employees, agents or advisers (past or present) in connection with the Warranties, the information Disclosed, the Tax Covenant or otherwise shall not constitute a warranty, representation or guarantee as to the accuracy of such information in favour of any Seller and TCF or any of their respective officers, employees, agents or advisers (past or present) and each Seller and TCF hereby undertakes to the Buyers (for itself and as trustee on behalf of each Target Group Company and each officer, employee, agent and adviser of each Target Group Company) that save in the event of fraud or dishonesty it waives and shall procure that each of its officers, employees, agents and advisers (past or present) waives any and all claims which it might otherwise have against the Buyers, any Target Group Company and any officer, employee, agent and adviser of each Target Group Company in respect of such claims.

6.8	Any claim under the Warranties shall be limited in accordance with Schedule 5 provided that none of the provisions in Schedule 5 shall apply:
6.8.1	in the event of the fraud or wilful non-disclosure of any Seller; and/or

6.8.2	in relation to any of the Warranties in Paragraphs 1.1 and 1.2 of Part 1 of Schedule 4.
6.9	All sums payable by the Sellers, TCF and/or the Buyers arising out of, or in connection with, this agreement (or any other agreement required to be entered into pursuant to this agreement) shall be paid in full, without set-off or counterclaim, and free and clear of all deductions or withholdings whatsoever save only as may be required by law. If any such deductions or withholdings are required by law, the Sellers, TCF and/or the Buyers (as the case may be) shall pay such sum as will, after such deduction or withholding has been made, leave the amount which would have been received in the absence of any such requirement to make a deduction or withholding provided always that nothing in the clause shall prevent the use of the Holdback Amount in accordance with Clause 5 or otherwise as provided in this agreement.
6.10	In the event that any sum paid as a result of the obligations contained in this agreement is or will be subject to Taxation, the Sellers and TCF shall pay such sum as will, after payment of the Taxation so charged, leave a sum equal to the amount that would otherwise be payable under any such obligation.

6.11	The maximum liability of TCF under this Agreement (including Clause 11.1) shall be equal to 15% of the Purchase Price.

6.12	Without prejudice to the operation of the provisions of Clause 13 (Assignment) or any other rights of the Buyers under this agreement or as a matter of law generally, and subject always to Clause 13.3, the Parties acknowledge that either Buyer shall be entitled to assign its rights under this agreement to any other company within its Group (including the other Buyer) and that such Group company shall be entitled to pursue a Relevant Claim or any other claim arising by reason of any other breach of this agreement in accordance with this agreement as if it were a Buyer and be entitled to recover such loss as it has suffered or would have suffered as a result of any breach of the Warranties, Tax Covenant or Indemnities contained in Clause 11 or otherwise under this agreement as if it had been an original Buyer under this agreement and, if requested by the Buyers’ Representative, the Sellers and TCF will enter into a deed of novation in favour of such assignee inter alia in relation to such claim but generally in such form as the Buyers’ Representative shall reasonably require to ensure that such assignee otherwise obtains the full benefit of this agreement as if it were an original Buyer.
7	TAX COVENANT

The provisions of Schedule 6 apply in this agreement.

8	RESTRICTIONS ON SELLERS
8.1	Each of the Warrantors severally covenants with and undertakes to each of the Buyers (for themselves and on behalf of each Target Group Company) that it shall not (whether alone or jointly with another and whether directly or indirectly) at any time during the Restricted Period, other than to the extent applicable in the ordinary course of properly discharging his duties as an employee, Director of, or consultant for the Target Group:

8.1.1	(a) carry on; or

(b) be employed or engaged; or

(c) interested (economically or otherwise)

in any manner whatsoever in any business carried on in any part of the Prohibited Area which is in competition with any part of or the whole of the Business or any other business of any Target Group Company, in each case, as carried on at the Completion Date;

8.1.2	seek the custom of any Customer for the purpose of:
8.1.2.1	offering; or

8.1.2.2	providing,
that Customer with Restricted Items;

8.1.3	deal with any Customer for the purpose of:
8.1.3.1	offering; or

8.1.3.2	providing,
that Customer with Restricted Items;

8.1.4	seek the custom of any Potential Customer for the purpose of:
8.1.4.1	offering; or

8.1.4.2	providing,
that Potential Customer with Restricted Items;

8.1.5	deal with any Potential Customer for the purpose of:
8.1.5.1	offering; or

8.1.5.2	providing,
that Potential Customer with Restricted Items;

8.1.6	solicit or attempt to entice away from a Target Group Company or any member of the Buyers’ Group, any Restricted Executive;

8.1.7	save where such employment or offer to employ is as a direct result of the Restricted Executive responding to a bona fide general advertisement (and in which case provided always that the Warrantor in no other way directly or indirectly communicated with or approached such Restricted Executive), employ, offer to employ, or enter into a contract for the services of, any Restricted Executive;

8.1.8	procure or facilitate the doing of any of the things contemplated by Clause 8.1.6 and/or Clause 8.1.7 by any other person; or

8.1.9	knowingly interfere or seek to interfere with the contractual or other trade relations between any Target Group Company and any of its suppliers.
8.2	Each of the Sellers severally covenants with and undertakes to the Buyers (for itself and on behalf of each Target Group Company) that it shall not (whether alone or jointly with another and whether directly or indirectly) and other than on behalf of or in connection with the Target Group:
8.2.1	at any time after Completion, use in the course of any trade or business:
8.2.1.1	the words “TOCRIS” or “TOCRIS Bioscience” or any combination of such words;

8.2.1.2	any trade or service mark, business or domain name, design or logo which, at Completion, was or had been used by any Target Group Company; or

8.2.1.3	anything which is confusingly similar to such words, mark, name, design or logo; and
8.2.2	subject to Clause 8.3, at any time after Completion use or divulge to any person any Confidential Information.
8.3	Clause 8.2.2 shall not apply to Confidential Information that is or becomes public knowledge other than as a direct or indirect result of such information being disclosed in breach of this agreement. A Seller may disclose any Confidential Information to the extent that the disclosure is required by law or by a regulatory body, court or governmental authority competent to require such disclosure, provided that the Seller in question shall so far as reasonably practicable (unless prohibited by law) consult the Buyers and take into account any reasonable requests that the Buyers may have in relation to the disclosure before making it.

8.4	Nothing in this Clause 8 prevents the Sellers (or any of them) from holding for investment purposes only:
8.4.1	any units of any authorised unit trust;

8.4.2	not more than 1% of any class of shares or securities of any company traded on any Recognised Investment Exchange; or

8.4.3	prevents Anthony Kenny or Robert Crews (either on their own or in conjunction with Momentum Corporate Finance LLP) from providing corporate finance advice to any person within the Prohibited Area which is or may be in competition with any part of the whole of the Business or any other business of any Target Group Company.
8.5	Each of the Covenants is a separate covenant and undertaking by each Seller and TCF in relation to itself and its interests and shall be enforceable by the Buyers and/or any relevant Target Group Company separately and independently of their respective rights to enforce any one or more of the other Covenants. Each of the Parties considers that, in the context of the Transaction, each of the Covenants is fair, reasonable, necessary and legitimate, but the Parties agree that, if any Covenant shall be found to be unenforceable but would be valid if any part of it were deleted or the period or area of application reduced, that Covenant shall apply with such modifications as may be necessary to make it valid and effective.

8.6	Each of the Sellers acknowledges that it has taken independent legal advice on the Covenants.

8.7	The consideration for the Covenants is included in the Purchase Price.
9	ANNOUNCEMENTS
9.1	No Party shall make any announcement relating to this agreement or its subject matter without the prior written approval of the Sellers’ Representative and TCF (in the case of either of the Buyers) or the Buyers’ Representative (in the case of any of the Sellers or TCF) except as required by law or by any legal or regulatory authority or court of competent jurisdiction, provided that:
9.1.1	where any announcement is made in reliance on such exception and other than in the circumstances referred to in Clause 9.1.2, the announcing Party will (to the extent reasonably practicable and unless to do so is prohibited by law) consult with the Sellers’ Representative and TCF (in the case of the Buyers) or the Buyers (in the case of any of the Sellers or TCF) in advance in relation to such announcement; and

9.1.2	the Buyers and their affiliates, including Techne Corporation (the ultimate parent company of the Buyers), may disclose any information regarding this agreement and the transactions contemplated hereby, and may file the text of this agreement, the Schedules and the other documents referred to herein and contemplated hereby, in filings with and submissions to the United States Securities and Exchange Commission and as required by applicable stock exchange requirements without any obligation to consult with the Sellers’ Representative or any other party; and

9.1.3	the Buyers, TCF and Anthony Kenny and Robert Crews (in conjunction with Momentum Corporate Finance LLP) may disclose the transaction and their involvement in the transaction for marketing purposes only on a basis consistent with any regulatory announcement made by the Buyers or any member of the Buyers’ Group.
10	CAPACITY AND TITLE
10.1	Each Party severally warrants to each of the other Parties that it has full power and authority and has obtained all necessary consents to enter into and perform the obligations expressed to be assumed by it under this agreement (and any other agreement or arrangement required to be entered into it in connection with this agreement), that the obligations expressed to be assumed by it hereunder are legal, valid and binding and enforceable against it in accordance with their terms and that the execution, delivery and performance by it of this agreement and each such other agreement and arrangement will not:
10.1.1	result in a breach of, or constitute a default under, any agreement or arrangement to which it is a party or by which it is bound or, in the case of a corporation, under its constitutional documents; or

10.1.2	result in a breach of any law or order, judgement or decree of any court governmental agency or regulatory body to which it is a party or by which it is bound.
10.2	Each of the Sellers (save for Graham Miller and Joanne Clarke) and TCF severally warrants to each of the Buyers in respect of themselves only that:
10.2.1	it is the sole legal and beneficial owner of the Sale Shares set opposite its name in Column (2) of Schedule (1); and

10.2.2	the Sale Shares set opposite its name in Column (2) of Schedule (1) are free from all Encumbrances or interests in favour of, or claims made by or which could be made by, any other person and the Sale Shares set opposite its name in Column (2) of Schedule 1 are fully paid and have been properly and validly allotted.

10.3	Joanne Clarke warrants to each of the Buyers that she is the sole legal owner of the Sale Shares set opposite her name in Column (2) of Schedule (1), which she holds as nominee for Graham Miller who is the sole beneficial owner of the same.

10.4	Each of the Sellers severally warrants to each of the Buyers in respect of themselves only that:
10.4.1	the Sale Shares represent the entire allotted and issued share capital of the Company;

10.4.2	other than this agreement and / or the articles of association of the Company, there is no:
10.4.2.1	agreement, arrangement or obligation requiring the sale or transfer of, the grant to a person of the right (conditional or not) to require the sale or transfer of any of the Sale Shares set opposite its name in Column (2) of Schedule 1 (including an option or right of pre-emption or conversion);

10.4.2.2	agreement, arrangement or obligation requiring the creation, allotment or issue of, or the redemption or repayment of, or the grant to a person of the right (conditional or not) to require the creation, allotment or issue of, or the redemption or repayment of, any share in the capital of the Company or any other Target Group Company (including an option or right of pre-emption or conversion);

10.4.2.3	agreement, arrangement or obligation requiring the sale, transfer or disposition of, or grant to a person of any Encumbrance over, or any other legal or equitable interest in, or right (conditional or not) to require the sale, transfer or disposition of the Business.
10.4.3	it is not entitled to any claim of any nature against any Target Group Company or any officers, employees, agents, advisers, customers or suppliers of any Target Group Company and it has not assigned to any third party the benefit of any such claim to which it was previously entitled; and

10.4.4	it has not been declared bankrupt nor is it a party to any individual voluntary arrangements or any informal arrangements with its creditors.
11	INDEMNITIES
11.1	Each of the Sellers and TCF unconditionally and irrevocably and severally (but not jointly) agrees, as a continuing obligation, to indemnify the Buyers against, and to pay on demand an amount equal to, any Costs which the Buyers, any member of the Buyers’ Group and/or any Target Group Company may suffer or incur or be made subject to at any time or from time to time (whether by way of damages, settlement, costs or otherwise) and all costs and expenses properly incurred (together with any applicable VAT) in respect of or as a result of any breach of Clause 10.2 in respect of TCF and Clauses 10.1 and 10.2 and Clause 10.4 in relation to the Sellers only.

11.2	Each of Joanne Clarke and Graham Miller unconditionally and irrevocably and jointly and severally agrees, as a continuing obligation, to indemnify the Buyers against, and to pay on demand an amount equal to, any Costs which the Buyers, any member of the Buyers’ Group and/or any Target Group Company may suffer or incur or be made subject to at any time or from time to time (whether by way of damages, settlement, costs or otherwise) and all costs and expenses properly incurred (together with any applicable VAT) in respect of or as a result of in relation to the warranties in Clauses 10.1, 10.3 and 10.4 given by her, any breach of those warranties in Clauses 10.1, 10.3 and 10.4.
11.3	Each of the Warrantors unconditionally and irrevocably agrees, as a continuing obligation, to indemnify the Buyers against, and to pay on demand an amount equal to, any Costs which the Buyers, any member of the Buyers’ Group and/or any Target Group Company may suffer or incur or be made subject to at any time or from time to time (whether by way of damages, settlement, costs or otherwise) and all costs and expenses properly incurred (together with any applicable VAT) (the “Indemnified Amount”) in respect of or as a result of:
11.3.1	the Target Group’s failure to designate and facilitate access to a stakeholder pension scheme in accordance with Section 3 of the Welfare Reform and Pensions Act 1999 (including without limitation in relation to any civil penalty imposed by the Pension Regulator) up to and including Completion;

11.3.2	any action or inaction of a Target Group Company and/or the Sellers prior to the Completion Date (including but not limited to a failure to notify or obtain consent from a licensor granting rights of manufacture, processing, use and/or sale of products to any Target Group Company) that results in any Target Group Company being in breach of any restrictions on sub-licensing, whether express or implied, in relation to the manufacture, processing, use or sale of products which are the subject of licensed rights and/or third party’s IPR;

11.3.3	the failure of any Target Group Company to extend, renew, vary or replace written contractual terms previously in existence or the failure to implement any written contractual terms between any Target Group Company and any party acting as a distributor of that Target Group Company which has purchased products from the Target Group with an aggregate value in excess of £50,000 in the period of 12 calendar months prior to the Completion Date, including but not limited to any compensation, damages or equivalent claims in any jurisdiction which may be made by a party acting as such a distributor of any Target Group Company as a result of such failure, provided that the Warrantors’ liability under this Clause 11.3.3 shall be limited to 50% (fifty percent) of the Indemnified Amount arising during a period of 24 months from the Completion Date;

11.3.4	any conduct, act or omission by any Target Group Company, where such conduct, act or omission arises, takes place or occurs prior to the Completion Date, which constitutes or may constitute an actual or alleged infringement of the IPR of any Group Company of:
11.3.4.1	Mitsubishi Tanabe Pharma Corporation;

11.3.4.2	PSN Illinois, LLC (provided that royalty payments made under the Confidential Settlement Agreement, dated December 8 2008, between PSN Illinois, LLC and Tocris Cookson Inc shall not be included in the Indemnified Amount); or

11.3.4.3	Merck & Co,

11.3.5	any breach of the Warranty at Paragraph 16.2 of Part 1 of Schedule 4 (External Debt);

11.3.6	any non compliance of the US EMI Scheme Alternative with the Code, including without limitation, section 409A thereof save to the extent that any loss, costs or damages are Tax or are otherwise recovered under the terms of schedule 6 (Tax Schedule); and

11.3.7	any Tocris US Employment Policies that were not provided or made available to the Buyers prior to Completion, or administration by any Target Group Company of any of the Tocris US Employment Policies or non-compliance of any of the Tocris US Employment Policies with any applicable laws save to the extent that any loss, costs or damages are Tax or are otherwise recovered under the terms of schedule 6 (Tax Schedule) where:

“Tocris US Employment Policies” means the US Plans and all other employment-related documents, policies and benefits relating or applicable to the employees of Tocris US; and

“US Plans” has the meaning given in Part 3 of Schedule 4.
12	FURTHER ASSURANCE

The Sellers and TCF shall promptly execute and deliver all such documents or procure the execution and delivery of all such documents, and do all such things, as either of the Buyers may from time to time reasonably require for the purpose of giving full effect to the provisions of this agreement and any document entered into pursuant to this agreement and to ensure that the Buyers (or any assignee of theirs who is a member of the Buyer’s Group) obtains the full benefit of this agreement.

13	ASSIGNMENT
13.1	Except as provided otherwise in this agreement (and in particular Clause 6.12), no Party may assign, transfer, grant any Encumbrance or security interest over or otherwise deal with all or any of its rights under any Transaction Document without the prior written consent of the other Parties.

13.2	It is acknowledged and agreed by the Sellers that either of the Buyers may, at any time and without the consent of the Sellers, assign its rights under any Transaction Document to which it is a party:
13.2.1	by way of security to any bank(s) and/or financial institution(s) lending money or making other banking facilities available to the Buyers or any member of the Buyers’ Group (including for this purpose, the members of the Target Group); and

13.2.2	to any other member, or members of the Buyers’ Group;
and that any such assignee may enforce such assigned rights as if it were that Buyer.

13.3	If there is an assignment by a Buyer pursuant to this Clause 13 or 6.12:
13.3.1	the Sellers and TCF may discharge their obligations under the relevant Transaction Document, to the assignor until the Sellers’ Representative receives notice of the assignment;

13.3.2	the assignee may enforce the relevant Transaction Document, as if it were a party to it, but the relevant Buyer shall remain liable for any obligations under the relevant Transaction Document; and

13.3.3	the liabilities of the Sellers and TCF under the relevant Transaction Document, shall be no greater than such liabilities would have been had the assignment not occurred.
14	WHOLE AGREEMENT
14.1	The Transaction Documents constitute the whole agreement between the Parties and supersede any arrangements, understanding or previous agreement between them relating to the subject matter they cover.

14.2	Each Party acknowledges that, in entering into the Transaction Documents, it does not rely on, and shall have no remedy in respect of, any statement, representation, assurance or warranty (whether of fact or of law and whether made innocently or negligently) of any person other than as expressly set out in the Transaction Documents.

14.3	Nothing in this Clause 14 operates to limit or exclude any liability for, or any remedy in respect of, fraud.
15	VARIATION AND WAIVER
15.1	Any variation of this agreement shall be in writing and signed by or on behalf of the Parties.

15.2	Any waiver of any right under this agreement is only effective if it is in writing and it applies only to the Party to whom the waiver is addressed and the circumstances for which it is given and shall not prevent the Party who has given the waiver from subsequently relying on the provision it has waived.

15.3	A Party that waives a right in relation to one Party, or takes or fails to take any action against that Party, does not affect its rights in relation to any other Party.

15.4	No failure to exercise or delay in exercising any right or remedy provided under this agreement or by law constitutes a waiver of such right or remedy or shall prevent any future exercise in whole or in part of it.

15.5	No single or partial exercise of any right or remedy under this agreement shall preclude or restrict the further exercise of any such right or remedy.

15.6	Unless specifically provided otherwise, rights arising under this agreement are cumulative and do not exclude rights provided by law.
16	COSTS

Unless otherwise expressly provided in the relevant Transaction Document, all costs in connection with the negotiation, preparation, execution and performance of the Transaction Documents, shall be borne by the Party that incurred the costs.

17	SELLERS’ REPRESENTATIVE
17.1	Each of the Sellers unconditionally and irrevocably appoints the Sellers’ Representative as:

17.1.1	his agent for service of process and any other documents in proceedings in England or any other proceedings in connection with any Transaction Document (and any claim form, judgment or other notice of legal process shall be sufficiently served on any Seller or TCF if delivered to the Sellers’ Representative in accordance with Clause 18); and

17.1.2	his sole representative and attorney for the purposes of accepting notices, granting any consent or approval, signing any documents or deeds and generally taking such action and doing such things on behalf of the Sellers as may be required in accordance with the provisions of this agreement;
and the Buyers and TCF shall be entitled to rely on anything done by the Sellers’ Representative in accordance with this Clause 17 as if such thing had been done by the relevant Seller and/or TCF.

17.2	Subject to Clauses 17.4 and 17.5, each of the Sellers unconditionally and irrevocably undertakes not to revoke the authority of the Sellers’ Representative.

17.3	Each of the Parties agrees that, save in the case of fraud or bad faith, the Sellers’ Representative shall have no personal liability whatsoever to the Sellers or TCF in relation to his exercise of the powers and authorities conferred on him pursuant to this Clause 17. The provisions of this Clause 17.3 shall not, however, in any way affect the Sellers’ Representatives’ liability as a Seller.

17.4	The Sellers may, by a vote comprising at least 70% (seventy per cent.) of their aggregate shareholdings in the Company as at today’s date by nominal value, replace any person who is from time to time performing the role of Sellers’ Representative pursuant to this agreement with another individual or company resident in England by giving written notice to the Sellers’ Representative and TCF and the Buyers in accordance with Clause 18.

17.5	In the event the Sellers’ Representative ceases to be resident in England or in the event of his death, incapacity or resignation as the Sellers’ Representative or replacement pursuant to Clause 17.4, the Sellers shall notify the Buyers and TCF in accordance with the provisions of Clause 18 of the identity of his successor (being a person referred to in Clause 17.4) within ten (10) Business Days, failing which the Buyers shall be entitled to nominate any of the Warrantors as the Sellers’ Representative and shall notify each of the Sellers in accordance with the provisions of Clause 18 of the identity of such person nominated.

17.6	The Sellers’ Representative shall be and is hereby authorised to act on behalf and as agent of TCF in relation to (i) the execution of the Holdback Letter, and (ii) the preparation and agreement of the Completion Accounts in accordance with Schedule 7.
18	BUYERS’ REPRESENTATIVE
18.1	Each of the Buyers unconditionally and irrevocably appoints the Buyers’ Representative as:

18.1.1	its agent for service of process and any other documents in proceedings in England or any other proceedings in connection with any Transaction Document (and any claim form, judgment or other notice of legal process shall be sufficiently served on any Buyer if delivered to the Buyers’ Representative in accordance with Clause 18); and

18.1.2	its sole representative and attorney for the purposes of accepting notices, granting any consent or approval, signing any documents or deeds and generally taking such action and doing such things on behalf of the Buyers as may be required in accordance with the provisions of this agreement;
and the Sellers and TCF shall be entitled to rely on anything done by the Buyers’ Representative in accordance with this Clause 18 as if such thing had been done by the relevant Buyer.

18.2	Subject to Clauses 18.4 and 18.5, each of the Buyers unconditionally and irrevocably undertakes not to revoke the authority of the Buyers’ Representative.

18.3	Each of the Parties agrees that, save in the case of fraud or bad faith, the Buyers’ Representative shall have no personal liability whatsoever to the Buyers in relation to his exercise of the powers and authorities conferred on him pursuant to this Clause 18. The provisions of this Clause 18.3 shall not, however, in any way affect the Buyers’ Representatives’ liability as a Buyer.

18.4	The Buyers may, by a vote comprising at least 75% (seventy five percent) of their aggregate shareholdings in the Company immediately following Completion of the Transaction by nominal value, replace any person who is from time to time performing the role of Buyers’ Representative pursuant to this agreement with another individual or company resident in England or the United States of America by giving written notice to the Buyers’ Representative and the Sellers’ Representative and TCF in accordance with Clause 18.

18.5	In the event of death or incapacity of the Buyers’ Representative or his or its resignation as the Buyers’ Representative or replacement pursuant to Clause 18.4, the Buyers shall notify the Sellers’ Representative and TCF in accordance with the provisions of Clause 19 of the identity of its successor (being a person referred to in Clause 18.4) within five (5) Business Days.
19	NOTICES
19.1	A notice given under this agreement:
19.1.1	shall be in writing in the English language;

19.1.2	shall, in the case of a notice to be given to:
19.1.2.1	any one or more of the Sellers, be given to the Sellers’ Representative at its address as set out in Part 1 of Schedule 1 (or such other address as it may notify to the Buyers in accordance with this Clause 18); and

19.1.2.2	any one or more of the Buyers be given to the Buyers’ Representative, and be marked for the attention of Thomas

E Oland and sent to RDSI’s registered office from time to time; and

19.1.2.3	TCF, be marked for the attention of Stephen Grenier and sent to him c/o 280 Bishopsgate, London, EC2M 4RB, with a copy sent to Eversheds (FAO Paul Lowe), 1 Callaghan Square, Cardiff, UK, CF10 5BT; and

19.1.2.4	shall be:
(a)	delivered personally; or

(b)	sent by prepaid first-class post or recorded delivery or registered post; or

(c)	(if the notice is to be served by post outside the country from which it is sent) sent by registered airmail.
19.2	A notice is deemed to have been received:
19.2.1	if delivered personally, at the time of delivery;

19.2.2	in the case of prepaid first class post or recorded delivery or registered post, 48 hours from the date of posting;

19.2.3	in the case of registered airmail, four (4) days from the date of posting; or

19.2.4	if deemed receipt under Clauses 20.2.1 to 20.2.3 (inclusive) is not within business hours (meaning 9:00 am to 5:00 pm Monday to Friday on a day that is not a public holiday in the place of receipt), when business next starts in the place of receipt.
19.3	To prove service it is sufficient to prove that the envelope containing the notice was properly addressed and posted.
20	SEVERANCE
20.1	If any provision of this agreement (or part of a provision) is found by any court or administrative body of competent jurisdiction to be invalid, unenforceable or illegal, the other provisions shall remain in force.

20.2	If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with whatever modification is necessary to give effect to the commercial intention of the Parties.
21	AGREEMENT SURVIVES COMPLETION

The provisions of this agreement shall remain in full force after Completion.

22	THIRD PARTY RIGHTS
22.1	Subject to Clause 22.3, this agreement is made for the benefit of the Parties and their successors and permitted assigns and is not intended to benefit, or be enforceable by, anyone else.

22.2	The Parties agree that notwithstanding that any term of this agreement may be or become enforceable by a third party, this agreement may be terminated or varied in any way without the consent of any such third party.

22.3	The provisions of Clause 8 and each other provision expressed to benefit a member of the Target Group are intended to benefit each Target Group Company, and shall be enforceable by each of them to the fullest extent permitted by law.

22.4	The provisions of Clause 6.12 and each other provision expressed to benefit a member of either of the Buyers’ Group are intended to benefit each member of the Buyers’ Group Company, and shall be enforceable by each of them to the fullest extent permitted by law.
23	LIMITATION ACT 1980

The Sellers shall not plead the Limitation Act 1980 in respect of any Claim for breach of any of the Tax Warranties or any claim under the Tax Covenant.

24	SUCCESSORS

The rights and obligations of the Sellers and TCF and the Buyers under this agreement shall continue for the benefit of, and shall be binding on, their respective successors and assigns.

25	COUNTERPARTS

This agreement may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each Party had signed the same document.

26	GOVERNING LAW AND JURISDICTION
26.1	This agreement and any disputes or claims arising out of, or in connection with, its subject matter or formation (including non-contractual disputes or claims) are governed by and construed in accordance with the law of England.

26.2	The Parties unconditionally and irrevocably agree that the courts of England have non-exclusive jurisdiction to settle any disputes or claims arising out of or in connection with this agreement or its subject matter or formation (including non-contractual disputes or claims).
This agreement has been signed as a deed by or on behalf of the Parties on the date stated at the beginning of it.

SCHEDULE 1

SCHEDULE 2
THE TARGET GROUP
Part 1
The Company

Name	Tocris Holdings Limited

Date of incorporation	24 November 2006

Place of incorporation	England and Wales

Company number	06008610

Registered office	Tocris House IO Centre, Moorend Farm Avenue, Bristol BS11 0QL

Issued share capital	1,544,365.05 divided into 15,416,445 ordinary shares of £0.10 each and 2,720,549 preferred ordinary shares of £0.001 each

Authorized share capital	1,696,726.06 divided into 16,950,790 ordinary shares of £0.10 each and 2,720,549 preferred ordinary shares of £0.001 each

Directors	Anthony Edward Kenny, Laurence John Ede, Andrew James Birnie

Secretary	Andrew James Birnie

Accounting reference date	31 December

Auditors	KPMG LLP

Mortgages and charges	Date registered	28 December 2006

	Type	Debenture

	Charge holder	National Westminster Bank PLC

	Date created	21 December 2006

	Secured on	Fixed and floating charges over the undertaking and all property and assets present and future including goodwill, book debts, uncalled capital, buildings, fixtures, fixed plant and machinery

	Date registered	23 February 2007

	Type	Assignment by way of security

	Charge holder	National Westminster Bank PLC

	Date created	14 February 2007

	Secured on	Each policy being the Keyman Life Assurance Policies. Insurer Norwich Union, policy numbers 6950989EY and 6950990EU, life assured Laurence John Ede and Andrew James Birnie, life assured £250,000 and all policy proceeds.

Part 2
Other Members of the Target Group

Name	Tocris Investments Limited

Date of incorporation	9 September 2009

Place of incorporation	England and Wales

Company number	07013194

Registered office	Tocris House IO Centre, Moorend Farm Avenue, Bristol BS11 0QL

Authorised capital	£1,000 divided into 1,000 ordinary stock of £1.00 each

Issued stock	one ordinary share of £1.00

Stockholders	Name	Tocris Holdings Limited

	Stock	One ordinary share of £1.00

	Capacity	Legal and beneficial owner

Directors	Hazel Sarah Ede, Jennifer Lucy Birnie, Laurence John Ede, Andrew James Birnie, Anthony Edward Kenny

Secretary	Andrew James Birnie

Accounting reference date	31 December

Auditors	KPMG LLP

Mortgages and charges	Date registered	17 October 2009

	Type	Debenture

	Charge holder	National Westminster Bank PLC

	Date created	14 October 2009

	Secured on	Fixed and floating charge over the undertaking and all property and assets present and future, including goodwill, uncalled capital, buildings, fixtures, fixed plant and machinery.

Name	Tocris Cookson Limited

Date of incorporation	5 November 1993

Place of incorporation	England and Wales

Company number	02869577

Registered office	Tocris House IO Centre, Moorend Farm Avenue, Bristol BS11 0QL

Authorised capital	30,510 ordinary shares of £1 each and 106 ordinary C shares of £1.00 each

Issued stock	30,510 ordinary shares of £1 each and 106 ordinary C shares of £1.00 each

Stockholders	Name	Tocris Investments Limited

	Stock	106 C Ordinary Shares of £1 each and 24,110 Ordinary Shares of £1 each

	Capacity	Legal and beneficial owner

Directors	Laurence John Ede, Andrew James Birnie, Anthony Edward Kenny

Secretary	Andrew James Birnie

Accounting reference date	31 December

Auditors	KPMG LLP

Mortgages and charges	Date registered	28 December 2006

	Type	Debenture

	Charge holder	National Westminster Bank PLC

	Date created	21 December 2006

	Secured on	Fixed and floating charges over the undertaking and all property and assets present and future including goodwill, book debts, uncalled capital, buildings, fixtures, fixed plant and machinery

	Date registered	28 December 2006

	Type	Charge on Shares

	Charge holder	National Westminster Bank PLC

	Date created	21 December 2006

	Secured on	Fixed charges over the investments and all dividends, interest and other money payable to the company.

Name	Tocris Cookson Inc

Date of incorporation	28 February 1995

Place of incorporation	Delaware

Company number	2485172

Registered office	The Corporation Trust Co., Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware

Authorised capital	1,000 shares of common stock (par value $0.01)

Issued stock	1,000 shares

Stockholders	Name	Tocris Cookson Limited

	Stock	1,000 shares

Capacity

Officers	Laurence John Ede and Andrew James Birnie

Accounting reference date	31 December

Auditors	None

Mortgages and charges	Date registered	22 December 2006

Type

	Charge holder	National Westminster Bank plc

Date created

	Secured on	22 December 2006

Part 3
Properties
1	The leasehold property comprising Unit 5b IO Centre, Cabot Park, Avonmouth, Bristol, UK.

2	The leasehold property comprising the solvent store ancillary to Unit 5b IO Centre, Cabot Park, Avonmouth, Bristol, UK.

3	The leasehold property comprising Unit 3 The Polygon, Fourth Way, Avonmouth, Bristol, UK.

4	The leasehold property comprising 16144 Westwoods Business Park, Ellisville, Missouri, 3021, USA.

SCHEDULE 3
COMPLETION
Part 1
Sellers’ Completion Documents
1	In relation to each Seller, a duly executed transfer of those of the Sale Shares set opposite its name in Column (2) of Schedule 1 in favour of the Buyers or their nominees.

2	In relation to each Seller, the share certificates for those of the Sale Shares set opposite its name in Column (2) of Schedule 1 or an indemnity, in the agreed form, for any lost certificates.

3	In relation to each Seller, an irrevocable power of attorney, in the agreed form, in favour of the Buyers or their nominees to enable the beneficiary (or its proxies) to exercise all voting and other rights attaching to those of the Share Sales set opposite the name of that Seller in column (2) of Schedule 1.

4	In relation to each Seller, the original or in the case of Total Capital Finance Limited, a certified copy of any power of attorney under which any document to be delivered to the Buyers have been executed by it.

5	Certificates in respect of all issued shares in the capital of each Target Group Company (other than the Company).

6	The statutory registers and minute books (written up to the Completion Date), the common seal (if any), certificate of incorporation and any certificates of incorporation on change of name of each Target Group Company.

7	Duly executed written resignations, in the agreed form, executed as deeds by each Resigning Executive in relation to their office(s) and/or employment with each relevant Target Group Company and all property of the Target Group in the possession or control of such persons.

8	In relation to each Target Group Company:
8.1	statements from each bank at which that Target Group Company has an account (giving the balance of each account at the close of business on the last Business Day before Completion);

8.2	all cheque books in current use and written confirmation that no cheques have been written since the statements referred to in Paragraph 9.1 were prepared;

8.3	details of their cash book balances;

8.4	reconciliation statements reconciling the cash book balances and the cheque books with the bank statements delivered;

8.5	all credit cards in the name of or for the account of that Target Group Company in the possession of any Resigning Executive; and

8.6	new bank mandates for each account held by each Target Group Company to remove and appoint such individuals as the Buyers shall instruct.
9	Duly executed Minutes.

10	In respect of all charges, mortgages, debentures and guarantees to which each Target Group Company is a party and all other security granted or entered into by any Target Group Company and which affects the Target Group:
10.1	the Releases duly executed by the relevant mortgagee, chargee or other person in whose favour the security is granted; and

10.2	if applicable, a sworn and completed Form MG02; and

10.3	if applicable, letters of non-crystallisation in the agreed form of floating charges.

10.4	A UCC-3 termination statement suitable for filing with the Delaware and Missouri (as applicable) Secretaries of State to release all liens on the shares of Tocris Cookson Inc.
11	Each Target Group Company’s security code and authentication code for the Companies House WebFiling Service and the Protected Online Filing Scheme (if applicable).

12	In relation to Tocris US:
12.1	certificates of good standing of Tocris US in the States of Delaware and Missouri [and the various other foreign jurisdictions in which it is qualified], each dated as of a date not earlier than the third business day prior to the Completion Date;

12.2	the Certificate of Incorporation of Tocris US, certified by the Secretary of State of Delaware as of a date not earlier than the third business day prior to the Completion Date; and

12.3	a certificate of the Secretary of Tocris US certifying, as complete and accurate as of the Completion Date, attached copies of the Certificate of Incorporation and Bylaws of Tocris US.
13	The title and other deeds and documents relating to the Properties.

14	The Holdback Letter duly executed by the Sellers Representative.

15	The Service Agreements duly executed by the Company and each of Laurence Ede, Andrew Birnie, Duncan Crawford, David Peters and Karl Swift.

16	The Compromise Agreements duly executed by the Company and each of Jennifer Birnie and Hazel Ede.

17	Exercise Notices in respect of all Options together with Non Disclosure Agreements executed in each case by each relevant Seller.
Part 2
TCF Completion Documents
1	TCF shall deliver a duly executed transfer of the Preferred Shares.

2	TCF shall deliver the share certificate for the Preferred Shares or an indemnity, in the agreed form, if the certificate has been lost.

3	TCF shall deliver an irrevocable voting power of attorney, in the agreed form, in favour of the Buyers or its nominees to enable the beneficiary (or its proxies) to exercise all voting and other rights attaching to the Preferred Shares.

4	A certified copy of any power of attorney under which any document to be delivered by TCF to the Buyers has been executed by it.
Part 3
Buyers’ Completion Documents
1	A certified copy of the minutes of the board of directors of each of the Buyers authorising the execution of and the performance of its obligations under this agreement and each of the documents to be entered into pursuant to this agreement.

2	The Holdback Letter duly executed by the Buyers.

SCHEDULE 4
Warranties
PART 1
GENERAL WARRANTIES
1	SHARES IN THE TARGET COMPANIES
1.1	The Company (or another Target Group Company) is the sole legal and beneficial owner of the whole allotted and issued share capital of each Target Group Company (other than the Company), and such issued shares are fully paid up and free from any Encumbrance.

1.2	There is no option, right of pre-emption, right to require transfer or issue, mortgage, charge, pledge, lien or other Encumbrance or security on, over or affecting the issued shares of any other Target Group Company (or any unissued shares or debentures or other unissued securities of any Target Group Company) and there is no agreement or arrangement to give or create any such Encumbrance or security and no claim has been made by any person to be entitled to any of the foregoing.

1.3	No Target Group Company:
1.3.1	has any subsidiaries or holds or beneficially owns, or has agreed to acquire, any securities of any undertaking save as set out in Schedule 2;

1.3.2	is or has agreed to become a member of any partnership or other unincorporated association, joint venture or consortium (other than recognised trade associations);

1.3.3	has any branch or permanent establishment outside its country of incorporation;

1.3.4	has circulated any written resolution which could be passed after Completion;

1.3.5	has at any time purchased, redeemed or repaid any of its own share capital; or

1.3.6	has at any time given any financial assistance in contravention of any applicable law or regulation.
1.4	All dividends or distributions declared, made or paid by a Target Group Company have been declared, made or paid in accordance with:
1.4.1	its constitution;

1.4.2	all applicable laws and regulations; and

1.4.3	any agreements or arrangements made with any third party regulating the payment of dividends and distributions.
1.5	There are no options subsisting in respect of the Company as at the date of this agreement and no person is entitled to exercise any option of whatever nature over the shares in the Company.
2	CONSTITUTIONAL AND CORPORATE DOCUMENTS
2.1	Each Target Group Company is validly incorporated, in existence and duly registered under the laws of its jurisdiction of incorporation and has full power to conduct its business as conducted at the Completion Date.

2.2	Copies of the articles of association or other constitutional and corporate documents of each Target Group Company are contained in the Disclosure Letter and are true, accurate and complete in all material respects and copies of all the resolutions and agreements required to be annexed to or incorporated in those documents by all applicable laws and regulations are annexed or incorporated to them.

2.3	All statutory books and registers of each Target Group Company have been properly kept and no notice or allegation that any of them is incorrect or should be rectified has been received.

2.4	All returns, particulars, resolutions and other documents which each Target Group Company is required by law to file with or deliver to any authority in any jurisdiction (including, in particular, the Registrar of Companies in England and Wales) have been correctly made up and filed or, as the case may be, delivered.

2.5	Tocris US is in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of Missouri and each other state or jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.
3	INFORMATION
3.1	The information in respect of the Target Group set out in Schedule 2 is true, and accurate and not misleading.

3.2	Save for documents 1.2a, 4.1.c.1 16.1a and R.3.1.5 all Disclosure Documents are contained within the Data Room (being the Project Titan electronic data room hosted by Momentum Corporate Finance LLP on its “Backpack” intranet site containing the documents in relation to the Target Group) and have not been removed, replaced, amended or updated since the date on which each Disclosure Document was first uploaded to the Data Room by reference to its document number.
4	COMPLIANCE WITH LAWS
4.1	Each Target Group Company has at all times and in all material respects conducted its business in accordance with its constitution and all applicable laws and regulations.

4.2	No Target Group Company has committed, nor, so far as the Warrantors are aware, is liable for any criminal, illegal, unlawful or unauthorised act or breach of any obligation or duty whether imposed by or pursuant to statute, contract or otherwise, and no claim that it has, or is, remains outstanding.

4.3	Each member of the Target Group has in place all necessary licences and consents under The Export Control Order 2008 and under EC Regulations 338/97 and 865/2006. All such licences and consents are fully effective and have not expired or lapsed.

4.4	No notice or allegation of breach has been received by or brought to the attention of any Target Group Company in respect of the importation and exportation of toxins under any licence granted under The Export Control Order 2008 or in relation to compounds under EC Regulations 338/97 and 865/2006.

4.5	The Company holds a valid Community General Export Authorisation licence and the dispatch of any toxins under this licence are fully complaint with the terms of such licence.

4.6	The Warrantors have Disclosed a copy of all written policies, procedures and systems adopted by the Company currently in force to ensure compliance by the Company of its ongoing statutory obligations under The Export Control Order 2008 and under EC Regulations 338/97 and 865/2006.

4.7	The Warrantors have Disclosed in the Data Room a full list of all toxins that are subject to any licensing requirements of The Export Control Order 2008 and of all compounds subject to the licensing regime under EC Regulations 338/97 and 865/2006, used in any way in connection with the Business as at two Business Days prior to the date of this Agreement.

4.8	The Warrantors have Disclosed a list of all controlled drugs subject to the requirements of the Misuse of Drugs Act 1971 licensing regime used in any way in connection with the Business as at 27 April 2011, in each case identifying the precise statutory schedule in respect of which a licence has been obtained.

4.9	The Warrantors have Disclosed a true and accurate copy of the Company’s statement of compliance with the requirements of Misuse of Drugs Act 1971 licensing regime for the years ending 2007, 2008, 2009 and 2010.

4.10	The Warrantors have Disclosed a true and accurate copy of all written policies, procedures and systems adopted by the Company currently in force to ensure compliance by the Company of its ongoing statutory obligations under the Misuse of Drugs Act 1971 and all applicable regulations under that Act.

4.11	The Company has obtained all necessary licences, consents and permits in relation to the Business required under the Misuse of Drugs Act 1971 and all applicable regulations under that Act, and all other applicable UK legislation.

4.12	Tocris US has obtained all necessary licences, consents and permits in relation to the Business required under any applicable U.S. federal, state or local law or regulation and the Data Room contains a true and accurate copy of each such license, consent and/or permit.

4.13	The Company has not received any written notice to the effect that and so far as the Warrantors are aware, there are no facts or circumstances that might reasonably lead to either (a) any licence currently granted under the Misuse of Drugs Act 1971 or any applicable regulations under that Act (or otherwise) being at risk of withdrawal or amendment by the Home Office, or (b) the application for renewal of the Category 1 Precursor Licence either not being renewed, or if renewed, being renewed on terms or conditions different to those applied by the Home Office to the applicable 2010 licence.

4.14	The Company has complied at all material times and in all material respects with all obligations in relation to the Business imposed by the Misuse of Drugs Act 1971 and all applicable regulations under that Act, and all other applicable UK legislation.

4.15	Tocris US has complied at all material times and in all material respects with all obligations in relation to the Business imposed by any U.S. federal, state or local law or regulation.

4.16	The Target Group has at all times and in all material respects complied with all UK and US import and export control laws, regulations and similar legal requirements.

4.17	Tocris US is not currently being audited, except in the ordinary course of business or as is customary in the industry nor, so far as the Warrantors are aware, is any Target Group Company currently being investigated by the United States Government Accounting Office, the United States Department of Justice, or any of its agencies, the Inspector General or other authorities of any agency of the United States government, any state governmental authority, any equivalent British government department or agency or any foreign government, nor so far as the Warrantors are aware has any such audit or investigation been threatened. So far as the Warrantors are aware there is no valid basis for a claim pursuant to an audit or investigation by the United States government or any foreign government.

4.18	No Target Group Company, Executive nor so far as the Warrantors are aware any other person acting on any Target Group Company’s behalf has in the course of their duties to any Target Group Company, directly or indirectly:
4.18.1	made, provided, or offered any unlawful, immoral or improper contributions, payments, other inducements or gifts of anything of value or entertainment to any government officials or others; or

4.18.2	made or offered any unlawful or improper expenditure or gifts of anything of value relating to government officials, or others,

(any such payment hereinafter referred to as an “Unlawful Payment”) and no Target Group Company has received written notice of any Unlawful Payment or an investigation of an alleged Unlawful Payment. The Target Group has reasonably adequate financial controls to prevent and detect such Unlawful Payment.
4.19	No Target Group Company, Executive nor so far as the Warrantors are aware any other person acting on any Target Group Company’s behalf has in the course of their duties to any Target Group Company given, offered, accepted, or received any unlawful or improper contributions, payments gifts of anything of value, or expenditures.

4.20	The Target Group is in compliance in all material respect and has, during all periods for which any applicable statute of limitations has not expired, complied with all United Kingdom, European Union and other applicable foreign laws and regulations relating to the prevention of corrupt practices and similar matters.

4.21	So far as the Warrantors are aware, no Target Group Company, nor any Executive would commit any offence under or be in breach of the provisions of the Bribery Act 2010 if the provisions of the same were in force at the date of this agreement.

4.22	To the best of the knowledge, information and belief of the Warrantors, the Target Group has in place appropriate policies and procedures which would be appropriate to ensure compliance with an would comply with the provisions of the Bribery Act 2010 were the same in force at the date of this Agreement.

4.23	Each Target Group Company has at all times and in all material respects complied with REACH to the extent applicable.

4.24	No Target Group carries on any activity which would require it to obtain any authorisation under the Radioactive Substances Act 1993.
5	ACCOUNTS
5.1	The Accounts:
5.1.1	have been prepared in accordance with all applicable laws and regulations and with accounting standards, policies, principles and practices generally accepted in the UK;

5.1.2	show a true and fair view of the state of affairs of each Target Group Company (and in relation to the consolidated accounts, of the Target Group as a whole) as at the Accounts Date and of the profit and loss of each Target Group Company and (in relation to the consolidated accounts) of the Target Group for the accounting period ended on the Accounts Date;

5.1.3	make adequate provision or reserve for all bad and doubtful debts, obsolete or slow-moving stocks and for depreciation on fixed assets;

5.1.4	do not materially overstate the value of current or fixed assets;

5.1.5	do not materially understate any liabilities (whether actual or contingent);

5.1.6	contain either provision adequate to cover, or full particulars in notes of, all Taxation (including deferred Taxation) and other liabilities (whether quantified, contingent, disputed or otherwise) of the relevant Target Group Company or the Target Group (as the case may be) as at the Accounts Date;

5.1.7	are not affected by any unusual or non-recurring items or any other factor that would make the financial position and results shown by the Accounts unusual or misleading in any material respect;

5.1.8	have been filed and (if necessary) laid before the relevant Target Group Company in general meeting in accordance with the requirements of all applicable laws and regulations; and

5.1.9	have been prepared on a basis consistent with the accounts of each Target Group Company and the Target Group (as the case may be) for the three prior accounting periods without any change in accounting policies used.
5.2	The Management Accounts:
5.2.1	have been prepared on a basis consistent with that employed in preparing the management accounts of the Target Group for the three prior accounting periods without any change in accounting policies used; and

5.2.2	fairly represent the income and expenditure, profits and losses and state of affairs of the Target Group as at and to the date to which they have been prepared.
6	FINANCIAL AND OTHER RECORDS
6.1	All financial and other material records of each Target Group Company:
6.1.1	have been properly prepared and maintained;

6.1.2	constitute an accurate record of all matters required by law to appear in them;

6.1.3	do not contain any material inaccuracies or discrepancies; and

6.1.4	are in the possession or control of the Target Group Company to which they relate;
6.2	Copies of all constitutional and corporate documents including all registers, minute books and board and shareholder resolutions relating to the Target Group have been provided to the Buyer and such copies are true and accurate in all material respects.

6.3	No notice has been received or, so far as the Warrantors are aware, allegation made that any of the records referred to in Paragraph 6.1 are incorrect or should be rectified.

6.4	All statutory records, including accounting records, required to be kept or filed by a Target Group Company have been properly kept or filed and comply in all material respects with the requirements of all applicable laws and regulations.

6.5	All deeds and documents belonging to any Target Group Company are in the control or possession of that Target Group Company.
7	CHANGES SINCE ACCOUNTS DATE

Since the Accounts Date:
7.1	each Target Group Company has conducted its business in the normal course and as a going concern;

7.2	there has been no material adverse change in the turnover or financial position of any Target Group Company;

7.3	no Target Group Company has issued or agreed to issue any share or loan capital;

7.4	no member of the Target Group has purchased, redeemed or repaid any share capital;

7.5	no loan or loan capital has been repaid by any Target Group Company in whole or in part or has become liable to be so repaid;

7.6	no dividend or other distribution of profits or assets has been, or agreed to be, declared, made or paid by any Target Group Company;

7.7	no Target Group Company has borrowed or raised any money or taken any form of financial security;

7.8	no Target Group Company has acquired, invested or disposed of (or agreed to acquire, invest or dispose of) any individual item in excess of £10,000;

7.9	no shareholder resolutions of any Target Group Company have been passed other than as routine business at the annual general meeting;

7.10	there has been no abnormal increase or reduction of stock in trade;

7.11	none of the stock in trade reflected in the Accounts has realised an amount materially less than the value placed on it in the Accounts; and

7.12	no Target Group Company has offered price reductions or discounts or allowances on sales of stock in trade, or sold stock in trade at less than cost price.
8	LICENCES AND CONSENTS
8.1	Each Target Group Company has all the licences, consents, permits and authorities necessary to carry on its business.

8.2	All the Licenses are valid and subsisting and the Warrantors are not aware of any reason why any of the Licenses should be suspended, cancelled, revoked or not renewed on the same terms.

8.3	Each member of the Target Group is, by virtue of the product licences granted to Tocris Cookson Limited, permitted to manufacture, process, use and sell the licensed products, and neither Tocris Cookson Limited nor any other member of the Target Group is in breach of any restriction on sub-licensing, whether express or implied, in relation to the sale, manufacture, processing or use of those licensed products.

8.4	No notice or allegation of breach has been received by, or brought to the attention of, any Target Group Company in respect of the licensed products.
9	INSURANCE
9.1	Details of the Insurance Policies (including copies of any policy documents) are contained in the Disclosure Letter and such details are accurate.

9.2	There are no material outstanding claims under, or in respect of the validity of, any of the Insurance Policies and, so far as the Warrantors are aware, no circumstances exist which are likely to give rise to such a claim.

9.3	All the Insurance Polices are in full force and effect, are not void or voidable and so far as the Warrantors are aware nothing has been done or not done by any Target Group Company (or, so far as the Warrantors are aware, by any one else) which could make any of the Insurance Policies void or voidable.

9.4	So far as the Warrantors are aware Completion will not terminate, or entitle any insurer to terminate, any of the Insurance Policies.
10	POWERS OF ATTORNEY
10.1	There are no powers of attorney in force given by any Target Group Company.

10.2	No person, as agent or otherwise, is entitled or authorised to bind or commit any Target Group Company to any obligation not in the ordinary course of that Target Group Company’s business.

10.3	Accurate details of all persons (excluding Directors) who have authority to bind any Target Group Company in the ordinary course of that Target Group Company’s business are contained in the Disclosure Letter.
11	DISPUTES AND INVESTIGATIONS
11.1	No Target Group Company is, or has during the two years preceding the Completion Date been:
11.1.1	engaged in any litigation, administrative, mediation or arbitration proceedings or other proceedings or hearings before any statutory or governmental body, department, board or agency (except for debt collection in the normal course of that Target Group Company’s business); or

11.1.2	the subject of any enforcement proceedings or, so far as the Warrantors are aware, any investigation, inquiry or request for information by any governmental, European Union, administrative or regulatory body or department or by any organisation charged with the supervision of any activities from time to time engaged in by the Target Group Company.
11.2	No Director or any person for whom any Target Group Company is vicariously liable is, to the extent that it relates to the business of any Target Group Company, engaged in or subject to any of the matters mentioned in Paragraph 11.1.2 and no such procedures are pending or threatened and the Warrantors do not know of any facts which are likely to give rise to any such procedure.

11.3	No Target Group Company is affected by any existing or pending judgments or rulings or has given any undertakings arising from legal proceedings to a court, governmental agency, regulator or third party.

11.4	No such proceedings, investigation or inquiry as are mentioned in Paragraph 11.1 are pending or, so far as the Warrantors are aware, threatened and, so far as the Warrantors are aware, no circumstances exist which are likely to give rise to any such proceedings, investigation or inquiry.

11.5	No Target Group Company or any of the property or assets of any Target Group Company are affected by any existing or pending injunction, order, judgment, decree, ruling or arbitral award and no Target Group Company has given any undertakings to a court, governmental agency, regulator or third party.

11.6	No Target Group Company or any current or former Executive has been convicted of any offence in relation to that Target Group Company.
12	DEFECTIVE PRODUCTS
12.1	No Target Group Company has manufactured or sold any products which were, at the time they were manufactured or sold, faulty or defective or did not comply with:
12.1.1	the IPR Licence under which that Target Group Company is entitled to manufacture or sell the products in question; and/or

12.1.2	all laws, regulations, standards, guidelines and requirements applicable to the products.
12.2	No proceedings have been started, are pending or, so far as the Warrantors are aware, have been threatened against any Target Group Company in which it is claimed that any products manufactured or sold by that Target Group Company are defective, not appropriate for their intended use or have caused bodily injury or material damage to any person or property when applied or used as intended and the Warrantors are not aware of any facts which they believe are likely to give rise to any such proceedings.

12.3	No proceedings have been started and there are no outstanding liabilities or claims pending or, so far as the Warrantors are aware, threatened against any Target Group Company in respect of any services supplied by any Target Group Company for which it is or is likely to become liable and the Warrantors are not aware of any facts which they believe are likely to give rise to any such proceedings.
13	CUSTOMERS AND SUPPLIERS
13.1	In the 12 months ending with the Completion Date the business of no Target Group Company has been materially affected in an adverse manner as a result of any one or more of the following things happening to it in relation to any customers or, if in relation to suppliers, being those suppliers who supplied 5% or more of each Target Group Company’s supplies (any such suppliers hereinafter referred to as “Material Suppliers”):
13.1.1	the loss of any customers or Material Supplier;

13.1.2	a material reduction in trade with any customers or in the extent to which it is supplied by any Material Supplier; or

13.1.3	a change in the terms on which it trades with or is supplied by any customers or Material Supplier.
13.2	No single Customer accounts for more than 2% of the sales values received during the period of 12 months preceding the Completion Date by any Target Group Company or the entire Target Group.

13.3	Accurate details of the twenty largest Customers by revenue value of the Target Group for each of the financial years ending 31 December 2010 and 31 December 2009 and for the period ended on the latest Management Accounts, together with the aggregate total amount of revenue derived by the Target Group from each such Customer are contained in the Disclosure Letter.

13.4	All raw materials and finished goods purchased by the Target Group Company from one of the Material Suppliers during the period of 12 months ending on the Completion Date are capable, so far as the Warrantors are aware, of being either manufactured or produced by the Target Group Company or of being supplied from an alternative source of supply at the time of the Completion Date.
14	COMPETITION
14.1	No Target Group Company is engaged in or has ever been engaged in any agreement, arrangement, understanding, practice or conduct which amounts to an infringement of the Competition Law of any jurisdiction in which it conducts or has conducted business and no Director or any person for whom any Target Group Company is vicariously liable is or has ever, in relation to the business of any Target Group Company, been engaged in any activity which would be an offence or infringement under any such Competition Law.

14.2	No Target Group Company is or has ever been the subject of any proceedings or, so far as the Warrantors are aware, any investigation or inquiry by any relevant body in connection with any actual or alleged infringement of the Competition Law of any jurisdiction in which it conducts or has conducted business and so far as the Warrantors are aware having made no enquiry of any such relevant body:
14.2.1	no such proceedings, investigation or inquiry are pending or, have been threatened; and

14.2.2	there are no circumstances likely to give rise to any such proceedings, investigation or inquiry.
15	CONTRACTS
15.1	No Target Group Company is a party to or subject to any agreement or arrangement which:
15.1.1	is, in the context of its business, of an unusual or exceptional nature;

15.1.2	is not in the ordinary and usual course of its business or materially differs from its standard terms of business;

15.1.3	may be terminated as a result of any Change of Control of the Target Group Company;

15.1.4	restricts the freedom of the Target Group Company to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit;

15.1.5	is long term (ie not terminable on 60 days notice or less without payment of compensation or damages);

15.1.6	cannot readily be fulfilled or performed by the Target Group Company on time or without undue or unusual expenditure of money, effort or personnel;

15.1.7	is loss making to the Target Group Company;

15.1.8	is a distributorship, agency or management agreement or arrangement;

15.1.9	is a partnership, joint venture, consortium, joint development, shareholders agreement or arrangement;

15.1.10	involves or is likely to involve an aggregate consideration payable by or to any Target Group Company in excess of £10,000 p.a.;

15.1.11	requires any Target Group Company to pay any commission, finder’s fee, royalty or the like;

15.1.12	is for the supply of goods and/or services by or to any Target Group Company on terms under which retrospective or future discounts, price reductions or other financial incentives are given;

15.1.13	is not on arm’s length terms;

15.1.14	provides for payments or other dealings in or calculated by reference to any currency other than pounds sterling; or

15.1.15	is capable of being declared ineffective pursuant to the Public Contracts Regulations 2006 (as amended by the Public Contracts (Amendment) Regulations 2009);
and there exist no outstanding offers, proposals, estimates or quotations which, if accepted or incorporated into an agreement or arrangement, would result in an agreement or arrangement which, if now in existence, would fall within any of the Paragraphs in this Paragraph 15.1.

15.2	Accurate material details of all Material Contracts are contained in the Disclosure Letter.

15.3	So far as the Warrantors are aware each Material Contract is valid, in full force and effect and binding on the parties to it.

15.4	No Target Group Company has materially defaulted under or committed any material breach (which has not been remedied) of any Material Contract and, so far as the Warrantors are aware having made no enquiry of the other party to a Material Contract, no other party to a Material Contract has defaulted under or breached in the manner referred to above such a contract.

15.5	No notice of termination of a Material Contract has been received or served by a Target Group Company and so far as the Warrantors are aware having made no enquiry of the other party to a Material Contract, there are no grounds for determination, rescission, avoidance, repudiation or a material change in the terms of any Material Contract.

15.6	No Target Group Company has waived any of its rights under, or amended or otherwise modified the material terms of, any Material Contract, except in writing and as disclosed to the Buyer in the Disclosure Letter in respect of this Warranty.

15.7	So far as the Warrantors are aware no Target Group Company is a party to any oral contract of the type which would constitute a Material Contract.

15.8	Those Material Contracts between a Target Group Company and a distributor of the Target Group Company’s products which have continued informally following the expiration of the relevant written contract have continued on the basis of the same terms as the last written document executed by the Target Group Company and the relevant distributor in each instance and the behaviour and course of dealing between each of the parties’ to each of those Material Contracts has not changed in any material way since the expiry of the relevant written agreement.

15.9	Those Material Contracts between a Target Group Company and a distributor of the Target Group Company’s products which has never been the subject of a written contract has been conducted without the application of any agreed or implied discount to the products nor with any minimum performance guarantees existing in relation to either party’s performance in each such instance.

15.10	Those Material Contracts between a Target Group Company and a distributor of the Target Group Company’s products (whether written or not) are on a non-exclusive basis and do not restrict (expressly or, so far as the Warrantors are aware, impliedly) any Target Group Company’s ability to appoint additional distributors in the same geographic region or market sector.
16	FINANCE AND GUARANTEES
16.1	No Target Group Company has any Debt at Completion.

16.2	The total amount of the External Debt as at the Completion Date is as set out in Clause 4.3.5.

16.3	Full and accurate details of all money borrowed by each Target Group Company (including full details of the terms on which such money has been borrowed) are contained in the Disclosure Letter.

16.4	No guarantee, indemnity, counter indemnity, mortgage, charge, pledge, lien, assignment or other security agreement or arrangement has been given by or entered into by any Target Group Company or any third party in respect of borrowings or other obligations of a Target Group Company.

16.5	No Target Group Company:
16.5.1	has given or entered into any guarantee, indemnity, counter indemnity, mortgage, charge, pledge, lien, assignment or other security agreement or arrangement;

16.5.2	is responsible for the indebtedness, or for the default in the performance of any obligation, of any other person;

16.5.3	has factored or discounted any of its debts or engaged in financing of a type which would not need to be shown or reflected in the Accounts;

16.5.4	has waived any set-off it may have against any third party;

16.5.5	has outstanding loan capital or lent any money that has not been repaid; or

16.5.6	has any debts owing to it other than debts that have arisen in the ordinary course of its business.
16.6	No Target Group Company has received notice from any lender:
16.6.1	of any money requiring repayment;

16.6.2	relating to term loan facilities becoming on demand;

16.6.3	altering, to that Target Group Company’s disadvantage, the terms of any facility; or

16.6.4	intimating the enforcement by that lender of any security which it may hold over any of that Target Group Company’s assets;
and so far as the Warrantors are aware, there are no circumstances which would now (or which could with the giving of notice or lapse of time or both) give rise to any such notice.

16.7	The total amount borrowed by any Target Group Company does not exceed any limitations on the borrowing powers contained in:
16.7.1	its constitution; or

16.7.2	any debenture or other deed or document binding on it.
16.8	The debts owing to each Target Group Company shown in their respective Accounts were paid in full on the date they became due (taking into account any provision for bad or doubtful debts made in such Accounts).

16.9	There are no debts owing to any Target Group Company which:

16.9.1	have been outstanding for more than two months from their respective due dates. or

16.9.2	so far as the Warrantors are aware having made no external enquiries are not recoverable in full when they fall due.
16.10	Accurate details of the balances on all the bank accounts of each Target Group Company showing the position as at close of business on the last Business Day before Completion are contained in the Disclosure Letter and no Target Group Company has any other bank accounts. Since the date of such balances there have been no payments out of those accounts other than routine payments in the ordinary course of the relevant Target Group Company’s business.

16.11	In the reasonable opinion of the Warrantors, having regard to the Retained Cash, the Target Group has sufficient working capital for the purposes of:
16.11.1	continuing to carry on its business in its present form for the next 3 months;

16.11.2	executing, carrying out and fulfilling in accordance with their respective terms all orders, projects and contractual obligations which have been placed with or undertaken by that Target Group Company; and

16.11.3	discharging obligations in accordance with the historical practices of that Target Group Company.
16.12	Accurate details of all grants, allowances, subsidies, loans or financial assistance paid or pledged to any Target Group Company during the last six years by the European Union, any national or local authority, any government department, any agency or any other body are contained in the Disclosure Letter and So far as the Warrantors are aware the Target Group Company in question has not done or failed to do any act or thing (including the entering into of this agreement) which could result in any such grants, allowances, subsidies, loans or financial assistance not being paid or pledged or it becoming repayable or forfeited in whole or in part.
16.13	No Target Group Company has given or incurred any Target Assurances.
17	INSOLVENCY
17.1	No Target Group Company:
17.1.1	is insolvent or unable to pay its debts within the meaning of the Insolvency Act 1986 or any other applicable insolvency legislation; or

17.1.2	has stopped paying its debts as they fall due.
17.2	No step has been taken to initiate any process by or under which:
17.2.1	the ability of the creditors of any Target Group Company to take any action to enforce their debts is suspended, restricted or prevented;

17.2.2	some or all of the creditors of any Target Group Company accept, by agreement, company voluntary arrangement, or in pursuance of a court order, an amount less than the sums owing to them in satisfaction of those sums;

17.2.3	a person is appointed to manage the affairs, business and assets of any Target Group Company on behalf of that Target Group Company’s creditors; or

17.2.4	the holder of a charge over any Target Group Company’s assets is appointed, or appoints another person, to control the business and assets of that Target Group Company.
17.3	In relation to each Target Group Company:
17.3.1	no liquidator, administrator, administrative receiver or other receiver has been appointed;

17.3.2	no documents have been filed with the court for the appointment of an administrator, a receiver or a liquidator; and

17.3.3	no notice of an intention to appoint an administrator has been given by that Target Group Company, its Directors or by a qualifying floating charge holder (as defined in paragraph 14 of schedule B1 of the Insolvency Act 1986).
17.4	No process has been initiated which could lead to any Target Group Company going into liquidation or being dissolved and its assets being distributed among its creditors, shareholders or other contributors.

17.5	No distress, execution or other process has been levied on an asset of any Target Group Company.

17.6	No asset of any Target Group Company has been acquired or sold for a consideration otherwise than for market value.
18	ASSETS
18.1	All assets included in the Accounts or acquired by a Target Group Company since its Accounts Date and all other assets owned or used by a Target Group Company (but excluding any assets disposed of since the Accounts Date in the ordinary course of that Target Group Company’s business) are:
18.1.1	legally and beneficially owned by that Target Group Company free from any Encumbrance;

18.1.2	in the possession or under the exclusive control of that Target Group Company;

18.1.3	situated in the United Kingdom; and

18.1.4	where subject to a requirement for a licence, duly licensed or registered in the sole name of that Target Group Company.
18.2	None of the assets owned or used by a Target Group Company is the subject of any lease, lease hire agreement, hire purchase agreement or agreement for payment on deferred terms or is the subject of any factoring arrangement.

18.3	None of the assets, undertaking or goodwill of any Target Group Company is subject to any agreement or commitment to create an Encumbrance and, so far as the Warrantors are aware, no person has claimed to be entitled to create such an Encumbrance.

18.4	In the reasonable opinion of the Warrantors, the assets of each Target Group Company comprise all the assets necessary for the continuation of its business in the manner in which such business is carried on as at Completion.
19	CONDITION OF PLANT AND EQUIPMENT AND STOCK IN TRADE
19.1	The plant, machinery, equipment and vehicles used in connection with the business of each Target Group Company:
19.1.1	are in reasonably satisfactory working order (having regard to age and usage) and have been regularly and properly maintained;

19.1.2	are capable of doing the work for which they were designed; and

19.1.3	are not surplus to the current requirements of that Target Group Company.
19.2	Maintenance contracts are in full force and effect in respect of:
19.2.1	all assets of each Target Group Company which it is normal or prudent to have maintained by independent or specialist contractors; and

19.2.2	all assets which each Target Group Company is obliged to maintain or repair under any hire purchase, leasing, rental, insurance or other agreement.

19.3	The stock-in-trade (including work in progress) of each Target Group Company is:
19.3.1	in good condition;

19.3.2	in the reasonable opinion of the Warrantors, adequate but not excessive in relation to the current trading requirements of that Target Group Company; and

19.3.3	not obsolete, slow moving, unusable or unmarketable.
19.4	No Target Group Company has purchased any stock, goods or materials on terms that title in it does not immediately pass to that Target Group Company.
20	ENVIRONMENTAL AND HEALTH AND SAFETY

The definitions set out below apply in this Paragraph 20 only:

“EHS Laws” all applicable laws (whether civil, criminal or administrative), statutes, regulations, secondary legislation, bye-laws, common law, directives, judgements and decisions of any court and codes of practice and guidance notes and government circulars and any instruments or requirements of any regulatory authority or court, which have legal effect and which relate to or apply to EHS Matters.

“EHS Matters” all matters relating to:
(a)	pollution or contamination of the Environment;

(b)	the presence, existence, disposal, release, spillage, deposit, escape, discharge, leak, migration or emission of Hazardous Substances;

(c)	the exposure of any person to any Hazardous Substances;

(d)	the health and safety of any person, including any accidents, injuries, illnesses and diseases; or

(e)	the creation or existence of any noise, vibration, odour, radiation, common law or statutory nuisance or other adverse impact on the Environment.
“Environment” the following media, namely air (including air within buildings), water (including surface water, groundwater and water in drains and sewers) and land (including surface land, subsurface land and land under water)and other natural structures above or below the ground and any living organisms (including man) or systems supported by those media.

“Environmental Permits” any permits, licences, consents, registrations, approvals, certificates, exemptions or other authorisations issued pursuant to or required under any EHS Laws for the operation of the Business (or any part of the Business) of any Target Group Company or in relation to any of the Properties.

“Hazardous Substances” any material, natural or artificial substance (whether solid, liquid or gas) or organisms which, alone or in combination with others, are capable of causing harm to man or any other living organism, or damaging the Environment.

“Statutory Agreement” an agreement or undertaking entered into under any legislation.
20.1	Each Target Group Company has obtained and has at all times complied with all Environmental Permits. All Environmental Permits are in full force and effect and each Target Group Company complies and has complied at all times with the conditions of all Environmental Permits and no Target Group Company has received any written notice nor, so far as the Warrantors are aware, any oral notice, that may lead to the revocation, suspension, variation, non-renewal of or inability to transfer any Environmental Permits.

20.2	So far as the Warrantors are aware, each Target Group Company has at all times complied with all EHS Laws.

20.3	So far as the Warrantors are aware, there are no Hazardous Substances at, on or under, nor have any Hazardous Substances been emitted, escaped or migrated from, any of the Properties in circumstances such that remediation or other works are likely to be required under EHS Laws.

20.4	There have been no claims, investigations, prosecutions, convictions or other proceedings against or, so far as the Warrantors are aware, threatened in writing against any Target Group Company or any Executive in writing in respect of any alleged breach of any Environmental Permits or EHS Laws. At no time has any Target Group Company received any written notice or communication from a competent regulatory authority alleging any liability in relation to any EHS Laws or that any material works are required to comply with EHS Laws.

20.5	No Target Group Company has been engaged in any litigation or arbitration or administrative action or subject to any investigations in connection with EHS Laws and the Warrantors are not aware of any such matters pending or being threatened or of any facts or circumstances likely to give rise to such matters.

20.6	No Target Group Company has received any enforcement, prohibition, stop, remediation, improvement or any other notice from any enforcement authority, including the Environmental Agency, the Health and Safety Executive and the relevant local authority, with regard to any breach or alleged breach of any EHS Laws.

20.7	No Target Group Company has or is likely to have any actual or potential liability under any EHS Laws by reason of it having owned, occupied or used any Other Land.

20.8	So far as the Warrantors are aware, there are no underground storage tanks or asbestos-containing materials at any of the Properties

20.9	Details of any remedial work carried out at the Properties by, on behalf of or at the request or permission of any Target Group Company has been Disclosed.

20.10	Details of all serious accidents, illnesses and reportable diseases reported in the last 6 years in connection with any Employees, former employees of any Target Group Company and/or relate to any incidents at any of the Properties or Other Land are set out in the Disclosure Letter.

20.11	Copies of all:
20.11.1	current Environmental Permits;

20.11.2	reports in respect of environmental and health and safety audits, investigations or other assessments carried out in the last 6 years; and

20.11.3	material correspondence (save for correspondence in relation to the fire on 2nd December 2003 in a laboratory at the Target Group’s previous property, further details of which are set out in the NSG Report disclosed in the Disclosure Letter with specific reference to Warranty 20.1) between any Target Group Company and any relevant enforcement authority;
relating to the business of any Target Group Company or any of the Properties are contained in the Disclosure Letter and are accurate.
21	INTELLECTUAL PROPERTY
21.1	The Disclosure Letter contains accurate details of:
21.1.1	all the Target Group IPR;

21.1.2	all the IPR Licences; and

21.1.3	all renewal or application fees falling due within three months following the Completion Date.
21.2	No Target Group Company requires any IPR other than the Target Group IPR or as permitted under the IPR Licences in order to carry on its business as carried on at Completion.

21.3	So far as the Warrantors are aware the Target Group IPR is valid, subsisting and enforceable and nothing has been done or not been done by any Target Group Company as a result of which any of the Target Group IPR has ceased or is likely to cease to be valid, subsisting or enforceable. In particular:

21.3.1	all application and renewal fees and other steps required for the maintenance or protection of such rights have been paid on time or taken;

21.3.2	all Confidential Information has been kept confidential and the Target Group has taken reasonable endeavours to ensure that it has not been disclosed to third parties;

21.3.3	so far as the Warrantors are aware, no mark, trade name or domain name identical or substantively similar to any Target Group IPR:
21.3.3.1	has been registered for a class or classes of goods or services similar to those supplied by any Target Group Company;

21.3.3.2	is being used by any person in the same business to that of any Target Group Company in any country in which any Target Group Company has registered or is using that mark, trade name or domain name;
21.3.4	there are and have been no claims, disputes or proceedings, pending or, so far as the Warrantors are aware, threatened in relation to the ownership or use of any Target Group IPR; and

21.3.5	any applications for registered IPR comprised within the Target Group IPR are being actively prosecuted by a Target Group Company and are, so far as the Warrantors are aware, not being attacked, opposed or resisted by any person.
21.4	So far as the Warrantors are aware, there has been none, nor is there any current infringement by any third party of any Target Group IPR or any third party breach of confidence, passing off or actionable act of unfair competition in relation to the business and assets of any Target Group Company.

21.5	The IPR Licences:
21.5.1	are valid and binding;

21.5.2	have not been the subject of any breach or default by any Target Group Company , including breach of any confidentiality undertaking given pursuant to such IPR Licences or to any other persons and so far as the Warrantors are aware, have not been the subject of any event which, with the giving of notice or lapse of time, would constitute a default;

21.5.3	are not the subject of any claim, dispute or proceedings, pending or, so far as the Warrantors are aware, threatened; and

21.5.4	have, where required, been duly recorded or registered.
21.6	So far as the Warrantors are aware (for the avoidance of doubt having made no enquiry of the counterparties to any such IPR licences), a Change of Control of any Target Group Company will not result in the termination of, or materially affect, any of the Target Group IPR or the IPR Licences.

21.7	The activities of any Target Group Company or, so far as the Warrantors are aware (for the avoidance of doubt having made no enquiry of any such licencees), of any licensees of a Target Group Company:
21.7.1	have not infringed the IPR of any third party;

21.7.2	have not constituted and do not constitute any breach of confidence, passing off or actionable act of unfair competition; and

21.7.3	have not given and do not give rise to any obligation to pay any royalty, fee, compensation or any other sum whatsoever other than in accordance with the terms of any such licences.

21.8	No Target Group Company uses any name for any purpose in connection with the Business other than the full corporate names of each of the corporate entities which is a Target Group Company.
22	INFORMATION TECHNOLOGY
22.1	Accurate details of the IT System and all material IT Contracts are contained in the Disclosure Letter.

22.2	Save to the extent provided in the IT Contracts, the Target Group owns the IT System free from Encumbrance and each Target Group Company has obtained all necessary rights from third parties to enable it to make exclusive and unrestricted use of the IT System.

22.3	So far as the Warrantors are aware, the IT Contracts are valid and binding and no act or omission has occurred which would (or which could with the giving of notice or lapse of time or both) constitute a breach of any IT Contract.

22.4	There are and have been no claims, disputes or proceedings arising under any IT Contracts.

22.5	No IT Contract is liable to be terminated or otherwise materially affected by a Change of Control of any Target Group Company.

22.6	Save in respect of commercially available off the shelf software, a Target Group Company has possession or control of the source code of all software in the IT System, or has the right to gain access to such code under the terms of source code deposit agreements with the owners of the rights in the relevant software and reputable deposit agents.

22.7	So far as the Warrantors are aware:
22.7.1	the IT System has not been the target of a successful attack on it security or integrity during the 3 years preceding the Completion date; and

22.7.2	all web sites comprised within the IT System comply with all applicable rules on accessibility.
22.8	The elements of the IT System:
22.8.1	are functioning substantially in accordance with all applicable specifications;

22.8.2	are not defective in any material respect and have not been materially defective or materially failed to function during the last three years;

22.8.3	so far as the Warrantors are aware, are protected by adequate firewall and antivirus measures and such other technical and organisational security measures as are appropriate in accordance with good industry practice so as to prevent or minimise both the risk of and scope for damage of any security breach including without limitation denial of service attack, introduction of malicious or damaging code, unauthorised access to or destruction of data and the like;

22.8.4	in the reasonable opinion of the Warrantors, have sufficient capacity and performance to meet the current business requirements of each Target Group Company;

22.8.5	include sufficient user information to enable reasonably skilled personnel in the field to use and operate the IT System without the need for further assistance;

22.8.6	have been regularly and properly maintained; and

22.8.7	have the benefit of appropriate maintenance and support agreements, accurate particulars of which are contained in the Disclosure Letter.
22.9	The Disclosure Letter contains accurate details of each Target Company’s:

22.9.1	procedures (including in relation to off site working where applicable) for ensuring the security of the IT System and the confidentiality and integrity of all data stored on it; and

22.9.2	disaster recovery plans.
22.10	The IT System is capable of:
22.10.1	performing its functions in multiple currencies, including the Euro;

22.10.2	satisfying all applicable legal requirements relating to the Euro, including the conversion and rounding rules in EC Regulation 1103/97;

22.10.3	displaying and printing the generally accepted symbols for the Euro and any other currency; and

22.10.4	processing the generally accepted codes for the Euro and any other currency.
23	DATA PROTECTION
23.1	Each Target Group Company has obtained and maintained in force all registrations and notifications necessary under the Data Protection Acts in relation to its business including each registration relating to the obtaining, holding, processing, transfer and disclosure of Personal Data (as defined in the Data Protection Act 1998) effected by that Target Group Company.

23.2	Each Target Group Company has so far as the Warrantors are aware at all times complied with all relevant provisions of the Data Protection Acts (including the eight data protection principles).

23.3	No Target Group Company has received:
23.3.1	any notice, letter or complaint alleging a breach by it of any of the provisions of the Data Protection Acts; or

23.3.2	any notice from the Information Commissioner’s Office.
24	EMPLOYMENT
24.1	The name of each person who is a Director is set out in the correct part of Schedule 2.

24.2	Accurate and anonymised details of each Employee and Consultant and the principal terms of their contracts or the terms on which they provide services are set out in the Disclosure Letter, including (as applicable):
24.2.1	the Target Group Company which employs or engages them;

24.2.2	their remuneration (including any benefits and privileges provided or which the relevant Target Group Company is bound to provide to them or their dependants, whether now or in future);

24.2.3	their start date or the commencement date of their employment and the date on which their continuous service began;

24.2.4	the length of notice necessary to terminate their contract or agreement or, if a fixed term, the expiry date of the fixed term and details of any previous renewals;

24.2.5	their hours of work;

24.2.6	their place of work;

24.2.7	any country in which the Employee or Consultant works or performs services and/or is paid, if the Employee or Consultant works or is paid outside England and Wales;

24.2.8	the law governing the contract, if the Employee or Consultant works or is paid outside England and Wales; and

24.2.9	in the case of Employees only:

24.2.9.1	the type of contract (whether full or part-time or other);

24.2.9.2	their date of birth; and

24.2.9.3	their job description, position or grade.
24.3	The Disclosure Letter contains accurate copies of all:
24.3.1	standard service agreements, standard contracts (in each case indicating which apply to which class or classes of Employee), handbooks, policies and procedures and other documents which apply to any Employee or engagement of any Employee or Director and details of any material variations to any such agreements, contracts, handbooks, policies and procedures or other documents made in respect of any individual Employee or Director; and

24.3.2	agreements or arrangements (and details of any unwritten agreements or arrangements) with any trade union, employee representative, body of employees or any other body representing the interest of any of the Employees or their representatives (whether binding or not) to which any Target Group Company is a party and which may affect any Employee, including any recognition agreements and any other collective agreements or arrangements affecting the Employees.
24.4	There are no labour organisations representing, purporting to represent or attempting to represent any Employee of the Company and there has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar activity or dispute affecting the Company or any of its Employees.
24.4.1
24.5	No Employee:
24.5.1	is on secondment, maternity, paternity, adoption, or parental leave;

24.5.2	is absent due to ill-health or for any other reason and whose absence will not cease within 28 days of Completion;

24.5.3	has been absent for one month or more in the 24 months preceding the Completion Date;

24.5.4	has in the 12 months preceding the Completion Date made any request:
24.5.4.1	for a flexible working arrangement; or

24.5.4.2	to work beyond their normal retirement date; or
24.5.5	is subject to a current disciplinary warning or procedure.
24.6	In the 12 months preceding the Completion Date no Target Group Company has:
24.6.1	given any notice of redundancies to the Secretary of State or started any consultations with any trade union or employee representatives under part IV of the Trade Union and Labour Relations (Consolidation) Act 1992);

24.6.2	been a party to any Relevant Transfer (as defined in the Transfer of Undertakings (Protection of Employment) Regulations 2006); or

24.6.3	altered or agreed to alter any of the material terms of employment or engagement of any Employee other than in the ordinary course of business.
24.7	No Employee has given notice or is under notice to terminate their contract of employment or so far as the Warrantors are aware, no Employee has threatened to give notice.

24.8	No questionnaire has been served on any Target Group Company by any Employee (or their representative) in accordance with the Equality Act 2010, the Sex

Discrimination Act 1975, the Race Relations Act 1976, the Disability Discrimination Act 1995, the Employment Equality (Religion or Belief) Regulations 2003, the Employment Equality (Sexual Orientation) Regulations 2003, the Employment Equality (Age) Regulations 2006 or the Equal Pay Act 1970 which remains unanswered in full or in part.

24.9	No offer of employment or engagement has been made by any Target Group Company that has not yet been accepted, or which has been accepted but where the employment or engagement has not yet started.

24.10	All contracts between a Target Group Company and its Employees are terminable at any time on not more than three months’ notice without compensation (other than for unfair dismissal or a statutory redundancy payment) or any liability on the part of that Target Group Company other than wages, commission, pay in lieu of accrued but unused holiday or pension.

24.11	No Target Group Company:
24.11.1	is engaged in:
24.11.1.1	so far as the Warrantors are aware, any dispute with any Employee or former employee (or his representatives) relating to their employment, its termination or any reference given by a Target Group Company regarding him; or

24.11.1.2	any industrial or trade dispute or negotiation regarding a claim with any trade union, group or organisation of Employees or their representatives;
and no such dispute, negotiation or claim is pending, outstanding or, so far as the Warrantors are aware, threatened and, so far as the Warrantors are aware, there are no circumstances which are likely to give rise to any such dispute, negotiation or claim;

24.11.2	is a party to, bound by or has given notice to any of its Employees that it is proposing to introduce in respect of any of its Directors or Employees any:
24.11.2.1	redundancy payment scheme in addition to statutory redundancy pay (and there is no agreed procedure for redundancy selection); or

24.11.2.2	incentive scheme (including any share option arrangement, commission, profit sharing or bonus scheme);
24.11.3	has so far as the Warrantors are aware, incurred any actual or contingent liability:
24.11.3.1	in connection with any termination of employment of any Employee (including, without limitation, redundancy payments) in the 24 months preceding the Completion Date which remains outstanding;

24.11.3.2	for failure to comply with any order of any employment tribunal for the reinstatement or re-engagement of any Employee; or

24.11.3.3	for failure to provide information or to consult with any Employee (or their representatives);
and the Warrantors are not aware of any circumstances that are likely to give rise to any such liability;

24.11.4	has made or agreed to make a payment or provided or agreed to provide a benefit (other than in respect of contractual remuneration or emoluments of employment or pension benefits) to any current or former Executive, Consultant, or independent contractor or their dependants in connection with the actual or proposed termination or suspension of employment or engagement or variation of an employment contract or contract for services;

24.11.5	has transferred or agreed to transfer any Employee from working for any Target Group Company in the 24 months preceding the Completion Date;

24.11.6	has offered, promised or agreed to any material future variation in the contract of employment any Employee; or

24.11.7	engages any person on work experience, training apprenticeships or other similar arrangements.
24.12	There is no person employed or engaged by any Target Group Company who now or, so far as the Warrantors are aware, in the future has or is likely to have any right to return to work or to be reinstated or re-engaged or to receive any compensation.

24.13	There are no sums owing to or from any Employee other than reimbursement of expenses, pay for the current month and holiday pay for the current holiday year, PAYE and National Insurance contributions in respect of the payment period current at the date of this agreement, and benefits or fees accrued but not yet payable.

24.14	In respect of each Employee and each Consultant, the relevant Target Group Company has:
24.14.1	performed all material obligations and duties it is required to perform (and settled all outstanding claims) whether arising as a result of any arrangement or agreement with any trade union or employee representative body or under contract, statute, at common law or in equity or under any treaties including the EC Treaty or laws of the European Community or otherwise; and

24.14.2	maintained adequate, suitable and up to date records regarding their terms and conditions of employment.
24.15	Each Target Group Company has complied with the terms of any relevant agreement or arrangement with any trade union, employee representative or body of Employees or their representatives (whether binding or not).

24.16	Every Employee who requires permission to work in the United Kingdom has current and appropriate permission to work in the United Kingdom and a copy of that permission is held by the relevant Target Group Company.

24.17	Every Employee who requires permission to work in the United States for Tocris US has current and appropriate permission to work in the United States and a copy of that permission is held by Tocris US.

24.18	In each case in respect of each Target Group Company:
24.18.1	there has not been any recommendation or declaration by any employment tribunal or any investigation by any body responsible for investigating or enforcing matters relating to discrimination in the 12 months preceding the Completion Date; and

24.18.2	all and any recommendations made by ACAS and all and any awards or declarations made by the General Arbitration Committee have been complied with.
24.19	Complete and accurate details of all incentive schemes or other incentive arrangements (including any share option arrangement, commission, profit sharing or bonus scheme) established by any member of the Target Group or any shareholder of the Company in which any Target Group Company or any of their respective Directors or Employees participates are set out in the Disclosure Letter.

24.20	No Target Group Company is bound or accustomed to pay any monies (other than in respect of contractual remuneration or emoluments of employment or pension benefits) to or for the benefit of any Director, Employee, former employee or their dependents in each case of any Target Group.

25	EFFECT OF SALE OF SALE SHARES
25.1	Neither the acquisition of the Sale Shares by the Buyer or compliance with the terms of this agreement will:
25.1.1	so far as the Warrantors are aware, cause any Target Group Company to lose the benefit of any right or privilege which is material to its business and which it presently enjoys;

25.1.2	relieve any person of any obligation to a Target Group Company (whether contractual or otherwise), or enable any person to determine any such obligation or any right or benefit enjoyed by a Target Group Company, or to exercise any right in respect of a Target Group Company;

25.1.3	give rise to, or cause to become exercisable, any right of pre-emption over the Sale Shares, other than pursuant to the articles of association of the Company;

25.1.4	entitle any person to receive from a Target Group Company any finder’s fee, brokerage or other commission;

25.1.5	result in any customer or supplier being entitled to cease dealing with a Target Group Company or to reduce substantially its existing level of business or to change the terms on which it deals with any Target Group Company;

25.1.6	result in any Employee or Director:
25.1.6.1	becoming entitled to any payment, enhancement of benefits or change in terms and conditions as a result or in connection with the Transaction; or

25.1.6.2	so far as the Warrantors are aware (having made no enquiry of any Employee or Director), leaving the relevant Target Group Company;
25.1.7	result in a material breach of contract, law, regulation, order, judgment, injunction, undertaking, decree or other like imposition;

25.1.8	result in the loss or impairment of or any default under any of the Licences or IPR Licences;

25.1.9	result in the creation, imposition, crystallisation or enforcement of any Encumbrance on any of the assets of any Target Group Company;

25.1.10	result in any present or future indebtedness of any Target Group Company becoming due and payable, or capable of being declared due and payable, prior to its stated maturity date or in any financial facility of any Target Group Company being withdrawn;

25.1.11	result in a breach of any of the Target Group’s constitutional documentation; or

25.1.12	entitle any person to acquire, or affect the entitlement of any person to acquire shares in the Company.
25.2	No consent, authorisation, licence or approval of or notice to any governmental, administrative, judicial or regulatory body, authority, organisation or other third party is required to authorise the execution, delivery, validity, enforceability or admissibility in evidence of this agreement in respect of the Target Group and/or the Sellers or the performance by the Sellers of their obligations under this agreement or will be required as a consequence of this agreement.

Part 2
Property Warranties
The definitions set out below apply in this Part only.
“Current Use” the use for each Property as set out in the Property Document.
“Lease” the lease under which each Property is held.
“Lease Sums” all principal rent and additional rent and all other sums payable by each lessee, tenant, licensee or occupier under each Lease.
“Other Land” any land and/or buildings that have, at any time before the date of this agreement, been owned (under whatever tenure) and/or occupied and/or used by the Company but which are either no longer owned, occupied or used by the Company or are owned, occupied or used by the Company but pursuant to a different lease, licence, transfer or conveyance.
“Planning Legislation” any primary or secondary legislation from time to time regulating the use or development of land.
“Statutory Agreement” an agreement or undertaking entered into under any legislation.
1	The Properties are the only land and buildings owned, used or occupied by the Company.

2	The Company does not have any right of ownership, right of use, option, right of first refusal or contractual obligation to purchase, or any other legal or equitable right, estate or interest in, or affecting, any land or buildings other than the Properties.

3	Neither the Company, nor any company that has at any time been a subsidiary of the Company, has:
3.1	any actual or contingent liability in respect of Other Land; or

3.2	given any guarantee or indemnity for any liability relating to any Property, any Other Land or any other land or buildings.
4	The Company is in possession and actual occupation of each Property on an exclusive basis.

5	No right of occupation or enjoyment has been acquired or is in the course of being acquired by any third party and the Company has not granted, or agreed to grant, any right of occupation or enjoyment in respect of any Property to any third party.

6	All the documents of title to be delivered to the Buyer on Completion as listed in the Property Document are original documents.

7	All relevant Stamp Duty Land Tax has been paid in relation to each Lease and each Lease has been registered at the Land Registry, where required.

8	There are no insurance policies relating to any issue of title affecting any Property.

9	In relation to each Lease, the landlord and each lessee, tenant, licensee or occupier has observed and performed in all material respects (but not so as to warrant that the repairing and decorating obligations in each Lease have been fulfilled) all covenants, restrictions stipulations and other encumbrances and there has not been (expressly or impliedly) any waiver of or acquiescence to any breach of them.

10	In relation to each Lease, all Lease Sums have been paid as and when they became due and no Lease Sums have been:
10.1	set off or withheld; or

10.2	commuted, waived or paid in advance of the due date for payment.
11	No collateral assurances, undertakings or concessions have been made by any party to any Lease.

12	So far as the Warrantor is aware, any consents required for the grant of each Lease (but not so as to confirm that the reversioner’s title to each Lease has been Disclosed and is satisfactory) and for the assignments of each Lease, have been obtained and placed with the documents of title along with evidence of the registration of grant where required.

13	Each Property (and the proceeds of sale from it) is free from:
13.1	any mortgage, debenture, charge (whether legal or equitable and whether fixed or floating), rent charge, lien or other right in the nature of security; and

13.2	any agreement for sale, estate contract, option, right of pre-emption or right of first refusal;
and there is no agreement or commitment to give or create any of them.

14	No Property is subject to the payment of any outgoings other than non-domestic local business rates and water and sewerage charges, principal rent, insurance premiums and service charges and all outgoings have been paid when due and none is disputed

15	So far as the Warrantors are aware, there are no circumstances (but not so as to warrant that the repairing and decorating obligations in each Lease have been fulfilled) which (with or without taking other action) would entitle any person to exercise any powers of entry to, or take possession of all or any part of any Property, or which would in any other way affect or restrict the continued possession, enjoyment or use of any Property or any part thereof.

16	So far as the Warrantor is aware, there are no outstanding notices of breaches of covenants as regards the Properties

17	The Company has not (nor has anyone on behalf of the Company) expressly or impliedly waived any breach by any person of any covenant, agreement, restriction, stipulation or obligation relating to any Property or of which any Property has the benefit.

18	Each Property is actively used by the Company in connection with its business.

19	So far as the Warrantor is aware, all necessary building regulation consents have been obtained both in relation to the Current Use of each Property and any alterations and improvements to that Property.

20	So far as the Warrantor is aware, no claim or liability (contingent or otherwise) under the Planning Legislation in respect of any Property, or any Statutory Agreement affecting any Property, is outstanding, nor is any Property the subject of a notice to treat or a notice of entry and so far as the Warrantor is aware, no notice, order resolution or proposal has been published for the compulsory acquisition, closing, demolition or clearance of any Property and the Warrantor is not aware of any matter or circumstance which would lead to any such notice, order, resolution or proposal.

21	A risk assessment has been carried out in respect of each Property so as to comply with the Regulatory Reform (Fire Safety) Order 2005 and a copy of each assessment is Disclosed.

22	So far as the Warrantor is aware, the Company has complied with all applicable statutory and bye-law requirements, and all regulations, rules and delegated legislation, relating to each Property and its Current Use.

23	There are no development works, redevelopment works or fitting-out works outstanding in respect of any Property.

24	So far as the Warrantor is aware, no notices, complaints or requirements have been issued or made (whether formally or informally) by any competent authority or undertaking exercising statutory or delegated powers in relation to any Property or the Current Use of any Property and the Warrantor is not aware of any matter which could lead to any such notice, complaint or requirement being issued or made.

25	So far as the Warrantor is aware, there exists no dispute between the Company and the owner or occupier of any other premises adjacent to or neighbouring any Property and the Warrantor is not aware of any circumstances that may give rise to any such dispute after the date of this agreement.

26	All written replies given by or on behalf of the Warrantors or any Target Group Company in response to any written enquiries raised by or on behalf of the Buyer in relation to any Property being specifically referred to in the Disclosure Letter by reference to this warranty, were accurate at the date they were given.

Part 3
Pension Warranties
The definitions set out below apply in this Part only:
“Death Benefits Scheme” the registered pension scheme established by a trust deed dated 1 August 1994 and known as Tocris Cookson Ltd Group Life Assurance Scheme, which provides benefits on death in service only.
“GPP” the group personal pension plan known as the Tocris Cookson Limited Contributory GPPP operated through Scottish Equitable.
“Individual Pension Arrangements” the arrangements pursuant to which any Target Group Company pays contributions into the individual personal pension arrangements of Andrew Birnie.
“Pension Schemes” the Death Benefits Scheme, the GPP, the Individual Pension Arrangements (including, where the context requires, the registered pension schemes into which contributions are paid under those arrangements).
“Relevant Benefits” benefits on retirement, death, disability, ill-health or termination of employment.
“US Plan” any “employee benefit plan” (within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any stock purchase, stock option, severance, change-in-control, fringe benefit, bonus, incentive, deferred compensation, employment or other material employee benefit plan, agreement, program, policy or other arrangement, whether or not subject to ERISA (including any funding mechanism therefore now in effect or required in the future as a result of the transactions contemplated by this agreement or otherwise), whether formal or informal, and whether or not terminated, under which any current or former employee, officer or director of Tocris US has any present or future right to benefits or Tocris US or any other Target Group Company has any current or future potential liability to or on behalf of any current or former employee, officer or director of Tocris US (including an obligation to make contributions). For the avoidance of doubt, the term “US Plan” shall not include any “multiemployer plan” within the meaning of Section 3(37) of ERISA.
1	The Pensions Schemes are the only arrangements under which any Target Group Company has or may have any obligation (whether or not legally binding) to provide or contribute towards the provision of Relevant Benefits to or in respect of any Pensionable Employee.

2	Except under the Pension Schemes, no Target Group Company has ever previously provided or contributed towards the provision of, or now provides or contributes towards the provision of, Relevant Benefits to or in respect of any Pensionable Employee.

3	No proposal, announcement, undertaking or assurance (whether or not legally binding) has been made or given to any Pensionable Employee about:
3.1	the introduction of, or the payment of a contribution towards, any Relevant Benefits other than under a Pension Scheme; or

3.2	the continuance or improvement of, or the payment of an increased contribution towards, any Pension Scheme.
4	No power has been exercised under any Pension Scheme to:
4.1	augment benefits payable to or in respect of any Pensionable Employee;

4.2	provide additional or different benefits to or in respect of any Pensionable Employee; or

4.3	admit to membership any Pensionable Employee who would not normally be eligible for membership of that Pension Scheme or on terms other than those that would normally be applicable under that Pension Scheme.
5	There are Disclosed documents containing full, accurate and up-to-date details of each Pension Scheme and of each Target Group Company’s and each Pensionable Employee’s obligations and liabilities under that Pension Scheme including the following:

5.1	all trust deeds, rules, resolutions, policies and other documents establishing, governing or relating to the Death Benefits Scheme;

5.2	all announcements, explanatory booklets, letters, notices and other communications relating to pension matters issued to any Pensionable Employee (including a copy of the latest sales brochure supplied to any Pensionable Employee in relation to the GPP);

5.3	data for all members and beneficiaries (including Pensionable Employees who are not members of the relevant Pension Scheme but are eligible to join or will be so eligible on satisfying any conditions of eligibility) which are relevant and necessary to establish their entitlements under the relevant Pension Scheme (including name, date of birth, pensionable salary, date of joining the relevant Target Company and date of joining that Pension Scheme, and membership category);

5.4	the latest payments schedule and details of all employee and employer contributions which are or which may become payable under any Pension Scheme in respect of any Pensionable Employee, the bases for calculating these (including any discretionary practices), details of any salary or bonus sacrifice arrangements, and the rate of annual premium for the provision of any death benefits;

5.5	details of all benefits which are or which may become payable under any Pension Scheme to or in respect of any Pensionable Employee, the bases for calculating these (including any discretionary practices), and any earmarking and pension sharing orders;

5.6	proposed changes to any information contained in any of the documents listed above.
6	The Death Benefits Scheme and so far as the Warrantors are aware the GPP and the Individual Pension Arrangements are registered pension schemes within the meaning of section 150(2) of the Finance Act 2004 and so far as the Warrantors are aware there are no circumstances which could lead to such registration being withdrawn.

7	In relation to:
7.1	the Death Benefits Scheme, each Target Group Company and the trustees of that Pension Scheme; and

7.2	the GPP and the Individual Pension Arrangements, each Target Group Company and (so far as the Warrantors are aware) the trustees, managers and/or administrators of such Pension Scheme;

7.3	comply and have at all times complied with all legal and regulatory requirements (including requirements of EU law) relevant to that Pension Scheme and to the participation of that Target Group Company and/or of any Pensionable Employee in that Pension Scheme.
8	No discrimination on grounds of age, sex, disability, marital status, hours of work, fixed-term or temporary agency worker status, sexual orientation, religion or belief is or has at any stage been made in the provision of any Relevant Benefits by any Target Group Company or by the trustees of the Death Benefit Scheme in relation to any Pensionable Employee.

9	No claims, disputes, investigations or complaints (including complaints, submissions or referrals to the Pensions Ombudsman, the Pensions Regulator or the Pensions Advisory Service) have been made or are pending or, so far as the Warrantors are aware, threatened in relation to the Death Benefits Scheme and the GPP or in respect of the provision of (or failure to provide) Relevant Benefits by any Target Group Company in relation to any Pensionable Employee. So far as the Warrantors are aware there is no fact or circumstance likely to give rise to any such claim, dispute, investigation or complaint.

10	All amounts (including contributions and expenses) payable by each Target Group Company to and/or in respect of any Pension Scheme that have fallen due for payment have been paid within the statutory or other legal time limits for payment and each Target Group Company has maintained a direct payment record. All material liabilities which have been incurred in respect of any Pension Scheme but which have not yet fallen due for payment have been Disclosed.

11	All benefits payable under the Death Benefits Scheme and the GPP and/or by any Target Group Company on the death of any Pensionable Employee are fully insured with one or more reputable insurance companies at such company or companies’ normal rates and on its or their normal terms for persons in good health, and all premiums due up to Completion have been paid. Full details of the relevant insurance policy or policies or contract(s) (including copies of documentation and evidence of payment of premiums) and of the levels of benefits payable have been Disclosed. The Warrantors are not aware of any grounds on which the relevant insurance company or companies might avoid liability under such policy or policies or contract(s).

12	Except in the case of those benefits which are fully insured:
12.1	all benefits under each Pension Scheme are calculated on a money purchase basis only (as defined in section 181(1) of the Pension Schemes Act 1993); and

12.2	there is no obligation under any Pension Scheme and no undertaking or promise (whether enforceable or not) has been given by or on behalf of any Target Group Company to provide any specified level of benefits to or in respect of any Pensionable Employee (whether under a Pension Scheme or otherwise).
13	In relation to any Pensionable Employee whose contract of employment transferred to any Target Company from another employer in circumstances where the Transfer of Undertakings (Protection of Employment) Regulations 1981 or the Transfer of Undertakings (Protection of Employment) Regulations 2006 applied:
13.1	Each Target Group Company has complied with its obligations (if any) under sections 257 and 258 of the Pensions Act 2004 and under the Transfer of Employment (Pension Protection) Regulations 2005; and

13.2	no such Pensionable Employee was entitled to occupational pension scheme rights in respect of any period of continuous employment prior to such transfer, other than rights relating solely to benefits for old age, invalidity or survivors (within the meaning of Regulation 10(2) of the Transfer of Undertakings (Protection of Employment) Regulations 2006).
14	No circumstances exist at Completion or have previously arisen which would or might expose any Target Company to any liabilities arising under sections 38 to 51 (inclusive) of the Pensions Act 2004, or under section 75 (as amended) of the Pensions Act 1995 and its associated regulations.

15	The Disclosure Letter sets out accurate details of each US Plan, including, to the extent applicable:
15.1	all plan documents, including all amendments;

15.2	all related trust agreements or other funding instruments, insurance contracts and administrative contracts;

15.3	the most recent determination or opinion letter issued by the U.S. Internal Revenue Service (the “IRS”) with respect to such plan;

15.4	the current summary plan description and other equivalent written communications by Tocris US or any other Target Group Company to its U.S. employees concerning the extent of the benefits provided under each U.S. Plan;

15.5	if applicable, audited financial reports and Forms 5500 (including all schedules thereto) for the three most recent plan years; and

15.6	all correspondence with any governmental entity relating to any action or potential action arising in connection with the U.S. Plans.
16	With respect to the U.S. Plans:
16.1	each U.S. Plan has been established and administered in accordance with its terms and in material compliance with applicable laws, including ERISA and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), including all filing and disclosure requirements imposed on it with respect to such U.S. Plans, and no non-exempt prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code, or accumulated funding deficiency, as defined in Section 302 of ERISA or Section 412 of the Code, has occurred with respect to any U.S. Plan, and all contributions required to be made under the terms of any U.S. Plan have been timely made;

16.2	each U.S. Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination and/or opinion letter, as applicable, from the IRS that it is so qualified and, to the best of the knowledge, information and belief of the Warrantors, nothing has occurred that would reasonably be expected to cause any such U.S. Plan to not be so qualified;

16.3	there is no action (including, to the best of the knowledge, information and belief of the Warrantors, any investigation, audit or other administrative proceeding) by the U.S. Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other governmental entity or by any plan participant or beneficiary pending, or so far as the Warrantors are aware, threatened, relating to the U.S. Plans, any fiduciaries thereof with respect to their duties to the U.S. Plans, or to the assets of any of the trusts under any of the U.S. Plans (other than routine claims for benefits), nor are there facts or circumstances that exist that would reasonably be expected to give rise to any such Actions; and

16.4	each U.S. Plan that is a nonqualified deferred compensation plan within the meaning of, and subject to, Section 409A of the Code has been administered, operated and maintained according to the requirements of Section 409A of the Code and in all material respects in accordance with the terms of such plan; no person or entity is entitled to receive any additional payment from Tocris US or any other Target Group Company as a result of the imposition of a Tax under Section 409A of the Code.
17	No U.S. Plan is subject to Title IV of ERISA, and neither Tocris US nor any trade or business (whether or not incorporated) which, together with Tocris US, has been, within the past six years, or would be treated as a single employer under Section 414 of the Code (each such trade or business, an “ERISA Affiliate”), has any liability of any kind whatsoever, whether direct, indirect, contingent or otherwise, under Section 412 of the Code or Title IV of ERISA. Neither Tocris US nor any of its current or former ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any “multiemployer plan,” as defined in Section 3(37) of ERISA, or any employee benefit plan, program or arrangement that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, a multiple employer plan subject to Section 4063 or 4064 of ERISA, or a multiple employer welfare benefit arrangement (as defined in Section 3(40)(A) of ERISA).

18	Tocris US has no obligations for post-employment health or life benefits for any of its retired, former or current employees, except as required by law.

19	Neither Tocris US nor any of its ERISA Affiliates has any liability of any kind whatsoever, whether direct, indirect, contingent or otherwise, (i) on account of any violation of the health care requirements of Part 6 or 7 of Subtitle B of Title I of ERISA or Section 4980B or 4980D of the Code, or (ii) under Section 502(i) or 502(l) of ERISA.

20	The transactions contemplated by the agreement will not, either alone or together with any other event:
20.1	entitle any current or former employee, officer or director or independent contractor of Tocris US to severance pay; or

20.2	accelerate the time of payment or vesting or trigger any payment or funding (whether through a grantor trust or otherwise) of compensation or benefits under, increase the amount allocable or payable or trigger any other material obligation pursuant to, any U.S. Plan.
21	There is no contract, plan or arrangement covering any current or former employee of Tocris US or any other Target Group Company or any other person or entity that, individually or in the aggregate, could, as a result of any of the transactions contemplated hereby (either alone or in connection with any other event), give rise to the payment of any amount that will not be deductible by Tocris US or any other Target Group Company under Section 280G of the Code, and no person or entity is entitled to receive any additional payment from Tocris US or any other Target Group Company as a result of the imposition of any excise tax under Section 4999 of the Code.

SCHEDULE 5
Limitations on Liability
Part 1
Definitions
1	The definitions set out in this Paragraph 1 apply in this Schedule only.

“Cap Amount” an amount equal to 75 per cent of the aggregate of the Purchase Price (as finally agreed, deemed to be agreed or determined in accordance with Schedule 7) and the External Debt.

“Claim” a claim for breach of any of the Warranties.

“General Claim” a Claim other than a Claim for breach of any of the Tax Warranties.

“Indemnity Claim” a claim for breach of any of the indemnities contained in Clause 11.3.

“Tax Covenant Claim” a claim under the Tax Covenant.

“Third Party” a person who is not one of the Parties, a member of the Buyers’ Group or a Target Group Company.

“Third Party Claim” a claim by a Third Party which does or will give rise to a General Claim.
Part 2
Limitations
1	APPLICATION OF THIS SCHEDULE

The provisions of this Schedule shall operate to limit the liability of the Sellers in respect of Claims and/or General Claims (as applicable in accordance with the express provisions of this Schedule 5) and, where specifically stated, any Tax Covenant Claim and/or Indemnity Claims.

2	FINANCIAL LIMITATIONS
2.1	All Relevant Claims in respect of which notice is given in accordance with this agreement shall be paid and settled first by means of release of all or part of the Warranty Holdback Amount from the Holdback Account in accordance with Clause 5. For the avoidance of doubt, once all of the Warranty Holdback Amount has been released from the Holdback Account, the Warrantors shall continue to be liable for Relevant Claims subject only to the other provisions of this Schedule 5.

2.2	The total aggregate liability of all Warrantors for all Claims, Indemnity Claims and Tax Covenant Claims shall not exceed the amount of the Cap Amount.

2.3	The total aggregate liability of each Warrantor for all Claims, Indemnity Claims and Tax Covenant Claims shall be limited to the amount which is equal to the Cap Amount multiplied by the percentage set opposite that Warrantor’s name in Column (2) in the table below.

(1) Warrantor	(2) Percentage/%
Andrew Birnie	28.65
Jennifer Birnie	6.05
Laurence Ede	26.99
Hazel Ede	6.05
Anthony Kenny	14.66

(1) Warrantor	(2) Percentage/%
Robert Crews	7.33
Graham Miller	3.30
David Peters	1.49
Catherine Peters	1.16
Esmond Jones	1.65
Duncan Crawford	1.09
Elsa Crawford	0.66
Karl Swift	0.53
Kim Swift	0.33
Sarah Edwards	0.05
Total	100%
2.4	For the purposes of the limits in Paragraphs 2.2 and 2.3 above:
2.4.1	in calculating the maximum aggregate liability of each Warrantor in accordance with Paragraph 2.3 above, there shall be taken into account and included amounts released to the Buyers from the Warranty Holdback Amount in respect of Settled Claims and Tax Covenant Claims and which are attributable to that Warrantor, that is, there shall be taken into account for each Warrantor the amount so released to the Buyers from the Warranty Holdback Amount multiplied by the percentage set opposite the name of that Warrantor in column (2) of the table above; and

2.4.2	the liability of the Warrantors shall exclude the amount of all costs, expenses and other liabilities (together with any VAT thereon) payable by the Warrantors and/or the Sellers in connection with the satisfaction, settlement or determination of any Claim or Tax Covenant Claim.
2.5	Subject to Paragraph 2.6, the Warrantors shall not be liable for any General Claim unless the amount of such General Claim, when taken together with the amount of all other General Claims (each exceeding £3,000 in accordance with paragraph 2.6), exceeds £400,000 (four hundred thousand pounds sterling) (the “Threshold”) in which event the Warrantors shall be liable for the whole amount of such General Claims and not merely the amount by which the amount of the same exceeds the Threshold.

2.6	The Warrantors shall not be liable for any General Claim which does not exceed £3,000 (three thousand pounds sterling) (a “De Minimis Claim”). In respect of any such General Claim which is of an amount greater than a De Minimis Claim, the Warrantors shall be liable for the whole amount of such General Claim and not merely the amount by which such General Claim exceeds £3,000 (three thousand pounds sterling).

2.7	For the purposes of calculating Claims counting towards the Threshold and/or a De Minimis Claim:
2.7.1	there shall be included in any Claim the amount of any costs, expenses and other liabilities (together with any VAT thereon) incurred or to be incurred by the Buyers and any Target Group Company in connection with the making of any such Claim; and

2.7.2	there shall be excluded the amount of any other Claim in respect of the same fact, matter, event or circumstance giving rise to the same loss.
3	TIME LIMITATIONS

The Warrantors shall not be liable for a Claim or a Tax Covenant Claim unless notice in writing of the Claim or the Tax Covenant Claim has been given to the Sellers’ Representative by or on behalf of the Buyers (specifying in reasonable detail, as far as known to the Buyers, the nature of the Claim or the Tax Covenant Claim and an estimate of alleged loss, provided that failure by the Buyers to give such details and/or estimates shall not prejudice the claim in question):
3.1	in the case of a Claim for breach of any of the Tax Warranties, a Tax Covenant Claim or an Indemnity Claim in respect of any of the indemnities at Clauses 11.3.1 and 11.3.6 on or before the date which is seven years following Completion;

3.2	in the case of any Indemnity Claim other than an Indemnity Claim referred to in Paragraph 3.1, on or before the date which is 2 years following Completion; and

3.3	in the case of a General Claim, on or before the date which is two months after the end of the financial year of the Company ending on 30 June 2013 (the “General Claims Notification Date”).
4	VOLUNTARY ACTS AND OMISSIONS

The Warrantors shall not be liable in respect of a General Claim to the extent that the liability arises as a result of any voluntary act, transaction or omission of a Target Group Company or the Buyers or their respective directors or employees (in the course of their employment or office) after Completion and, in any case, done or omitted to be done otherwise than in the ordinary course of the business of the relevant company and which the Target Group Company or the Buyers should reasonably have been aware would give rise to the General Claim.

5	INSURANCES

If, in respect of any matter which would give rise to a Claim, the Buyers or a Target Group Company is entitled to make a claim under any policy of insurance, than the amount of the Claim shall be reduced by any amount recovered by the Buyers or a Target Group Company under that policy of insurance in respect of that matter (less all Costs incurred by the Buyers or Target Group Company in recovering that sum from its insurers and any Taxation payable thereon or otherwise in connection with the same).

6	RECOVERY FROM THIRD PARTIES

Subject to Paragraph 5 (which shall apply in relation to amounts recovered under policies of insurance rather than this Paragraph 6):
6.1	where the Buyers or a Target Group Company is at any time entitled to recover from a Third Party any sum in respect of any matter giving rise to a General Claim, the Buyers shall take, and shall procure that the relevant Target Group Company takes, all reasonable steps to enforce that recovery;

6.2	if a Warrantor makes a payment to the Buyers in respect of a General Claim and that Buyers or any Target Group Company subsequently recovers any amount from a Third Party in respect of the subject matter that gave rise to the General Claim, the Buyers shall repay or procure repayment to that Warrantor as soon as possible the lesser of:
6.2.1	an amount equal to the amount recovered from the Third Party (less all Costs properly incurred by the Buyers or Target Group Company in recovering that sum from the Third Party and all Taxation payable thereon or otherwise in connection with the same); and

6.2.2	an amount equal to the sum paid to the Buyers or Target Group Company by that Warrantor in respect of the General Claim;
6.3	if any amount is repaid to a Warrantor by the Buyers or any Target Group Company in accordance with the Paragraph 6.2, an amount equal to the amount so repaid shall be deemed never to have been paid by that Warrantor to the Buyers.
7	RETROSPECTIVE LEGISLATION

No liability shall arise in respect of any General Claim to the extent that liability in respect of that General Claim arises or is increased wholly or partly as a result of any legislation not in force at that Completion Date which takes effect retrospectively.

8	CONDUCT OF THIRD PARTY CLAIMS
8.1	The Buyers shall, as soon as reasonably practicable, inform the Sellers’ Representative in writing of any Third Party Claim of which they become aware.

8.2	Subject to the Buyers being indemnified and secured to their satisfaction in respect of all reasonable Costs properly incurred by the Buyers, the Buyers shall, and shall procure that each relevant Target Group Company shall, take such action and give such information and assistance as the Sellers’ Representative may reasonably and promptly request in writing to avoid, dispute, resist, mitigate, compromise, or defend any Third Party Claim and to appeal against any judgement given in respect of any Third Party Claim provided that:
8.2.1	the Sellers’ Representative shall be subject to the provisions of Clause 8.2.2 in respect of any Confidential Information the Seller’s Representative receives pursuant to this Paragraph 8.2; and

8.2.2	the provisions of this Paragraph shall not require the Buyers to take any action or give any information or assistance (or procure that any Target Group Company does so) if, in the reasonable opinion of the Buyers (acting in good faith), the taking of the action or the giving of the information or assistance would be likely to prejudice (other than in a de minimis way) the commercial interests of the Buyers, the Business or any member of the Buyers’ Group including any Target Group Company.
9	CONTINGENT LIABILITIES

Without prejudice to the ability of the Buyers to give notice of the same in accordance with Paragraph 3, if any Claim arises by reason of some liability of a Target Group Company which, at the time that Claim is notified to the Sellers’ Representative, is contingent only or otherwise not capable of being quantified, the Warrantors shall not be under any obligation to make any payment in respect of that Claim unless and until that liability ceases to be contingent or becomes capable of being quantified, as the case may be.

10	NO DOUBLE RECOVERY

The Buyers agree for themselves and on behalf of each Target Group Company that each of them shall not be entitled to recover damages more than once in respect of the same loss notwithstanding that it may give rise to one or more Claims and/or a Tax Covenant Claims.

11	RESCISSION

The Buyers agree that rescission shall not be available as a remedy for any Claim and agree not to claim that remedy.

12	DISHONESTY

Nothing in this Schedule applies to a Claim or a Tax Covenant Claim that arises or is delayed as a result of dishonesty, fraud or wilful concealment by any of the Sellers or (as applicable) any of their respective officers, employees, agents or advisers.

13	COMPLETION BALANCE SHEET

The Warrantors shall not be liable for any Claim to the extent that such Claim relates to any matter specifically and fully provided for in the Completion Balance Sheet provided that the Warrantors shall be liable if and to the extent that any such provision has, in fact, been released.

14	TAXATION

The provisions of Part 4 of Schedule 6 (the “Tax Limitations”) shall apply to extinguish, reduce or mitigate any Claim for breach of the Tax Warranties as if they were set out in full in this Schedule with appropriate changes and, in the event that the provisions of this Schedule 5 in relation to the Tax Warranties conflict with any of the Tax Limitations, the Tax Limitations shall prevail.

15	MITIGATION
15.1	Nothing contained in this Agreement shall have the effect of relieving the Buyers or any member of the Buyers’ Group (including for the avoidance of doubt, the Target Group following Completion) from any common law duty to mitigate any loss or damage suffered by it.

15.2	Each of the Buyers shall in relation to the matters set out in the indemnities described in clause 11.3 of the main body of this agreement, where reasonably practicable, consult with the Sellers’ Representative in good faith in relation to the conduct by the Target Group companies in respect of such matters.

SCHEDULE 6
Tax Schedule
Part 1
Definitions and Interpretation
1	The Definitions set out in this Paragraph 1 shall apply in this Schedule only:

“Accounts Relief”:
(a)	any Relief which was treated as an asset of any Target Group Company in the Completion Accounts; or

(b)	any Relief which was taken into account in computing (and so reducing or eliminating) any provision for Tax which appears in the Completion Accounts or which would have appeared in the Completion Accounts but for the presumed availability of such Relief.
“Buyers’ Group” the Buyers and any company within the same group or association of companies as the Buyers for the purposes of the relevant Tax Statute.

“Code” means the United States Internal Revenue Code of 1986, as amended, or any successor law, and any regulations promulgated by the United States Internal Revenue Service pursuant to that Code or any successor law.

“CTA 2009” the Corporation Tax Act 2009.

“CTA 2010” the Corporation Tax Act 2010.

“Event” includes any act, omission, event, fact or circumstance whatsoever (whether actual or deemed or treated as occurring for any purpose).

“Future Option Tax Saving” the amount of additional corporation tax which would otherwise have been payable by any Target Group Company in relation to an accounting period ending after 31 December 2011 had any trading losses that arise and are available to carry forward as a result of the Option Tax Deduction not been available.

“Future Option Tax Saving Payment Date” in relation to any accounting period ending after 31 December 2011 in which a Future Option Tax Saving is made the date on which corporation tax computations and returns of the relevant Target Group Company in respect of that accounting period are submitted to HMRC.

“ICTA” the Income and Corporation Taxes Act 1988.

“IHTA” the Inheritance Tax Act 1984.

“IHT Liability”:
(a)	any amount of inheritance tax which is due at Completion and unpaid and in respect of which HMRC has a charge on any of the shares or assets of any Target Group Company or a power to sell, mortgage or charge any of the shares or assets of any Target Group Company; or

(b)	any amount of inheritance tax which after Completion becomes a charge on or gives rise to a power to sell, mortgage or charge any of the shares or assets of any Target Group Company being a liability in respect of additional inheritance tax payable on the death of any person within 7 years after a transfer of value on or before Completion if a charge on or power to sell, mortgage or charge any such shares or assets of any Target Group Company existed at the Completion Date; or

(c)	any liability for inheritance tax that arises as a result of a transfer of value occurring or being deemed to occur on or before Completion (whether or not in conjunction with the death of any person whensoever occurring);
and in determining for the purposes of this Schedule whether a charge on or power to sell, mortgage or charge any of the shares or assets of any Target Group Company exists at any time the fact that any inheritance tax is not yet payable or may be paid by instalments shall be disregarded and such inheritance tax shall be treated as becoming due and a charge or power to sell, mortgage or charge as arising, on the date of the transfer of value or other date or event on or in respect of which it becomes payable or arises and the provisions of section 213 of IHTA shall not apply.

“ITA” means Income Tax Act 2007.

“ITEPA” the Income Tax (Earnings and Pensions) Act 2003.

“Liability for Tax”:
(a)	any liability or increase in any liability of any Target Group Company to make a payment of or in respect of Tax whether or not the same is primarily payable by any Target Group Company and whether or not any Target Group Company has or may have any right of reimbursement against any other person or persons;

(b)	the Loss of any Accounts Relief (in which case the amount of the Liability for Tax shall be the amount of Tax which would (on the basis of the rate of Tax used in the preparation of the tax provision in the Completion Accounts) have been saved but for such Loss or, if the Accounts Relief was or is a right to repayment of Tax, the amount of the repayment of Tax (including any repayment supplement) so lost); and

(c)	the set-off or use of any Accounts Relief or Post Completion Relief against any Tax or income, profits or gains in circumstances where, but for such set-off or use, the Buyers or any Target Group Company would have had a liability to make a payment (or increased payment) of or in respect of Tax in respect of which the Warrantors would have been liable under part (a) or part (d) of the definition of Liability for Tax under this Schedule in which case the amount of the Liability for Tax shall be the amount of Tax saved by the Buyers or the relevant Target Group Company as a result of such set-off or use; and

(d)	any liability of any Target Group Company to make a payment pursuant to an indemnity, guarantee or covenant entered into before Completion under which any Target Group Company has agreed to meet or pay a sum equivalent to or by reference to another person’s Tax liability, in which case the Liability for Tax shall be equal to the amount of the liability.
“Loss” includes any reduction, modification, loss, counteraction, nullification, disallowance or clawback for whatever reason.

“Option Tax Deduction” the amount that is treated as a deduction under Chapter 3 of Part 12 of CTA 2009 in computing the profits chargeable to corporation tax of any Target Group Company for the accounting period during which Completion occurs and which results from the exercise, on or shortly before Completion, of Enterprise Management Incentive share options (and expected to be approximately £350,000).

“Option Tax Saving” means an amount equal to the additional corporation tax which would have been payable by a Target Group Company in relation to the accounting period during which Completion occurs, had the Option Tax Deduction not been available but which is not paid as a consequence of the Option Tax Deduction being treated as deductible for corporation tax purposes in that accounting period.

“Option Tax Saving Payment Date” the date on which the Straddle Period Returns are submitted to HMRC in accordance with the provisions of Paragraph 8 of Part 4 of this Schedule.

“PAYE” the mechanism prescribed by Tax Statute for the collection of income tax, sums to which part 11 of ITEPA and regulations made under section 684 of ITEPA apply and Class 1, Class 1A and Class 1B contributions referred to in section 1(2) of the Social Security Contributions and Benefits Act 1992.

“Post Completion Relief”:
(a)	any Relief of the Buyers and/or any member of the Buyers’ Group (other than a Target Group Company); and

(b)	any Relief of any Target Group Company that arises after Completion.
“Relief” includes any loss, relief, allowance, credit, exemption or set-off available in relation to Tax or the computation of income, profits or gains for the purposes of Tax or any right to repayment of Tax.

“Saving” the reduction or elimination of any liability of any Target Group Company to make an actual payment of corporation Tax in respect of which the Warrantors would not have been liable under Part 3 of this Schedule, by the use of any Relief arising wholly as a result of a Liability for Tax in respect of which the Warrantors have made a payment under Part 3 of this Schedule but excluding for the avoidance of doubt any Option Tax Saving or Future Option Tax Saving.

“Seller Associate” means any Seller or any Target Group Company and any other person with whom the Sellers or any Target Group Company is connected (within the meaning of section 122, CTA 2010 (previously section 839 ICTA or, as the case may be, section 993 ITA).

“Sellers Option Tax Benefit” means:
(a)	an amount equal to the Option Tax Saving; and

(b)	an amount equal to the Future Option Tax Saving for the relevant accounting period.
“Tax” or “Taxation” includes all taxes and duties, imposts, contributions, withholdings, deductions, charges, levies and sums in the nature of or payable on account of tax, wherever and whenever imposed, charged or demanded by any Tax Authority, however denominated, including any charges, interest, fines, penalties and surcharges or other additions to tax imposed by any Tax Authority that may become payable in respect thereof.

“Tax Authority” includes HMRC and the United States Internal Revenue Service (including its and their predecessors) or any other authority, body or official elsewhere in the world competent to administer, impose or collect any Taxation.

“Tax Claim” any notice, demand, assessment, letter or other document issued, or action taken, by or on behalf of any Tax Authority from which it appears to the Buyers that any Target Group Company is or may be subject to a Liability for Tax or other liability in respect of which the Warrantors are or may be liable under Part 3 of this Schedule or, as the case may be, a claim by the Warrantors against the Buyers under the covenant in Paragraph 8 of Part 3 of this Schedule or, as the case may be, any notice, demand, assessment, letter or other document issued, or action taken, by or on behalf of any Tax Authority from which it appears that the Option Tax Deduction may be challenged.

“Tax Statute” any statute, statutory instrument, regulation or legislative provision wheresoever enacted, issued or adopted providing for, imposing or relating to Tax including any statute, enactment, law, statutory instrument, order, regulation or provision which amends, extends, consolidates, or replaces the same or which has been amended, extended, consolidated or replaced by the same.

“TCGA” the Taxation of Chargeable Gains Act 1992.

“TIOPA” the Taxation (International and Other Provisions) Act 2010.

“VAT” value added tax as provided in VATA and any other Tax of a similar nature.

“VATA” the Value Added Tax Act 1994.
2	For the purposes of this Schedule only, any reference to:
2.1	a Liability for Tax in respect of income, profits or gains earned, accrued or received, shall include a Liability for Tax in respect of income, profits or gains deemed to have been or treated or regarded as earned, accrued or received for any Tax purpose and any reference to Liability for Tax on the happening of any Event shall include a Liability for Tax where such Event (for the purposes of the Tax Statute in question) is deemed to have occurred or is treated or regarded as having occurred; and

2.2	an Event occurring on or before Completion, shall be deemed to include the combined result of two or more Events, the first or any one of which shall have taken place or commenced (or be deemed to have taken place or commenced) on or before Completion outside the ordinary course of business of any Target Group Company and any Event occurring after Completion is inside the ordinary course of any Target Group Company as carried on at Completion.
3	It shall be assumed for all of the purposes of this Tax Schedule (and in particular for calculating any Liability for Tax or any Relief) that the date of Completion is the end of an accounting period for the purposes of Part 2, Chapter 2, CTA 2009 (accounting periods) and all such adjustments and apportionments as may be required consequent on such assumption shall be made in assessing any liability or in making any calculation required under this Schedule

Part 2
Tax Warranties
1	GENERAL
1.1	Each Target Group Company has submitted all notices, returns (including for the avoidance of doubt any land transaction returns and returns relating to VAT), reports, accounts, computations, statements, assessments and registrations and any other necessary information required to be submitted to any Tax Authority for the purposes of Tax and all such notices, returns, reports, accounts, computations, statements, assessments, registrations and information have been made on a proper basis, were punctually submitted, were accurate and complete when submitted and so far as the Warrantors are aware remain accurate and complete in all material respects.

1.2	No Target Group Company is or, in the period of 6 years ended on the Accounts Date, has been in dispute with or subject to enquiry or investigation by any Tax Authority (other than routine enquiries concerning the corporation tax computations of any Target Group Company, all of which have been resolved) and so far as the Warrantors are aware there are no facts or circumstances likely to give rise to or be the subject of any such dispute, enquiry or investigation.

1.3	All Tax for which any Target Group Company is or has been liable to account for has been duly and punctually paid (insofar as such Tax ought to have been paid) and no Target Group Company is under any liability (and has not within the 6 years prior to the date of this agreement been liable) to pay any penalty, fine, surcharge or interest in connection with any Tax.

1.4	Each Target Group Company has duly and properly made all deductions and withholdings in respect of, or on account of, any Tax (including amounts required to be deducted under the PAYE and national insurance systems) from any payments made by it which it is obliged or entitled to make and (to the extent required to do so) has accounted in full to the relevant Tax Authority for all amounts so deducted or withheld.

1.5	The amount of Tax chargeable on any Target Group Company during any accounting period ending on or within the 6 years before the Accounts Date has not depended on any concessions, agreements or other formal or informal arrangements with any Tax Authority.

1.6	Each Target Group Company has (to the extent required by law) preserved and retained in its possession complete and accurate records relating to its Tax affairs (including PAYE and national insurance records and VAT records) and each Target Group Company has sufficient records relating to past events to calculate the profit, gain, loss, balancing charge or balancing allowance (all for Tax purposes) which would arise on any disposal or on the realisation of any assets owned at the Accounts Date or acquired since that date but before Completion.

1.7	No Target Group Company is, nor so far as the Warrantors are aware will it become, liable to make a payment to any person (including any Tax Authority) in respect of any liability to Tax of any other person where that other person fails to discharge a liability to Tax to which it is or may be primarily liable.

1.8	No Target Group Company has entered into a Managed Payment Plan within the provisions of section 111 of the Finance Act 2009 /section 59G of the Taxes Management Act 1970 or into any arrangement with HMRC for the deferred payment of any liability to Taxation.
2	CORPORATION TAX INSTALMENT PAYMENTS, ETC
2.1	There are Disclosed details of all instalment payments which have been made or which are required to be made by any Target Group Company under the Corporation Tax (Instalment Payments) Regulations 1998 since the Accounts Date and of all repayments claimed by any Target Group Company under those regulations since the Accounts Date. All such payments or repayments have been duly made or received, and the computations of each such payment or claim for repayment took full and proper account of all relevant estimates and other information available to any Target Group Company at the time when any such payment was required to be made or (as the case may be) at the time when any such claim for repayment was submitted to the relevant Tax Authority.

2.2	Each Target Group Company has sufficient books, documents, records and other information to enable it promptly to comply in full with any notice served on it under regulations 10 or 11 of the Corporation Tax (Instalment Payments) Regulations 1998 in respect of any accounting period commencing before Completion.

2.3	No action has been taken by any Target Group Company before Completion such that the provisions of regulation 14 of the Corporation Tax (Instalment Payments) Regulations 1998 could have effect in respect of any Target Group Company at any time.
3	COMPUTATION OF PROFITS AND LOSSES

Since the Accounts Date:
3.1	no Event has occurred which has given rise to any Liability for Tax (or would or may have given rise to a Liability for Tax but for the availability of a Relief) other than corporation tax on trading profits of any Target Group Company (and not chargeable gains, balancing charges or deemed income or profits) or any other Tax arising from transactions entered into in the ordinary course of business of that Target Group Company carried on at the Accounts Date;

3.2	no expenses have been incurred which are not deductible by a Target Group Company in computing its taxable profits for corporation tax purposes for its accounting period current at the date of this agreement (other than expenses or similar payments of a similar quantum to that shown and previously disallowed in the relevant Target Group Company’s tax computations and accounts in the last two accounting period ended prior to Completion) ; and

3.3	no dividend has been declared or paid and no distribution or deemed distribution for Tax purposes has been made or declared or agreed to be made by any Target Group Company.
4	CHARGEABLE GAINS
4.1	The sum which would be allowed under section 38 of TCGA as a deduction from the consideration received for each asset of any Target Group Company (other than trading stock) if disposed of on the date of this agreement would not be less than (in the case of an asset held on the Accounts Date) the book value of that asset shown or included in the Accounts or (in the case of an asset acquired since the Accounts Date) an amount equal to the consideration given for its acquisition.

4.2	No Target Group Company has disposed of or acquired any asset in circumstances falling within sections 17 or 18 of TCGA.
5	CAPITAL ALLOWANCES
5.1	Save to the extent reflected in the deferred tax provision in the Accounts, no balancing charge in respect of any capital allowances claimed or given would arise if any asset of any Target Group Company (or, where computations are made for capital allowances purposes for pools of assets, all the assets in that pool) were to be realised for a consideration equal to the amount of the book value of that asset as shown or included in the Accounts.

5.2	No Target Group Company has made any claim for capital allowances in respect of any asset which is leased to or from, or hired to or from, that Target Group Company. No election affecting any Target Group Company has been made, or agreed to be made, under sections 177 or 183 of the Capital Allowances Act 2001 in respect of such assets.

5.3	No Target Group Company is a lessee under a lease to which chapter 17 of part 2 of the Capital Allowances Act 2001 applies or could apply.

6	DISTRIBUTIONS
6.1	No Target Group Company has made any repayment of share capital or issued any share capital as paid up otherwise than by the receipt of new consideration.

6.2	No Target Group Company has made (nor is it deemed to have made) any distribution within the meaning of ICTA /section 1000 of CTA 2010 except dividends properly authorised and disclosed in its statutory accounts.
7	LOAN RELATIONSHIPS
7.1	All interests, discounts and premiums payable by each Target Group Company in respect of its loan relationships (within the meaning of section 302 of CTA 2009, formerly section 81 of the Finance Act 1996) are eligible to be brought into account by the Target Group Company as a debit for the purposes of part 5 of CTA 2009 (formerly chapter II of part IV of the Finance Act 1996) at the time and to the extent that such debits are recognised in the statutory accounts of the Target Group Company.

7.2	No Target Group Company has ever been a party to a loan relationship that had an unallowable purpose (within the meaning of section 442 of CTA 2009, formerly paragraph 13 schedule 9 of the Finance Act 1996).

7.3	No Target Group Company is party to a loan relationship made other than on arm’s length terms. There are no circumstances in which sections 445 or 447 of CTA 2009 (formerly paragraphs 11 and 11A of schedule 9 of the Finance Act 1996) could apply to require an adjustment of debits and/or credits brought into account by any Target Group Company.
8	CLOSE COMPANIES
8.1	No Target Group Company is or ever has been a close investment-holding company as defined in section 34 of CTA 2010 (formerly section 13A of ICTA).

8.2	No Target Group Company has ever made a distribution within section 1064 of CTA 2010 (formerly section 418 of ICTA).

8.3	Any loans or advances made or agreed to be made by a Target Group Company within sections 455, 459 or 460 of CTA 2010 (formerly sections 419 and 420 or section 422 of ICTA) have been Disclosed and no Target Group Company has released or written off or agreed to release or write off the whole or any part of any such loans or advances.
9	GROUPS OF COMPANIES
9.1	No Target Group Company has ever been a member of a group for any Tax purposes (other than with the other members of the Target Group), owned by or been a member of a consortium for the purposes of chapter IV part X ICTA /part 5 of CTA 2010 or been an associated company as defined in section 416 of ICTA.

9.2	No Target Group Company has:
9.2.1	acquired any asset, loan relationship or derivative contract from any other company which at any relevant time was a member of the same group of companies (as defined in section 170 of TCGA or as defined in chapter 8, part 8 of CTA 2009 (formerly paragraphs 46 to 54 (inclusive) of schedule 29 of the Finance Act 2002)) as that Target Group Company or was an associated company (as defined in section 774(4) of ICTA);

9.2.2	entered into or become subject to any arrangement under section 36 of the Finance Act 1998 /section 59F of the Taxes Management Act 1970 for the payment of corporation tax; or

9.2.3	been a party to or agreed to make an election under section 179A of TCGA to reallocate any gain or loss arising under section 179 of TCGA within a group.

9.3	In respect of every surrender or claim for group or consortium relief pursuant to chapter IV part X of ICTA /part 5 of CTA 2010 made or received or agreed to be made or received by any Target Group Company in the 6 years ending on Completion, no payment remains due or outstanding, and relevant claims, elections and surrenders will be allowed in full, and no further action is required of any Target Group Company.

9.4	There has been no transaction to which sections 135, 136 or 139 of TCGA applies, or could apply, in respect of any asset held by any Target Group Company.

9.5	No Target Group Company owns any capital assets on the disposal of which any allowable loss is liable to be reduced or any chargeable gain increased under sections 176 or 177 of ICTA or sections 29 or 30 of TCGA.
10	COMPANY RESIDENCE
10.1	Each Target Group Company (other than Tocris US) has always been resident in the United Kingdom for corporation tax purposes and has never at any time been treated for the purposes of any double taxation arrangements or for any other tax purpose as resident in any other jurisdiction and no Target Group Company holds shares in a company which is not resident in the United Kingdom and which would be a close company if it were resident in the United Kingdom in circumstances such that a chargeable gain accruing to the company not resident in the United Kingdom could be apportioned to a Target Group Company pursuant to section 13 of TCGA.

10.2	There are Disclosed a list of all jurisdictions to which any Tax is properly payable by Tocris US and the type of Taxes payable by Tocris US.
11	ANTI-AVOIDANCE
11.1	No Target Group Company has been a party to, nor has been otherwise involved in, any transaction, scheme or arrangement the main purpose of which, or one of the main purposes of which was the avoidance or deferral of a liability to Tax.

11.2	All transactions or arrangements made by a Target Group Company have been made on fully arm’s length terms and there are no circumstances in which Part 4, TIOPA (formerly section 770A or schedule 28AA of ICTA) or any other rule or provision could apply causing any Tax Authority to make an adjustment to the terms on which such transaction or arrangement is treated as being made for Tax purposes.
12	INHERITANCE TAX
12.1	No Target Group Company has made any transfer of value within sections 94 and 202 of IHTA, nor has it received any value such that liability may arise under section 199 of IHTA, nor has it been a party to associated operations in relation to a transfer of value as defined by section 268 of IHTA.

12.2	There is no unsatisfied liability to inheritance tax attached to or attributable to the Sale Shares or any asset of any Target Group Company and none of the Sale Shares or those assets are subject to any charge as mentioned in sections 237 and 238 of IHTA.

12.3	No asset owned by a Target Group Company is, nor are any of the Sale Shares, liable to be subject to any sale, mortgage or charge by virtue of section 212 (1) of IHTA.
13	VAT
13.1	Each Target Group Company is registered as a taxable person for the purposes of VAT in the United Kingdom under schedule 1 of VATA or, as the case may be, the equivalent turnover or gross sales tax in the United States of America and no Target Group Company has ever been treated as (or applied to be) a member of a group of companies for VAT purposes.

13.2	Each Target Group Company has complied with all statutory provisions, rules, regulations, orders and directions in respect of VAT, promptly submitted accurate returns and maintained full and accurate VAT records and no Target Group Company has been subject to any interest, forfeiture, surcharge or penalty, nor been given any notice under sections 59, 59A or 64 of VATA, nor been given a warning within section 76(2) of VATA, nor been required to give security under paragraph 4 of schedule 11 of VATA.

13.3	All supplies made by each Target Group Company are taxable supplies and no Target Group Company has been or will be denied full credit for all input tax.

13.4	No Target Group Company has made and is not otherwise bound by any option to tax (pursuant to paragraph 2 of schedule 10 of VATA).

13.5	No asset of any Target Group Company is a capital item, the input tax on which could be subject to adjustment in accordance with the provisions of part XV of the Value Added Tax Regulations 1995.

13.6	No Target Group Company has been party to a transaction to which article 5 of the Value Added Tax (Special Provisions) Order 1995 has (or has purported to have been) applied.

13.7	No Target Group Company has made any material claim for bad debt relief under section 36 of VATA and there are no existing circumstances by virtue of which any refund of Tax obtained or claimed may be required to be repaid.
14	EMPLOYMENT RELATED SECURITIES
14.1	Saved as Disclosed, no employee or director or former employee or director of any Target Group Company or any person associated with any of them holds any shares or securities or options over or interests in any shares or securities of any Target Group Company in respect of which any Target Group Company could be liable after Completion to pay national insurance contributions or account for income tax or national insurance under the PAYE system in respect of, or in consequence of any event occurring on or before Completion in relation to, any such shares, securities, options or interests.

14.2	Each Target Group Company has at all times submitted to the relevant Tax Authority by the requisite dates particulars of all reportable events (as defined in section 421K of ITEPA) in relation to which it is a responsible person (as defined in section 421L of ITEPA).

14.3	There are Disclosed full details of any profit related pay schemes, employee share schemes, employee incentive schemes or charities payroll deduction schemes operated by any Target Group Company and any trust established in connection with the above.

14.4	So far as the Warrantors are aware, no disqualifying event under section 534 of ITEPA 2003 has occurred in relation to any options granted under Schedule 5 to Income Tax (Earnings and Pensions) Act 2003 (EMI Options).
15	INTANGIBLE ASSETS

No Target Group Company owns any chargeable intangible assets as defined in schedule 29 of the Finance Act 2002/part 8 of CTA 2009.
16	STAMP DUTY AND SDLT
16.1	Any document that may be necessary or desirable in proving the title to any asset that is owned by any Target Group Company at Completion or any document that any Target Group Company may wish to enforce or produce in evidence is duly stamped.

16.2	Neither entering into this agreement nor Completion will result in the withdrawal of a stamp duty or stamp duty land tax relief granted on or before Completion which will affect any Target Group Company.

16.3	There are Disclosed full and accurate details of any chargeable interest (as defined in section 48 of the Finance Act 2003) acquired or held by any Target Group Company before Completion in respect of which the Warrantors are aware or ought reasonably to be aware that an additional land transaction return will be required to be filed with a Tax Authority and/or a payment of stamp duty land tax made on or after Completion.

17	US ISSUES
17.1	No Target Group Company is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code and the Buyers are not required to withhold Tax on the purchase of the Shares by reason of Section 1445 of the Code.

17.2	The Buyers are not required to withhold any Tax on the purchase of the Shares by reason of Section 871, Section 881 or any other provision of the Code, the United States Treasury Regulations promulgated thereunder or any Tax treaty or convention between the United States of America and any other country or Tax Authority.

17.3	There are no mortgages, charges, security interests, covenants, easements, restrictions, adverse claims or other encumbrances of any kind or nature whatsoever and however arising for Taxes (“Liens for Taxes”) upon the assets or properties of any Target Group Company except Liens for Taxes which are not yet due and payable.

17.4	No Target Group Company is required or, so far as the Warrantors are aware, has been required, to make any adjustment pursuant to Section 263A or Section 481(a) of the Code (or any predecessor provision) or any similar provision of United States state or local Tax law or by any Tax Authority by reason of any change in any accounting methods, and there is no application pending with any Tax Authority requesting permission for any changes in any of its accounting methods for Tax purposes. No Tax Authority has proposed any such adjustment or change in accounting method.

17.5	So far as the Warrantors are aware, no Target Group Company has been required to include any amount in taxable income or exclude any item of deduction or loss from taxable income for any taxable period (or portion thereof) ending before Completion as a result of (i) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of United States state or local Tax law or Non-U.S. Tax law) executed by any Target Group Company on or prior to Completion.

17.6	So far as the Warrantors are aware, no Tax Authority has asserted that any Target Group Company will be required to include any amount in taxable income or exclude any item of deduction or loss from taxable income, or make any other adjustment or allocation, for any taxable period ending on or before Completion as a result of any adjustments or allocations pursuant to Section 482 of the Code or the Treasury Regulations thereunder, or by any other Tax Authority pursuant to any corresponding or similar provision of United States state or local Tax law or Non-U.S. Tax law.

17.7	No Target Group Company has entered into any compensatory arrangements with respect to the performance of services which payment thereunder would result in a non-deductible expense to any member of the ABSL Group pursuant to Sections 162(m) or 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

17.8	No Target Group Company has been a “distributing corporation” (within the meaning of Section 355(a)(1)(A) of the Code) with respect to a transaction described in Section 355 of the Code within the three-year period ending as of the date of this Agreement.

17.9	No Target Group Company has engaged in a “reportable transaction” within the meaning of United States Treasury Regulation Section 1.6011-4(b) or under similar provisions of any United States state or local Tax law.

17.10	Each Target Group Company that is required to file any United States federal tax return has disclosed on such tax return all positions taken therein that could give rise to a “substantial understatement of income tax” within the meaning of Section 6662 of the Code.

17.11	No Target Group Company has participated in an international boycott as defined in Section 999 of the Code.

17.12	No Target Group Company has participated in any Tax-related amnesty program established by any United States state or local Tax law.

17.13	From May 3, 2007 through December 31, 2008, each plan, program, arrangement or agreement maintained by any Target Group Company that constitutes a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in accordance with a good faith, reasonable interpretation of Section 409A of the Code and its purpose with respect to amounts deferred (within the meaning of Section 409A of the Code) after December 31, 2004. By December 31, 2008, each such plan, program, arrangement or agreement was amended to the extent necessary or appropriate to comply with Section 409A of the Code and the final regulations promulgated thereunder.

17.14	No Target Group Company (i) has been a member of an affiliated group or filed or been included in a combined, consolidated or unitary income Tax Return for United States income tax purposes, (ii) has any liability for Taxes of another Person under Section 1.1502 6 of the Treasury Regulations (or any similar provision of state or local law), as a transferee or successor, by contract or otherwise or (iii) is a party to or bound by, or liable for any Taxes as a result of, any Tax allocation or sharing agreement.

Part 3
Tax Covenant and covenant to the Warrantors
The Warrantors hereby jointly and severally covenant to pay to the Buyers an amount equal to:
1	any Liability for Tax which arises in respect of or by reference to:
1.1	any Event which occurred on or before Completion; or

1.2	any income, profits or gains earned, accrued or received on or before Completion;
2	any Liability for Tax falling within any of Paragraphs (b) to (d) of the definition of Liability for Tax in Part 1 of this Schedule (inclusive);

3	any IHT Liability;

4	any Liability for Tax which would not have arisen but for the failure by any person who is or has been a Seller Associate to discharge a Liability to Tax which falls primarily upon such Seller Associate:
4.1	arising directly from any Event effected or deemed to have been effected at any time by such Seller Associate; or

4.2	in respect of any profits earned, accrued or received at any time by such Seller Associate;
5	any Liability for Tax in respect of emoluments or benefits in kind of employees or directors of any Target Group Company arising in respect of periods ended on or before Completion and arising from their employment or directorships with any Target Group Company or in respect of services rendered by an individual to any Target Group Company on or before Completion where Tax has not been properly accounted for or proper returns have not been made in respect of emoluments;

6	any liability of any Target Group Company to account for income tax under the PAYE system or national insurance contributions (primary or secondary) which arises at any time in respect of an option or other right to acquire shares granted by any Target Group Company or any other person prior to Completion or which arises in respect of the shares acquired as a result of the exercise of any such option or right;

7	all reasonable costs and expenses properly incurred by any Target Group Company or the Buyers in connection with a successful claim under this Schedule or in successfully taking or defending any action under this Schedule.

Covenant to the Warrantors

8	The Buyers hereby covenant with the Warrantors to pay to the Warrantors an amount equal to any Taxation which is assessed on the Warrantors or any Seller Associate (together with all reasonable costs and expenses properly incurred by the Warrantors or Seller Associate in relation to such Taxation) where such Taxation arises by reason of Taxation assessed on or primarily attributable to the Buyers, any member of the Buyers’ Group or any Target Group Company for any accounting period remaining unpaid provided that this covenant shall not apply to any Taxation in respect of which the Buyers are entitled to bring a Tax Claim against the Warrantors under Part 3 of this Schedule.

9	The Warrantors hereby covenant that they shall make no claim under Paragraph 8 above to the extent they have recovered the Taxation in question under section 717 CTA 2010 (previously section 767B(2), ICTA) or other applicable Tax legislation and to the extent that they recover any amount under paragraph 8 they shall not seek to recover any payment under section 717 or other applicable Tax legislation.

10	The provisions of Paragraph 2 (Disputes and Conduct of Claims), 3 (Payment Date and Interest), 4 (Taxation of Payments) and 5 (Third Party Recovery) of Part 4 of this Schedule shall apply to the covenant in Paragraph 8 above as if references to the “Buyers” were to the “Warrantors” (and vice versa), references to any “Target Group Company” were also to the “Warrantors” and reference to “Tax Covenant” were to “the covenant under paragraph 8 of Part 3 of this Schedule”.

Part 4
Limitations and Procedure
1	LIMITATION OF WARRANTORS’ LIABILITY
1.1	The Warrantors shall not be liable for any claim under the Tax Warranties or the Tax Covenant in respect of any Liability for Tax to the extent that such Liability for Tax:
1.1.1	was the subject of a reserve or provision for such Tax including any provision or reserve for deferred tax in the Completion Accounts or was paid or discharged on or before Completion and such payment or discharge was reflected in the Completion Accounts;

1.1.2	arises or is increased only as a result of: (i) any change in Tax Statute; or (ii) any increase in rates of Tax (in each case) announced and coming into force after Completion provided that this Paragraph 1.1.2 shall not apply to any amounts payable under Paragraph 4 of this Part 4 of this Schedule;

1.1.3	arises or is increased as a result of any change in the accounting policies of a Target Group Company after Completion save where such change is made in order to comply with generally accepted accounting principles, the published practice of any Tax Authority, or any law or rule of any regulatory authority or body;

1.1.4	would not have arisen or would have been reduced or eliminated but for a failure or omission on the part of the Buyers after Completion to make any valid claim, election, surrender or disclaimer or to give any notice or consent (each a “Relevant Claim”) after Completion the making, giving or doing of which was taken into account in computing the provision for Tax in the Completion Accounts provided that written details of such Relevant Claim were given to the Buyers’ Representative in sufficient time (being at least 20 Business Days prior to the expiry of any applicable time limit) to enable it or the relevant Target Group Company to make the Relevant Claim;

1.1.5	would not have arisen but for the voluntary amendment or withdrawal (in whole or in part) after Completion of any valid claim, election or surrender properly and validly made before Completion;

1.1.6	arises or is increased as a consequence of any failure by the Buyers or any Target Group Company to comply with any of their respective obligations under Paragraph 2 (Disputes and Conduct of Claims) or Paragraph 8 (Tax Returns) of this Part 4 of this Schedule;

1.1.7	would not have arisen but would have been reduced but for a cessation of trade or change in the nature or conduct of a trade carried on by any Target Group Company in either case occurring after Completion;

1.1.8	to the extent that such liability is the primary liability of another person and such liability can properly and fully be discharged out of monies specifically deducted for the purpose (under the PAYE system or otherwise) by the relevant Target Group Company prior to Completion provided that such monies have not been extracted and remain available to the relevant Target Company post Completion;

1.1.9	has been made good by insurers without cost to the Buyers or any Target Group Company or is otherwise compensated for or discharged by the Warrantors prior to Completion without cost to the Buyers or any Target Group Company;

1.1.10	would not have arisen but for a voluntary act or transaction of a Target Group Company or the Buyers after Completion otherwise than any act or Transaction carried out or effected:
1.1.10.1	pursuant to a legally binding obligation in existence at Completion or any act required by law;

1.1.10.2	required by any law or regulation or for the purpose of avoiding or mitigating a penalty imposable by such law or regulation (including any required disclosure made by the Target Group Company to a Tax Authority in respect of the Target Group Company’s Tax affairs);

1.1.10.3	anything done at the written request of the Seller’s Representative; or

1.1.10.4	in the ordinary course of business of the relevant Target Group Company as carried on at Completion.
1.1.11	is in respect of stamp duty or stamp duty reserve tax payable on the transfer or agreement to transfer the Sale Shares pursuant to this agreement.
1.2	The Warrantors shall not be liable in respect of any breach of the Tax Warranties if and to the extent that the loss is or has been included in any claim under the Tax Covenant which has been satisfied in cleared funds or vice versa in respect of any claim under the Tax Covenant.

1.3	The liability of the Warrantors under this Schedule is also limited by those provisions of Schedule 5 of this agreement which are specified therein to apply to the Tax Warranties and/or the Tax Covenant (as applicable).
2	DISPUTES AND CONDUCT OF TAX CLAIMS
2.1	If the Buyers or a Target Group Company shall become aware of a Tax Claim the Buyers’ Representative shall, or shall procure that the Target Group Company shall, as soon as reasonably practicable and in any event, in the case of the receipt of a Tax Claim consisting of any assessment or demand for Tax or for which the time for response or appeal is limited, within 10 Business Days, give notice of that Tax Claim to the Sellers’ Representative but so that the giving of such notice shall not be a condition precedent to the Warrantors’ liability under this Schedule.

2.2	Subject to the Warrantors indemnifying and, if reasonably required by the Buyers, securing, provided that the Buyers’ Representative shall promptly inform the Sellers Representative in writing within a reasonable period of time that such security is required, the Target Group Company and the Buyers to the reasonable satisfaction of the Buyers against all losses, costs damages and expenses (including any additional Tax) which may be incurred by them, the Buyers shall (and shall procure that the Target Group Company shall) take such action with respect to any Tax Claim referred to in paragraph 2.1 above as the Sellers’ Representative may reasonably request in writing to the Buyers’ Representative provided always that:
2.2.1	neither the Buyers nor any Target Group Company shall be obliged to delegate the conduct of such action to the Warrantors or their agents or professional advisers (unless both parties mutually agree to any delegation of the conduct of such action in writing and where any delegation of the conduct of such action is agreed in writing, the Buyers shall take all such actions as are reasonable for it to take (in a diligent manner) which are requested by the Sellers’ Representative or its duly authorised agents in respect of such delegated responsibilities);

2.2.2	no Target Group Company shall be obliged to appeal against any assessment for Tax if, having given the Sellers’ Representative notice of the receipt of that assessment, the Buyers’ Representative has not, within 10 Business Days of the giving of such notice, received instructions from the Sellers’ Representative, in accordance with the provisions of this Paragraph 2.2, to make that appeal;

2.2.3	neither the Buyers nor any Target Group Company shall be obliged to comply with any instruction of the Sellers’ Representative which involves contesting any assessment for Tax before any court or other appellate body unless appropriately experienced tax counsel (instructed by agreement between the Buyers’ Representative and the Sellers’ Representative (at the sole expense of the Warrantors) and after full disclosure of all relevant information and documents) advises in writing that such appeal will have a reasonable chance of success;

2.2.4	neither the Buyers nor any Target Group Company shall be obliged to comply with any instruction of the Sellers’ Representative to make a settlement or compromise of a Tax Claim which is the subject of a dispute or agree any matter in the conduct of such dispute which could materially adversely affect the future Tax position of any Target Group Company, the Buyers or any member of the Buyers’ Group.
2.3	Subject to the provision of this Paragraph 2 of Part 4, the Buyers’ Representative hereby undertake to the Warrantors that, in relation to any action referred to in Paragraph 2.2 of Part 4 above, it shall:
2.3.1	keep the Sellers’ Representative informed of all material matters relating to the action and deliver to the Sellers’ Representative copies of all material documents and correspondence relating to the action, together with all relevant material notes of meetings, emails and attendance notes;

2.3.2	obtain the prior written approval of the Sellers’ Representative (not to be unreasonably withheld or delayed) to the content and sending of written communications relating to the action to a Tax Authority;

2.3.3	notify the Sellers’ Representative in writing of any meetings with a Tax Authority not less 5 Business Days prior to any such meeting and the Sellers’ Representative and/or any advisors of the Sellers’ Representative shall be entitled to attend any such meeting where it would be reasonable to do so;

2.3.4	obtain the prior written approval of the Sellers’ Representative (not to be unreasonably withheld or delayed) to:
(a)	the settlement or compromise of the Tax Claim which is the subject of the action; and

(b)	the agreement of any matter in the conduct of the action which is likely to affect the amount of the Tax Claim.
2.4	If the Sellers’ Representative does not request the Buyers’ Representative or the Target Group Company to take any action under Paragraph 2.2, or the Warrantors fail to indemnify and secure (if required by the Buyers and requested in writing by the Buyers’ Representative pursuant to Paragraph 2.2 above) the Buyers and the Target Group Company to the Buyers’ reasonable satisfaction within a period of time (commencing with the date of the notice given to the Sellers’ Representative pursuant to Paragraph 2.1) that is reasonable having regard to the nature of the Tax Claim and the existence of any time limit in relation to avoiding, disputing, defending, resisting, appealing or compromising such Tax Claim and which period shall not in any event exceed a period of 20 Business Days, the Buyers or the Target Group Company shall be free to pay or settle the Tax Claim on such terms as it may in its absolute discretion, acting always in good faith, think fit.

2.5	If the Warrantors (at any time) or any Target Group Company (prior to Completion) or any person acting on behalf of any one or more of them have committed any act or omission constituting fraudulent conduct (and, following an initial written rebuttal by the Warrantors, the allegation by the relevant Tax Authority in respect of that fraudulent conduct has not been withdrawn) in relation to the Tax affairs of any Target Group

Company or any Warrantor is declared bankrupt the provisions of this Paragraph 2 (except the requirement to notify the Sellers’ Representative of a Tax Claim in accordance with Paragraph 2.1) shall not apply.

2.6	Neither the Buyers nor any Target Group Company shall be subject to any claim by or liability to the Warrantors for non-compliance with any of the foregoing provisions of this Paragraph 2 if the Buyers or the Target Group Company has bona fide acted in accordance with the instructions of the Sellers’ Representative.
3	PAYMENT DATE AND INTEREST
3.1	Where the Warrantors are liable to make any payment under this Schedule, the due date for the making of that payment (the “Due Date”) in cleared funds shall be the later of the date falling 5 Business Days after the Buyers’ Representative has served notice on the Sellers’ Representative demanding that payment and:
3.1.1	in any case that involves an actual payment of Tax (including any payment pursuant to Paragraph 7 of Part 3 of this Schedule), the date falling 2 Business Days before the last date on which the Tax in question must be paid to the relevant Tax Authority or person entitled to the payment in order to avoid incurring a liability to interest or a charge, fine or penalty; or

3.1.2	in any case falling within Paragraph (b) of the definition of Liability for Tax in Part 1 of this Schedule, the last date upon which the Tax is or would have been required to be paid to the relevant Tax Authority in respect of the period in which the Loss of the Relief occurs (assuming for this purpose that the Target Group Company had sufficient profits or was otherwise in a position to use the Relief) or, if the Relief that is lost is a right to repayment of Tax, the date upon which the repayment of Tax would have actually been received; or

3.1.3	in any case falling within Paragraph (c) of the definition of Liability for Tax in Part 1 of this Schedule, the date upon which the Tax saved by the Target Group Company is or would have been required to be paid to the relevant Tax Authority; or

3.1.4	in any case falling within Paragraph (d) of the definition of Liability for Tax in Part 1 of this Schedule, not later than the fifth day before the day on which the Target Group Company is due to make the relevant payment or repayment.
3.2	If any sums required to be paid by the Warrantors under this Schedule are not paid on the Due Date then such sums shall bear interest (which shall accrue from day to day after as well as before any judgment for the same) at the rate of 2 per cent per annum over the base rate from time to time of The Royal Bank of Scotland Plc or (in the absence such base rate) at such similar rate as the Buyers’ Representative shall reasonably select from the day following the Due Date up to and including the day of actual payment such interest to be compounded quarterly.
4	TAXATION OF PAYMENTS
4.1	Any sum payable by the Warrantors to the Buyers under Part 3 of this Schedule shall be paid free and clear of any deduction or withholding whatsoever, save only as may be required by law.

4.2	If any deduction or withholding is required by law to be made from any payment by the Warrantors under this agreement or if the Buyers are subject to Tax in respect of such payment the Warrantors shall increase the amount of the payment by such additional amount as is necessary to ensure that the net amount received and retained by the Buyers (after taking account of all deductions or withholdings or Tax) is equal to the amount which it would have received and retained had the payment in question not been subject to any deductions or withholdings or Tax.

4.3	If the Buyers would, but for the availability of a Relief, incur a taxation liability falling within Paragraph 4.2, it shall be deemed for the purposes of that Paragraph to have incurred and paid that liability.

4.4	If the Buyers assign the benefit of this Schedule, the Warrantors shall have no greater liability pursuant to this Paragraph 4 than the Warrantors would have been so liable had no such assignment occurred.
5	THIRD PARTY RECOVERY
5.1	If, on or before the seventh anniversary of Completion, a Target Group Company recovers or is entitled to recover from any other person (excluding the Buyers, any member of the Buyers’ Group or any employees or directors of any Target Group Company) any amount in relation to a Liability for Tax of a Target Group Company in respect of which the Warrantors have made a payment under this Schedule, the Buyers’ Representative shall inform the Sellers’ Representative in writing. The Buyers will repay to the Warrantors once the Buyers have recovered such amount the lesser of:
5.1.1	the amount so recovered together with any interest paid to the Buyers or the relevant Target Group Company in respect of any such sum net of any Tax on that amount and the losses, costs, damages and expenses incurred in recovering that amount; and

5.1.2	the amount paid by the Warrantors under this Schedule in respect of the Liability for Tax in question less any part of such amount previously repaid to the Warrantors under any provision of this Schedule or otherwise.
5.2	If the Buyers or any Target Group Company becomes aware that it is entitled to recover any amount mentioned in Paragraph 5.1 above, the Buyers’ Representative will as soon as reasonably practicable give notice of that fact to the Sellers’ Representative and provided the Warrantors indemnify and secure the Buyers or the Target Group Company to the reasonable satisfaction of the Buyers against all reasonable losses, costs, damages and expenses (including additional Tax) which may be incurred thereby, the Buyers’ Representative shall procure that the Target Group Company shall take such action as the Sellers’ Representative may reasonably request in writing to the Buyers’ Representative to effect such recovery.

5.3	The action which the Sellers’ Representative may request the Buyers or any Target Group Company to take under Paragraph 5.2 above does not include:-
5.3.1	any action (other than any action against a Tax Authority or any professional adviser of the Buyers or any Target Company) which the Buyers (acting reasonably) considers to be materially prejudicial to the future business or Tax affairs of the Buyers and/or the Company; or

5.3.2	allowing the Warrantors (or the Sellers’ Representative) to undertake conduct of any action necessary to effect the recovery of the amount in question (unless mutually agreed between the parties in writing).
6	SAVINGS
6.1	If (at the request of the Sellers’ Representative and at the expense of the Warrantors) the auditors for the time being of the relevant Target Group Company determine that a Target Group Company has obtained a Saving, the Buyers will as soon as reasonably practicable after such determination repay to the Warrantors the lesser of:
6.1.1	the amount of the Saving (as determined by the auditors) less any reasonable costs and expenses incurred by the Target Group Company or the Buyers; and

6.1.2	the amount paid by the Warrantors under Part 3 of this Schedule in respect of the Liability for Tax which gave rise to the Saving less any part of that amount previously repaid to the Warrantors under any provision of this Schedule or otherwise.

6.2	If the Buyers or any Target Group Company becomes aware that there is or may be a Saving the Buyers’ Representative shall (or shall procure that the Target Group Company shall) as soon as reasonably practicable inform the Sellers’ Representative in writing of that fact and shall provide details of the amount of the Saving.

6.3	A Target Group Company shall be entitled to use in priority to any Relief which gives rise to a Saving any other Relief available to it (where such other Relief would otherwise be lost or its use would be materially restricted going forward) (including by way of surrender by another company to it) to reduce or eliminate any liability to make an actual payment of corporation tax but shall otherwise take such action as is reasonably necessary to ensure that the Saving is obtained and utilised as soon as practicable.

6.4	In determining whether the Target Group Company has obtained a Saving, the auditors will act as experts and not as arbitrators and their determination will (in the absence of manifest error) be conclusive and binding on the parties.
7	OVERPROVISIONS
7.1	If any provision for Tax (excluding deferred tax) contained in the Completion Accounts shall at the date of any payment by the Warrantors pursuant to Part 3 of this Schedule be or have been (at the request of the Sellers’ Representative and at the expense of the Warrantors ) certified by the Target Group Company’s auditors for the time being to be, or otherwise be shown to have been, an overprovision (applying the accounting policies, principles and practices adopted in relation to the preparation of the Completion Accounts), the value of such overprovision (the “Overprovision Amount”) shall:
7.1.1	first be set off against any payment then due from the Warrantors under this Schedule;

7.1.2	secondly, to the extent that there is an excess, there shall be refunded to the Warrantors any previous payment or payments made by the Warrantors under Part 3 of this Schedule up to the amount of the excess; and

7.1.3	thirdly, to the extent that the excess referred to in Paragraph 7.1.2 has not been exhausted under that Paragraph, the remainder of such excess shall be carried forward and be set against any further such payment or payments in chronological order until exhausted.
7.2	The Overprovision Amount shall be calculated on the basis that no overprovision may arise or be increased by or as a result of:
7.2.1	any Event after Completion;

7.2.2	any change in Tax Statute or any increase in rates of Tax after Completion; or

7.2.3	the utilisation of any Accounts Relief or Post Completion Relief.
8	TAX RETURNS
8.1	The Buyers or their duly authorised agents shall at the expense of the Target Group Company be responsible for and have the conduct of preparing, submitting to and agreeing with the Tax Authority all corporation tax returns and computations (together with all necessary claims, elections, surrenders and notices required for such returns and which shall incorporate, to the maximum extent permitted by law, all necessary claims or deductions in respect of the Option Tax Deduction) of the Target Group in respect of the accounting period during which Completion takes place (the “Straddle Period Returns”) and shall submit such Straddle Period Returns to the relevant Tax Authority within the relevant time periods prescribed by Tax legislation.

8.2	The Buyers shall not permit the Straddle Period Returns to be submitted without giving reasonable opportunity to the Warrantors or their duly authorised agents to comment upon those parts of the Straddle Period Returns to the extent that it relates to the Sellers’ period of ownership of the Target Group and shall incorporate any reasonable comments of the Warrantors or their duly authorised agents into the Straddle Period Returns to the extent that relates to the Sellers’ period of ownership of the Target Group before it is submitted to the relevant Tax Authority. The Buyers’ Representative or their duly authorised agents shall provide copies of the Straddle Period Returns (and other material documentation in relation to those Straddle Period Returns, including, for the avoidance of doubt, documentation and relevant information relevant to the determination of the Option Tax Saving) in order for the Warrantors or their duly authorised agents to comment on the Straddle Period Returns in accordance with the rights afforded to them under this Paragraph 8.1.

8.3	In respect of any matter which gives rise to a Tax Claim, the provisions of Paragraph 2 of this Part 4 of this Schedule with respect to conduct of tax claims shall apply instead of the provisions of this Paragraph 8.
9	OPTION TAX SAVING
9.1	The Sellers’ Option Tax Benefit shall be paid in accordance with the provisions of this paragraph 9 as additional consideration for the purposes of the Agreement.

9.2	If any Target Group Company makes an Option Tax Saving, the Buyers shall, within 10 Business Days after the Option Tax Saving Payment Date, pay to the Sellers’ Nominated Account and the TCF Nominated Account (in the proportions set out in the Agreement) an amount equal to the Option Tax Saving.

9.3	If any Target Group Company makes a Future Option Tax Saving, the Buyers shall, within 10 Business Days after the Future Option Tax Saving Payment Date, pay to the Sellers’ Nominated Account and the TCF Nominated Account (in the proportions set out in the Agreement) an amount equal to the Future Option Tax Saving.

9.4	In addition to the rights and obligations set out in paragraph 8 above, the Buyers shall and shall procure that the relevant Target Group Company (or such other member of the Buyers’ Group as may be permitted by law) shall use all reasonable endeavours to ensure any Option Tax Saving is obtained and claimed by the relevant Target Group Company in the relevant accounting period.

9.5	If after any payment in respect of the Sellers’ Option Tax Benefit is made to the Sellers pursuant to Paragraph 9.2 or 9.3 above and the relevant Target Group Company or the Buyers become aware that the amount of the Option Tax Saving was different to the amount assumed in calculating such payment, the Buyers’ Representative shall within 5 Business Days give the Sellers’ Representative written notice of the overpayment or underpayment (as the case may be) and within 10 Business Days of the receipt of such notice, the Sellers jointly and severally covenant tol repay to the Buyers, or the Buyers covenant to pay to the Sellers, by way of adjustment to the Purchase Price, the amount of the Purchase Price which has been overpaid or underpaid respectively. The Buyers or the Warrantors may, at any time on or before the seventh anniversary of Completion, request the auditors for the time being of the Target Group (at the expense of the party making the request) to review the amount of the Sellers’ Option Tax Benefit and establish the amount of any overpayment or underpayment for the purposes of this paragraph.

9.6	The Warrantors or their duly authorised agents shall promptly provide any assistance to the Buyers or their duly authorised agents that is reasonably requested in writing to ensure the Option Tax Saving is obtained by the relevant Target Group Company.

SCHEDULE 7
Completion Accounts
Part 1
Definitions
The definitions set out below apply in this Schedule only.
“Agreement Notice” a written notice from the Sellers’ Representative to the Buyers stating that the Sellers agree with the Completion Accounts.
“Buyers’ Accountants” KPMG or such other accountants as the Buyers may appoint for this purpose in its absolute discretion from time to time.
“Expert” a firm of accountants independent from each of the Buyers and the Sellers appointed in accordance with Paragraph 2 of Part 2 of this Schedule.
“Objection Notice” a written notice from the Sellers’ Representative to the Buyers stating that the Sellers do not agree with the draft Completion Accounts and giving details of the areas of dispute and the Sellers’ proposed amendments to the draft Completion Accounts.
“Specific Accounting Policies” the accounting principles, practices, policies and procedures set out in Paragraph 2 of Part 3 of this Schedule.
“UK GAAP” generally accepted accounting principles applied in the UK, incorporating Statements of Standard Accounting Practice, Financial Reporting Standards and Urgent Issues Task Force Abstracts issued by the Accounting Standards Board [but excluding, for this purpose, International Financial Reporting Standards], in each case, as in force at the Completion Date.

Part 2
Preparation and Disputes
1	PREPARATION OF THE COMPLETION ACCOUNTS
1.1	The Buyers’ shall prepare and deliver to the Sellers’ Representative the draft Completion Accounts as soon as reasonably practicable and in any event within 40 Business Days of Completion.

1.2	The Warrantors shall give such assistance to the Buyers and the Buyers’ Accountants as the Buyers and the Buyers’ Accountants may reasonably require to enable the Buyers’ to prepare the Completion Accounts within the period referred to in Paragraph 1.1.

1.3	The Sellers’ Representative (acting on behalf of the Sellers and TCF for this purpose) shall, within 20 Business Days starting on the day after delivery of the draft Completion Accounts to the Seller’s Representative, deliver an Agreement Notice or an Objection Notice to the Buyers’ Representative.

1.4	If the Sellers’ Representative:
1.4.1	delivers an Agreement Notice to the Buyers’ Representative; or

1.4.2	fails to deliver either an Agreement Notice or an Objection Notice to the Buyers’ Representative in accordance with Paragraph 1.3;
the Completion Accounts be deemed to have been agreed by the Sellers and TCF and shall be final and binding on the Buyers and the Sellers and TCF for the purposes of this agreement.

1.5	If the Sellers’ Representative delivers an Objection Notice to the Buyers’ Representative, the Buyers’ Representative (on behalf of the Buyers) and the Sellers’ Representative (on behalf of all Sellers and TCF) shall endeavour to agree each matter in dispute. If all the matters in dispute are resolved by agreement between the Buyers’ Representative and the Sellers’ Representative, the Completion Accounts (subject to any amendments agreed between the Buyers’ Representative and the Seller’s Representative) shall be final and binding on the Buyers and the Sellers and TCF for the purposes of this agreement.

1.6	If the Buyers’ Representative and the Sellers’ Representative are unable to resolve any matter in dispute within 20 Business Days of the Sellers’ Representative delivering an Objection Notice to the Buyers’ Representative, that matter may be referred to an Expert in accordance with Paragraph 2 below and either of the Buyers’ Representative and the Sellers’ Representative may make such referral.

1.7	Save as provided in Paragraph 2.8, the Buyers and the Sellers shall bear and pay their own costs incurred in connection with the preparation and agreement or determination (as the case may be) of the Completion Accounts.

1.8	The Sellers shall be responsible for any costs incurred by the Sellers’ Representative.
2	EXPERT
2.1	An Expert is a person appointed in accordance with this Paragraph 2 to resolve any matter in dispute arising in relation to the Completion Accounts.

2.2	If the determination of the Completion Accounts is to be referred to an Expert in accordance with Paragraph 1.6 above, the Buyers’ Representative and the Sellers’ Representative shall endeavour to agree the identity of the Expert (choosing from any one of KPMG LLP, PricewaterhouseCoopers LLP, Deloitte LLP, Ernst & Young LLP, Grant Thornton LLP, BDO and Baker Tilly) within 5 Business Days of the date on which the matter is required to be referred in accordance with Paragraph 1.6 above and, if the Buyers’ Representative and the Sellers’ Representative are unable to agree on the identity of the Expert within such period, either of the Buyers’ Representative and the Sellers’ Representative may request the President from time to time of the Institute of Chartered Accountants in England and Wales to appoint an Expert with appropriate experience (choosing from the aforementioned firms).

2.3	The Expert shall prepare a written decision and give notice (including a copy) of the decision to the Buyers’ Representative and the Sellers’ Representative within a maximum of 2 months of the matter being deferred to it.

2.4	If the Expert becomes unwilling to act or does not deliver the decision within the time required by Paragraph 2.3 then:
2.4.1	either the Buyers’ Representative and the Sellers’ Representative may apply to the President from time to time of the Institute of Chartered Accountants in England and Wales (choosing from the firms listed in Paragraph 2.2) to discharge the Expert and to appoint a replacement Expert with appropriate experience; and

2.4.2	this Paragraph 2 shall apply in relation to the new Expert as if it were the first Expert appointed.
2.5	Each of the Buyers and the Sellers and TCF shall provide (or procure (to the extent they are legally able) that others provide) the Expert with such assistance and documents (including, if the Expert so determines, submissions (whether oral or otherwise)) and at such times as the Expert reasonably requires for the purpose of reaching a decision.

2.6	To the extent not provided for by this Paragraph 2, the Expert may, in its reasonable discretion, determine such other procedures to assist with the conduct of the determination as it considers just or appropriate, including (to the extent it considers reasonably necessary) instructing professional advisers to assist it in reaching its determination.

2.7	The Expert shall act as an expert and not as an arbitrator. The Expert shall determine any dispute (which may include any issue involving the interpretation of any provision of this agreement, the Expert’s jurisdiction to determine the matters and issues referred to it or its terms of reference). The Expert’s written decision on any matter referred to it shall be final and binding on the Buyers and the Sellers and TCF in the absence of manifest error or fraud.

2.8	Each of the Buyers and the Sellers and TCF shall bear and pay its own costs in relation to the Expert. The Expert’s fees and any costs properly incurred by it in arriving at its determination (including any fees and costs of any advisers appointed by the Expert) shall be borne by the Buyers on the one hand and by the Sellers and TCF on the other hand, equally or in such other proportions as the Expert directs.

Part 3
Preparation of Completion Accounts and Accounting Policies
1	Preparation of Completion Accounts
1.1	The provisions of this Part 3 of Schedule 7 shall apply for the purposes of preparing the Completion Accounts.

1.2	The Completion Accounts shall show the calculation of Cash, Debt and Completion Working Capital and shall:
1.2.1	be prepared in accordance with the Specific Accounting Policies, so that, in the case of any conflict, such policies and principles shall override the provisions of Paragraphs 1.2.1 and 1.2.2 below;

1.2.2	to the extent not covered by Paragraph 1.2.1 above and to the extent consistent with UK GAAP, be prepared in accordance with the accounting policies, principles, practices and procedures adopted by, and all applied in same way as, the Target Group in the preparation of the Accounts, so that, in the case of any conflict, such policies, principles, practices and procedures shall override the provisions of Paragraph 1.2.3 below;

1.2.3	where none of the accounting policies, principles, practices or procedures referred to in Paragraphs 1.2.1 and 1.2.2 deal with the matter, be prepared or determined in accordance with UK GAAP;

1.2.4	not reappraise the value of any of the assets of any Target Group Company as a result of such change in control or ownership; and

1.2.5	be prepared on a going concern basis and take no account of post-balance sheet events occurring or information becoming available more than 40 Business Days after the Completion Date.
2	Specific Accounting Policies
2.1	General
2.1.1	The accounting policies set out in Paragraphs 2.1 to 2.5 below shall apply to all Target Group Companies.

2.1.2	The calculation of Completion Working Capital, Cash and Debt shall exclude any balances already taken into account in External Debt and actually paid on Completion.

2.1.3	For the avoidance of doubt, the calculation of Completion Working Capital, Cash and Debt shall be extracted from the Completion Balance Sheet and the Cash and Debt Statement respectively and, to the extent that a balance has, for example, been included in the calculation of Completion Working Capital it will not be included in the calculation of Cash or Debt (ie there will be no double-counting or one-sided entries).
2.2	Cash
2.2.1	For the avoidance of doubt, the calculation of Cash shall exclude: (i) all amounts applied in repayment of the External Debt on the Completion Date; and (ii) the amount of the Retained Cash.

2.2.2	a worked example of the calculation of Cash is included for illustrative purposes only at Annexure 1.

2.2.3	Figures to be expressed in sterling based on the exchange rates published on OANDA.COM on the Completion Date
2.3	Debt
2.3.1	Figures to be expressed in sterling based on the exchange rates published on OANDA.COM on the Completion Date

2.3.2	A worked example of the calculation of Debt is included for illustrative purposes only at Annexure 1.
2.4	Policies to be applied in calculating Completion Working Capital
2.4.1	A worked example of the calculation of Working Capital is included for illustrative purposes only at Annexure 1.

2.4.2	No account will be taken in calculating any provision for Tax (current or deferred) of any tax benefit or assets that may arise to any Target Group Company in connection with any hedging contracts or arrangements entered into by any Target Group Company prior to completion.

2.4.3	No account will be taken in calculating any provision for Tax (current or deferred) of any tax benefit or assets that may arise to any Target Group Company in connection with exercise of the Options under Chapter 3 of Part 12 of the Corporation Tax Act 2009.

Part 4
Adjustment of the Purchase Price
1	CALCULATION OF ADJUSTMENT

The Purchase Price shall be adjusted as follows:
1.1	there shall be deducted the amount, if any, by which the Completion Working Capital is less than the amount of the Normal Working Capital; and

1.2	there shall be deducted the amount, if any, by which the Net Debt Amount as shown in the Net Debt Statement is greater than zero; and

1.3	there shall be added the amount, if any, by which the Net Debt Amount as shown in the Net Debt Statement is less than zero.
2	PAYMENT
2.1	Within 5 Business Days of the date on which the Completion Accounts are agreed, deemed agreed or determined in accordance with Paragraph 1.4, Paragraph 1.5 or Paragraph 2.7 of Part 2 of Schedule 7 (the date of such agreement, deemed agreement or determination being, the “Determination Date”):

2.2	if the Purchase Price (as adjusted pursuant to Paragraph 1 above) is greater than and amount equal to £75,000,000 less the External Debt, the Buyers shall pay to the Sellers (as to 85%) and TCF (as to 15%) an amount in cash equal to the amount by which the Purchase Price exceeds £75,000,000 less the External Debt (the “Excess”) in accordance with Paragraph 2.2.1 below; or

2.3	if the Purchase Price (as adjusted pursuant to Paragraph 1 above) is less than an amount equal to £75,000,000 less the External Debt, the Sellers (as to 85%) and TCF (as to 15%) shall pay to the Buyers an amount in cash equal to the amount by which the Purchase Price is less than an amount equal to £75,000,000 less the External Debt (the “Shortfall”), which payment shall be satisfied in accordance with Paragraph 2.2.2 below.

2.4	Any payment or repayment to be made under Paragraph 2.1 shall be made:
2.4.1	if to the Sellers and TCF, by telegraphic transfer for same day value to the Sellers’ Nominated Account (as to 85%) and the TCF Nominated Account (as to 15%) (and the Parties agree that the Buyers shall have no concern in the allocation of such amount and its distribution to the Sellers and TCF and the payment by the Buyers for the in accordance with this Paragraph 2.2.1 shall constitute a complete and valid discharge of the Buyers’ obligations under Paragraph 2.1.1 and to pay the Purchase Price); and

2.4.2	if to the Buyers, payments equal to the amount of the Shortfall shall be made from the Holdback Account in accordance with clause 5.2.1 or 5.2.2 (as the case may be) and, in the event that, as a result of payments made pursuant to clause 5.2.1, the Warranty Holdback Amount is reduced, the Sellers shall pay the Holdback Top-Up into the Holdback Account in accordance with clause 5.2.1. In the event that the Shortfall exceeds the aggregate of the Purchase Price Holdback Amount and the Warranty Holdback Amount, an amount corresponding to such excess shall be paid in cash to the Buyers (to an account designed by the Buyers for such purpose) by the Sellers and TCF provided that the liability of each Seller and TCF to make a payment to the Buyers in respect of such excess shall be limited to the amount of such excess multiplied by the percentage set out opposite that Seller’s and TCF’s name in column (4) of Schedule 1.
2.5	If the Buyers or the Sellers or TCF fails to make a payment which they are required to make in accordance with Paragraphs 2.1 and 2.2, that Party shall also pay interest on that sum for the period beginning with the date on which it was due to be paid and ending with the date on which the sum is paid (and the period shall continue after as well as before judgement). The rate of interest shall be 2% per annum above the base lending rate for the time being of The Royal Bank of Scotland Plc. Interest shall accrue on a daily basis and be compounded quarterly. This Paragraph 2.5 is without prejudice to any claim for interest under the law.

2.6	It is acknowledged by the Parties that the making by the Sellers and TCF to the Buyers or by the Buyers to the Sellers and TCF, and the receipt by the Sellers and TCF or the Buyers as the case may be, of the payment (if any) to be made under Paragraph 2.2 of this Part 4 of Schedule 7 by way of adjustment to the Purchase Price shall constitute conclusive evidence of the agreement by all Parties of the Completion Accounts (including the manner of their preparation) and of the amounts of Cash, Debt and Completion Working Capital.

Part 5
Pro Forma Completion balance Sheet

Current assets
Stock	♦
Trade debtors	♦
Other debtors	♦
Prepayments	♦

♦

Less
Current liabilities
Trade creditors	♦
Other creditors	♦
Accruals	♦
Corporation Tax	♦
Deferred Tax	♦

♦

Completion Working Capital	♦

SIGNED (but not delivered until the date hereof) as a
DEED by R&D SYSTEMS EUROPE LIMITED acting by a director in the presence of:

/s/ Thomas E. Oland
Director

WITNESS:
Witness Signature:	/s/ Alexander Rosenstein
Witness Name:	Alexander Rosenstein
Witness Address:	Fredrikson & Byron, P.A
200 S. 6th Street, Suite 4000
Minneapolis, MN 55402
Witness Occupation:	Attorney
SIGNED (but not delivered until the date hereof) as a
DEED by RESEARCH AND DIAGNOSTIC SYSTEMS, INC acting by an authorised officer in the presence of:

/s/ Thomas E. Oland
Authorised Officer

WITNESS:
Witness Signature:	/s/ Alexander Rosenstein
Witness Name:	Alexander Rosenstein
Witness Address:	Fredrikson & Byron, P.A.
200 S. 6th Street, Suite 4000
Minneapolis, MN 55402
Witness Occupation:	Attorney
SIGNED (but not delivered until the date hereof) as a
DEED by [S. GRENIER] as attorney for TOTAL CAPITAL FINANCE LIMITED under a power of attorney dated 19 April 2011:

/s/ [ILLEGIBLE] Attorney for TOTAL CAPITAL FINANCE LIMITED

SIGNED (but not delivered until the date hereof) as a
DEED by the said ANDREW BIRNIE in the presence of:

/s/ Andrew Birnie
ANDREW BIRNIE

WITNESS:
Witness Signature:	/s/ Alexander Rosenstein
Witness Name:	Alexander Rosenstein
Witness Address:	Fredrikson & Byron, P.A.
200 S. 6th Street, Suite 4000
Minneapolis, MN 55402
Witness Occupation:	Attorney
SIGNED (but not delivered until the date hereof) as a
DEED by Andrew Birnie as attorney for
JENNIFER BIRNIE
under a power of attorney dated 6/4/2011 in the presence of:

/s/ Andrew Birnie
Attorney for JENNIFER BIRNIE

WITNESS:
Witness Signature:	/s/ Alexander Rosenstein
Witness Name:	Alexander Rosenstein
Witness Address:	Fredrikson & Byron, P.A.
200 S. 6th Street, Suite 4000
Minneapolis, MN 55402
Witness Occupation:	Attorney

SIGNED (but not delivered until the date hereof) as a
DEED by the said LAURENCE EDE in the presence of:

/s/ Laurence Ede
LAURENCE EDE

WITNESS:
Witness Signature:	/s/ Alexander Rosenstein
Witness Name:	Alexander Rosenstein
Witness Address:	Fredrikson & Byron, P.A.
200 S. 6th Street, Suite 4000
Minneapolis, MN 55402
Witness Occupation:	Attorney
SIGNED (but not delivered until the date hereof) as a
DEED by Laurence Ede as attorney for
HAZEL EDE
under a power of attorney dated 7 April 2011 in the presence of:

/s/ Laurence Ede
Attorney for HAZEL EDE

WITNESS:
Witness Signature:	/s/ Alexander Rosenstein
Witness Name:	Alexander Rosenstein
Witness Address:	Fredrikson & Byron, P.A.
200 S. 6th Street, Suite 4000
Minneapolis, MN 55402
Witness Occupation:	Attorney

SIGNED (but not delivered until the date hereof) as a
DEED by the said ANTHONY KENNY in the presence of:

/s/ Anthony Kenny
ANTHONY KENNY

WITNESS:
Witness Signature:	/s/ Alexander Rosenstein
Witness Name:	Alexander Rosenstein
Witness Address:	Fredrikson & Byron, P.A.
200 S. 6th Street, Suite 4000
Minneapolis, MN 55402
Witness Occupation:	Attorney
SIGNED (but not delivered until the date hereof) as a DEED by Anthony Kenny as attorney for
ROBERT CREWS
under a power of attorney dated 6 April 2011 in the presence of:

/s/ Anthony Kenny
Attorney for ROBERT CREWS

WITNESS:
Witness Signature:	/s/ Alexander Rosenstein
Witness Name:	Alexander Rosenstein
Witness Address:	Fredrikson & Byron, P.A.
200 S. 6th Street, Suite 4000
Minneapolis, MN 55402
Witness Occupation:	Attorney

SIGNED (but not delivered until the date hereof) as a
DEED by Laurence Ede as attorney for
JOANNE CLARKE
under a power of attorney dated 28 April 2011 in the presence of:

/s/ Laurence Ede
Attorney for JOANNE CLARKE

WITNESS:
Witness Signature:	/s/ Alexander Rosenstein
Witness Name:	Alexander Rosenstein
Witness Address:	Fredrikson & Byron, P.A.
200 S. 6th Street, Suite 4000
Minneapolis, MN 55402
Witness Occupation:	Attorney
SIGNED (but not delivered until the date hereof) as a
DEED by Laurence Ede as attorney for
GRAHAM MILLER
under a power of attorney dated 8 April 2011 in the presence of:

/s/ Laurence Ede
Attorney for GRAHAM MILLER

WITNESS:
Witness Signature:	/s/ Alexander Rosenstein
Witness Name:	Alexander Rosenstein
Witness Address:	Fredrikson & Byron, P.A.
200 S. 6th Street, Suite 4000
Minneapolis, MN 55402
Witness Occupation:	Attorney

SIGNED (but not delivered until the date hereof) as a
DEED by the said DAVID PETERS in the presence of:

/s/ David Peters
DAVID PETERS

WITNESS:
Witness Signature:	/s/ Christopher Oliver
Witness Name:	Christopher Oliver
Witness Address:	2 Temple Back East
Temple Quay
Bristol
Witness Occupation:	Solicitor
SIGNED (but not delivered until the date hereof) as a
DEED by David Peters as attorney for
CATHERINE PETERS
under a power of attorney dated 17 April 2011 in the presence of:

/s/ David Peters
Attorney for CATHERINE PETERS

WITNESS:
Witness Signature:	/s/ Christopher Oliver
Witness Name:	Christopher Oliver
Witness Address:	2 Temple Back East
Temple Quay
Bristol
Witness Occupation:	Solicitor

SIGNED (but not delivered until the date hereof) as a
DEED by Andrew Birnie as attorney for
ESMOND JONES
under a power of attorney dated 7 April 2011 in the presence of:

/s/ Andrew Birnie Attorney for ESMOND JONES

WITNESS:
Witness Signature:	/s/ Alexander Rosenstein
Witness Name:	Alexander Rosenstein
Witness Address:	Fredrikson & Byron, P.A.
200 S. 6th Street, Suite 4000
Minneapolis, MN 55402
Witness Occupation:	Attorney
SIGNED (but not delivered until the date hereof) as a
DEED by the said DUNCAN CRAWFORD in the presence of:

/s/ Duncan Crawford DUNCAN CRAWFORD

WITNESS:
Witness Signature:	/s/ Christopher Oliver
Witness Name:	Christopher Oliver
Witness Address:	2 Temple Back East
Temple Quay
Bristol
Witness Occupation:	Solicitor

SIGNED (but not delivered until the date hereof) as a
DEED by Duncan Crawford as attorney for
ELSA CRAWFORD
under a power of attorney dated 14 April 2011 in the presence of:

/s/ Duncan Crawford Attorney for ELSA CRAWFORD

WITNESS:
Witness Signature:	/s/ Christopher Oliver
Witness Name:	Christopher Oliver
Witness Address:	2 Temple Back East
Temple Quay
Bristol
Witness Occupation:	Solicitor
SIGNED (but not delivered until the date hereof) as a
DEED by the said KARL SWIFT in the presence of:

/s/ Karl Swift KARL SWIFT

WITNESS:
Witness Signature:	/s/ Christopher Oliver
Witness Name:	Christopher Oliver
Witness Address:	2 Temple Back East
Temple Quay
Bristol
Witness Occupation:	Solicitor

SIGNED (but not delivered until the date hereof) as a
DEED by Karl Swift as attorney for
KIM SWIFT
under a power of attorney dated 28 April 2011 in the presence of:

/s/ Karl Swift Attorney for KIM SWIFT

WITNESS:
Witness Signature:	/s/ Christopher Oliver
Witness Name:	Christopher Oliver
Witness Address:	2 Temple Back East
Temple Quay
Bristol
Witness Occupation:	Solicitor
SIGNED (but not delivered until the date hereof) as a
DEED by Laurence Ede as attorney for
SARAH EDWARDS
under a power of attorney dated 19 April 2011 in the presence of:

/s/ Laurence Ede Attorney for SARAH EDWARDS

WITNESS:
Witness Signature:	/s/ Alexander Rosenstein
Witness Name:	Alexander Rosenstein
Witness Address:	Fredrikson & Byron, P.A.
200 S. 6th Street, Suite 4000
Minneapolis, MN 55402
Witness Occupation:	Attorney

SIGNED (but not delivered until the date hereof) as a
DEED by Karl Swift as attorney for
TINA HUMPHRIES
under a power of attorney dated 18 April 2011 in the presence of:

/s/ Karl Swift Attorney for TINA HUMPHRIES

WITNESS:
Witness Signature:	/s/ Christopher Oliver
Witness Name:	Christopher Oliver
Witness Address:	2 Temple Back East
Temple Quay
Bristol
Witness Occupation:	Solicitor
SIGNED (but not delivered until the date hereof) as a
DEED by Karl Swift as attorney for
MARK COOPER
under a power of attorney dated 18 April 2011 in the presence of:

/s/ Karl Swift Attorney for MARK COOPER

WITNESS:
Witness Signature:	/s/ Christopher Oliver
Witness Name:	Christopher Oliver
Witness Address:	2 Temple Back East
Temple Quay
Bristol
Witness Occupation:	Solicitor

SIGNED (but not delivered until the date hereof) as a
DEED by Karl Swift as attorney for
PIERRE LACROUTS
under a power of attorney dated 8 April 2011 in the presence of:

/s/ Karl Swift Attorney for PIERRE LACROUTS

WITNESS:
Witness Signature:	/s/ Christopher Oliver
Witness Name:	Christopher Oliver
Witness Address:	2 Temple Back East
Temple Quam
Bristol
Witness Occupation:	Solictor
SIGNED (but not delivered until the date hereof) as a
DEED by Karl Swift as attorney for
JUSTIN COWELL
under a power of attorney dated 18 April 2011 in the presence of:

/s/ Karl Swift Attorney for JUSTIN COWELL

WITNESS:
Witness Signature:	/s/ Christopher Oliver
Witness Name:	Christopher Oliver
Witness Address:	2 Temple Back East
Temple Quay
Bristol
Witness Occupation:	Solicitor

SIGNED (but not delivered until the date hereof) as a
DEED by David Peters as attorney for
ROBERT FELIX
under a power of attorney dated 18 April 2011 in the presence of:

/s/ David Peters Attorney for ROBERT FELIX

WITNESS:
Witness Signature:	/s/ Christopher Oliver
Witness Name:	Christopher Oliver
Witness Address:	2 Temple Back East
Temple Quay
Bristol
Witness Occupation:	Solicitor
SIGNED (but not delivered until the date hereof) as a
DEED by David Peters as attorney for
STEPHEN REYNOLDS
under a power of attorney dated 18 April 2011 in the presence of:

/s/ David Peters Attorney for STEPHEN REYNOLDS

WITNESS:
Witness Signature:	/s/ Christopher Oliver
Witness Name:	Christopher Oliver
Witness Address:	Temple Quay
2 Temple Back East
Bristol
Witness Occupation:	Solicitor

SIGNED (but not delivered until the date hereof) as a
DEED by David Peters as attorney for
DIDIER BRUYERE
under a power of attorney dated 18 April 2011 in the presence of:

/s/ David Peters Attorney for DIDIER BRUYERE

WITNESS:
Witness Signature:	/s/ Christopher Oliver
Witness Name:	Christopher Oliver
Witness Address:	2 Temple Back East
Temple Quay
Bristol
Witness Occupation:	Solicitor
SIGNED (but not delivered until the date hereof) as a
DEED by David Peters as attorney for
LOUISE ARGENT
under a power of attorney dated 18 April 2011 in the presence of:

/s/ David Peters Attorney for LOUISE ARGENT

WITNESS:
Witness Signature:	/s/ Christopher Oliver
Witness Name:	Christopher Oliver
Witness Address:	2 Temple Back East
Temple Quay
Bristol
Witness Occupation:	Solicitor

SIGNED (but not delivered until the date hereof) as a
DEED by Duncan Crawford as attorney for
BURHAN KARADOGAN
under a power of attorney dated 18 April 2011 in the presence of:

/s/ Duncan Crawford Attorney for BURHAN KARADOGAN

WITNESS:
Witness Signature:	/s/ Christopher Oliver
Witness Name:	Christopher Oliver
Witness Address:	2 Temple Back East
Temple Quay
Bristol
Witness Occupation:	Solicitor
SIGNED (but not delivered until the date hereof) as a
DEED by as attorney for
RICHARD MORLEY
under a power of attorney dated 18 April 2011 in the presence of:

/s/ Duncan Crawford Attorney for RICHARD MORLEY

WITNESS:
Witness Signature:	/s/ Christopher Oliver
Witness Name:	Christopher Oliver
Witness Address:	2 Temple Back East
Temple Quay
Bristol
Witness Occupation:	Solicitor

SIGNED (but not delivered until the date hereof) as a
DEED by Duncan Crawford as attorney for
RHOD SAMUEL
under a power of attorney dated 18 April 2011 in the presence of:

/s/ Duncan Crawford Attorney for RHOD SAMUEL

WITNESS:
Witness Signature:	/s/ Christopher Oliver
Witness Name:	Christopher Oliver
Witness Address:	2 Temple Back East
Temple Quay
Bristol
Witness Occupation:	Solicitor
SIGNED (but not delivered until the date hereof) as a
DEED by Duncan Crawford as attorney for
GRAHAM MARSH
under a power of attorney dated 18 April 2011 in the presence of:

/s/ Duncan Crawford Attorney for GRAHAM MARSH

WITNESS:
Witness Signature:	/s/ Christopher Oliver
Witness Name:	Christopher Oliver
Witness Address:	2 Temple Back East
Temple Quay
Bristol
Witness Occupation:	Solicitor

SIGNED (but not delivered until the date hereof) as a
DEED by Karl Swift as attorney for
SOPHIE NEWTON
under a power of attorney dated 13 April 2011 in the presence of:

/s/ Karl Swift Attorney for SOPHIE NEWTON

WITNESS:
Witness Signature:	/s/ Christopher Oliver
Witness Name:	Christopher Oliver
Witness Address:	2 Temple Back East
Temple Quay
Bristol
Witness Occupation:	Solicitor
SIGNED (but not delivered until the date hereof) as a
DEED by Karl Swift as attorney for
STEWART READ
under a power of attorney dated 18 April 2011 in the presence of:

/s/ Karl Swift Attorney for STEWART READ

WITNESS:
Witness Signature:	/s/ Christopher Oliver
Witness Name:	Christopher Oliver
Witness Address:	2 Temple Back East
Temple Quay
Bristol
Witness Occupation:	Solicitor

SIGNED (but not delivered until the date hereof) as a
DEED by Karl Swift as attorney for
ADELE SHEEHAN
under a power of attorney dated 18 April 2011 in the presence of:

/s/ Karl Swift Attorney for ADELE SHEEHAN

WITNESS:
Witness Signature:	/s/ Christopher Oliver
Witness Name:	Christopher Oliver
Witness Address:	2 Temple Back East
Temple Quay
Bristol
Witness Occupation:	Solicitor
SIGNED (but not delivered until the date hereof) as a
DEED by Karl Swift as attorney for
NATALIE HARKER
under a power of attorney dated 18 April 2011 in the presence of:

/s/ Karl Swift Attorney for NATALIE HARKER

WITNESS:
Witness Signature:	/s/ Christopher Oliver
Witness Name:	Christopher Oliver
Witness Address:	2 Temple Back East
Temple Quay
Bristol
Witness Occupation:	Solicitor

SIGNED (but not delivered until the date hereof) as a
DEED by David Peters as attorney for
JULIAN WHERLOCK
under a power of attorney dated 18 April 2011 in the presence of:

/s/ David Peters Attorney for JULIAN WHERLOCK

WITNESS:
Witness Signature:	/s/ Christopher Oliver
Witness Name:	Christopher Oliver
Witness Address:	2 Temple Back East
Temple Quay
Bristol
Witness Occupation:	Solicitor
SIGNED (but not delivered until the date hereof) as a
DEED by David Peters as attorney for
JENNIE WILLIAMS
under a power of attorney dated 18 April 2011 in the presence of:

/s/ David Peters Attorney for JENNIE WILLIAMS

WITNESS:
Witness Signature:	/s/ Christopher Oliver
Witness Name:	Christopher Oliver
Witness Address:	2 Temple Back East
Temple Quay
Bristol
Witness Occupation:	Solicitor

SIGNED (but not delivered until the date hereof) as a
DEED by David Peters as attorney for
RUTH CUFFE
under a power of attorney dated       2011 in the presence of:

/s/ David Peters Attorney for RUTH CUFFE

WITNESS:
Witness Signature:	/s/ Christopher Oliver
Witness Name:	Christopher Oliver
Witness Address:	2 Temple Back East
Temple Quay
Bristol
Witness Occupation:	Solicitor
SIGNED (but not delivered until the date hereof) as a
DEED by David Peters as attorney for
JANICE BEALE
under a power of attorney dated       2011 in the presence of:

/s/ David Peters Attorney for JANICE BEALE

WITNESS:
Witness Signature:	/s/ Christopher Oliver
Witness Name:	Christopher Oliver
Witness Address:	2 Temple Back East
Temple Quay
Bristol
Witness Occupation:	Solicitor

Pursuant to Item 601(b)(2) of Regulation S-K, the following schedules, documents and annexures have been omitted and will be furnished supplementally to the SEC upon request:
Schedule 1
Part 1 The Sellers
Part 2 Details of the Buyers
Documents in the agreed form
1 The Minutes.
2 The Releases
3 Voting power of attorney.
4 Resignation letters of Resigning Executives.
5 The Service Agreements.
6 The Compromise Agreements.
7 Holdback Letter.
8 Indemnities for lost share certificates
Annexures
1 The Accounts
2 The Management Accounts
3 Worked examples of the calculation of each of the Cash, Debt and Working Capital
Disclosure Letter